    As filed with the Securities and Exchange Commission on March 16, 1999
                                                Registration No. 333-
=============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------

             Distribution Financial Services Floorplan Master Trust
                     (Issuer with respect to Certificates)
                      ------------------------------------

                      Deutsche Floorplan Receivables, L.P.
             (Exact Name of Registrant as Specified in its Charter)

              Delaware                       655 Maryville Centre Drive
     (State or other Jurisdiction of         St. Louis, Missouri 63141
     Incorporation or Organization)               (314) 523-3000

                                   88-0355652
                                (I.R.S. Employer
                             Identification Number)

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                      ------------------------------------

                               Richard C. Goldman
                 Senior Vice President and Chief Legal Officer
                    Deutsche Financial Services Corporation
                           655 Maryville Centre Drive
                           St. Louis, Missouri 63141
                                 (314) 523-3905
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                      ------------------------------------

                                With copies to:
     Marc L. Klyman                              Stuart M. Litwin
     Mayer, Brown & Platt                        Mayer, Brown & Platt
     190 S. LaSalle Street                       190 S. LaSalle Street
     Chicago, Illinois  60603                    Chicago, Illinois  60603
     (312) 701-8053                              (312) 701-7373

     Approximate date of commencement of proposed sale to the public: As soon as practicable after Registration Statement becomes effective.

                      ------------------------------------


     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                           Proposed          Proposed Maximum        Amount of
                  Title of                           Amount to         Maximum Offering     Aggregate Offering      Registration
         Securities to Be Registered             Be Registered(1)      Price Per Unit(2)         Price(2)               Fee
---------------------------------------------------------------------------------------------------------------------------------
Asset Backed Certificates                           $1,000,000               100%               $1,000,000              $278
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to the initial offering from time to time of the Asset Backed Certificates. This Registration Statement also relates to any resales of Asset Backed Certificates in market making transactions by Deutsche Bank Securities Inc., an affiliate of the Registrant, to the extent required.

(2) Estimated solely for purposes of calculating the registration fee.

                      ------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE HAVE FILED A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

           Prospectus Supplement to Prospectus dated [              ]

             Distribution Financial Services Floorplan Master Trust

        $[             ] Asset Backed Certificates, Series [          ]

                      DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
                                     Seller

                    DEUTSCHE FINANCIAL SERVICES CORPORATION
                                    Servicer

The Trust will issue [      ] classes of Certificates as listed below. The
Certificates represent interests in the Trust only and do not represent obligations of or interests in, and are not guaranteed by, Deutsche Floorplan Receivables, L.P., Deutsche Financial Services Corporation, Deutsche Bank AG or any other person or entity.

Investing in the Certificates involves certain risks. You should consider the discussion under "Risk Factors" beginning on page S-[ ] of this Prospectus Supplement and page [ ] of the accompanying Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement or the Prospectus. Any representation to the contrary is a criminal offense.

                                                      Expected                      Underwriting         Net
                           Principal    Interest       Final          Price to     Discounts and     Proceeds to
                             Amount       Rate      Payment Date     Public (1)     Commissions         Seller
                           ---------    --------    ------------     ----------    -------------     -----------
Class A Certificates......
Class B Certificates......
Total.....................

(1) Plus accrued interest, if any, from [          ].


The Certificates are offered subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and Morgan Guaranty Trust Company of New York,
Brussels office, as operator of the Euroclear system, on or about [       ].

                          [Name(s) of Underwriter(s)]

                                [              ]

              Important Notice about Information Presented in this
             Prospectus Supplement and the Accompanying Prospectus

         We tell you about the Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your Certificates, and (b) this Prospectus Supplement, which will describe the specific terms of your Series of Certificates.

         If the terms of the Certificates vary between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement.

         You should rely only on the information provided in this Prospectus Supplement and the accompanying Prospectus including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the Certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus Supplement or the accompanying Prospectus as of any date other than the dates stated on their respective covers.

         This Prospectus Supplement may be used to offer and sell the Certificates only if accompanied by the Prospectus.

         We include cross-references in this Prospectus Supplement and in the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this Prospectus Supplement are defined under the caption "Index of Terms" beginning on page __ in this Prospectus Supplement.

                               TABLE OF CONTENTS

                                                                          Page


SUMMARY  ..................................................................S-5

RISK FACTORS..............................................................S-10

THE ACCOUNTS..............................................................S-15
         General  ........................................................S-15
         Description of the Trust Portfolio...............................S-16
         Yield Information................................................S-19
         Major Customers; Major Manufacturers.............................S-19
         Delinquency Experience...........................................S-20
         Loss Experience..................................................S-21
         Aging Experience.................................................S-22

DEUTSCHE FINANCIAL SERVICES CORPORATION...................................S-23
         General  ........................................................S-23
         Year 2000 Issues.................................................S-23

DEUTSCHE BUSINESS SERVICES CORPORATION....................................S-24

DEUTSCHE BANK AG..........................................................S-24

MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS.............................S-24

DESCRIPTION OF THE CERTIFICATES...........................................S-25
         Interest ........................................................S-25
         Principal........................................................S-27
         Allocation Percentages...........................................S-27
         Discount Factor..................................................S-29
         Allocation of Collections; Limited Subordination
         of Seller's Interest.............................................S-29
         Distributions from the Collection Account; Reserve Fund..........S-33
         Interest Funding Account.........................................S-36
         Principal Funding Account........................................S-36
         Excess Funding Account...........................................S-37
         Distributions....................................................S-37
         Investor Default Amount..........................................S-39
         Investor Charge-Offs.............................................S-39
         Optional Repurchase..............................................S-40
         Early Amortization Events........................................S-40
         Termination......................................................S-42
         Servicing Compensation and Payment of Expenses...................S-43
         Reports  ........................................................S-43

FEDERAL INCOME TAX CONSIDERATIONS.........................................S-44
         Treatment of the Certificates as Debt............................S-44
         Interest Income to Certificateholders............................S-45
         Original Issue Discount..........................................S-45
         Sale or Exchange.................................................S-46

         Possible Classification of the Pooling and Servicing
           Agreement as a Partnership or Association......................S-46
         FASIT    ........................................................S-47
         Foreign Investors................................................S-48

STATE AND LOCAL TAX CONSEQUENCES..........................................S-49

ERISA CONSIDERATIONS......................................................S-50
         General  ........................................................S-50
         Plan Assets and the Availability of Exemptions for Certificates..S-50
         Review by Benefit Plan Fiduciaries...............................S-51

UNDERWRITING..............................................................S-51

LEGAL MATTERS.............................................................S-52

INDEX OF TERMS............................................................S-54

ANNEX I: OTHER SERIES .....................................................I-1

                                    SUMMARY


         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Certificates, you should read carefully this entire Prospectus Supplement and the accompanying Prospectus, including the information under "Risk Factors" in this Prospectus Supplement and the accompanying Prospectus.

         This summary provides an overview of certain information to aid your understanding and is qualified by the full description of such information in this Prospectus Supplement and the accompanying Prospectus.

THE PARTIES


Trust.............................  Distribution Financial Services Floorplan
                                    Master Trust.

Seller............................  Deutsche Floorplan Receivables, L.P.  The
                                    principal executive office of the Seller is located at 655 Maryville Centre Drive, St. Louis, Missouri 63141, telephone number
                                    (314) 523-3000.

Servicer..........................  Deutsche Financial Services Corporation.

Trustee...........................  --------------------------.

THE SECURITIES                      THE SERIES [      ] CERTIFICATES

                                    The Trust will issue the following Series
                                    ("Series [ ]") of certificates:

                                    o    $__________ [Floating] [Fixed] Rate
                                         Asset Backed Certificates, Series [ ],
                                         Class A (the "Class A Certificates");

                                    o    $_________ [Floating] [Fixed] Rate
                                         Asset Backed Certificates, Series [ ],
                                         Class B (the "Class B Certificates"
                                         and, together with the Class A
                                         Certificates, the "Offered
                                         Certificates"); and

                                    o    $__________ [Floating] [Fixed] Rate
                                         Asset Backed Certificates, Series [ ],
                                         Class C (the "Class C Certificates"
                                         and, together with the Class A
                                         Certificates and the Class B
                                         Certificates, the "Certificates" or the
                                         "Series [     ] Certificates")
                                         initially will be issued to the Seller
                                         although the Seller has the right to
                                         sell the Class C Certificates, in whole
                                         or part.  Only the Offered Certificates
                                         are being offered hereby.

                                    CLOSING DATE

                                    The issuance of the Certificates will take place on or about [ ].

                                    DISTRIBUTION DATES

                                    With respect to each calendar month (each, a "Collection Period"), the "Distribution Date" will be the 15th day of the following month (or, if such day is not a business day, the next business day), commencing on [ ]. [If interest is payable other than on each Distribution Date (e.g., quarterly) define such interest payment dates as "Interest Payment Dates".]

                                    INTEREST PAYMENTS

                                    o    The "Certificate Rate" for each class
                                         of Certificates is the "Interest Rate"
                                         specified on the front cover page of
                                         this Prospectus Supplement.

                                    o    Interest on the outstanding principal
                                         balance of each class of Certificates
                                         will accrue at the applicable
                                         Certificate Rate from and including a
                                         Distribution Date (or, in the case of
                                         the first Distribution Date, from and
                                         including the Closing Date) to and
                                         including the day preceding the next
                                         Distribution Date (each an "Interest
                                         Period").

                                    o    Interest on the Certificates will be
                                         calculated on the basis of [a 360-day
                                         year of twelve 30-day months][the
                                         actual number of days in the related
                                         Interest Period divided by 360].

                                    o    The Trustee will distribute accrued
                                         interest on the outstanding principal
                                         amount of each class of Certificates of
                                         your Series on each Distribution Date
                                         to the extent of available funds.
                                         Payments of interest on the Class B
                                         Certificates and the Class C
                                         Certificates will be subordinated in
                                         priority to payment in full of accrued
                                         interest on the Class A Certificates.
                                         Payments of interest on the Class C
                                         Certificates will be subordinated in
                                         priority to payment in full of accrued
                                         interest on the Class B Certificates.
                                         See "Description of the Certificates"
                                         herein.

                                         SCHEDULED PRINCIPAL PAYMENTS AND
                                         POTENTIAL LATER PAYMENTS

                                         The Trust expects to pay the entire
                                         principal amount of your Certificates
                                         in one payment on the Distribution Date
                                         in [ ] (the "Expected Final Payment
                                         Date"). In order to accumulate funds to
                                         pay your Certificates on the Expected
                                         Final Payment Date, the Trust will
                                         accumulate Principal Collections in the
                                         Principal Funding Account during the
                                         Accumulation Period.

                                         If the Class A Certificates are not
                                         fully repaid on the Expected Final
                                         Payment Date, the Class A Certificates
                                         will begin to amortize by means of
                                         monthly payments of Principal
                                         Collections allocated to your Series
                                         until the Class A Certificates are
                                         fully repaid. After the

                                         Class A Certificates are fully repaid,
                                         the Trust will use Principal
                                         Collections allocated to your Series to
                                         repay the Class B Certificates. If the
                                         Class B Certificates are not fully
                                         repaid on the Expected Final Payment
                                         Date, the Class B Certificates will
                                         begin to amortize (after the Class A
                                         Certificates have been fully repaid) by
                                         means of monthly payments of Principal
                                         Collections allocated to your Series.

                                         Fore more information on scheduled
                                         principal payments on the Offered
                                         Certificates and the Accumulation
                                         Period, see "Description of the
                                         Certificates --Principal" in this
                                         Prospectus Supplement.

                                         POSSIBLE EARLY PRINCIPAL REPAYMENT OF
                                         YOUR SERIES

                                         The Offered Certificates may be repaid
                                         earlier than the Expected Final Payment
                                         Date following the occurrence of an
                                         Early Amortization Event.

                                         See "Description of the
                                         Certificates--Early Amortization
                                         Events," "--Distributions from the
                                         Collection Account; Reserve
                                         Fund--Principal Collections" and
                                         "--Distributions" in this Prospectus
                                         Supplement.

                                         OTHER SERIES

                                         Your Series is one of [ ] Series issued
                                         by the Trust which are expected to be
                                         outstanding on the Closing Date. For a
                                         summary of the terms of such other
                                         Series, see Annex I to this Prospectus
                                         Supplement.

                                         ALLOCATIONS

                                         Your Series represents the right to a
                                         portion of Collections on the
                                         Receivables. Your Series will also be
                                         allocated a portion of the Defaulted
                                         Receivables. Non-Principal Collections
                                         allocated to your Series will be used
                                         to make interest payments, to pay a
                                         portion of the fees of DFS as Servicer,
                                         to replenish the Reserve Fund and to
                                         cover Defaulted Receivables allocated
                                         to your Series. Any Principal
                                         Collections allocated to your Series in
                                         excess of the amount owed to
                                         Certificates of your Series on any
                                         Distribution Date will be deposited in
                                         the Excess Funding Account or paid to
                                         the Seller.

                                         For further information on allocations,
                                         see "Description of the
                                         Certificates--Allocation Percentages"
                                         in this Prospectus Supplement. For
                                         further information about the
                                         Receivables, see "The Accounts" in this
                                         Prospectus Supplement.

CREDIT ENHANCEMENT                       Credit enhancement of the Certificates
                                         of your Series will be provided by the
                                         subordination of the Seller's

                                         Interest to the extent of the Available
                                         Subordinated Amount, by amounts in the
                                         Reserve Fund, and by the subordination
                                         of the Class B Certificates and the
                                         Class C Certificates for the benefit of
                                         each class of Certificates of your
                                         Series with an earlier alphabetical
                                         designation. For more information
                                         regarding the Available Subordinated
                                         Amount, see "Description of the
                                         Certificates -- Allocation of
                                         Collections; Limited Subordination of
                                         Seller's Interest -- Available
                                         Subordinated Amount" in this Prospectus
                                         Supplement. For more information
                                         regarding the Reserve Fund, see
                                         "Description of the
                                         Certificates--Distributions from the
                                         Collection Account; Reserve Fund" in
                                         this Prospectus Supplement. For more
                                         detailed discussion of the
                                         subordination of the Class B
                                         Certificates to the Class A
                                         Certificates and the subordination of
                                         the Class C Certificates to the Class A
                                         Certificates and the Class B
                                         Certificates, see "Description of the
                                         Certificates--Distributions" in this
                                         Prospectus Supplement.

SERVICING                                The Servicer (initially, DFS) is
                                         responsible for servicing, managing and
                                         making collections on the Receivables
                                         and, except in limited circumstances,
                                         will deposit specified amounts of those
                                         collections in the Collection Account
                                         within two business days following the
                                         date on which the Servicer records the
                                         collection thereof on its computer file
                                         of accounts. The Servicer then
                                         allocates those collections as
                                         summarized under "Description of the
                                         Certificates--Allocation of
                                         Collections; Limited Subordination of
                                         Seller's Interest" in this Prospectus
                                         Supplement.

                                         The Servicer will receive a monthly
                                         servicing fee and certain other amounts
                                         as described herein as servicing
                                         compensation from the Trust. See
                                         "Description of the
                                         Certificates--Servicing Compensation
                                         and Payment of Expenses" in this
                                         Prospectus Supplement.

OPTIONAL REPURCHASE                      The Seller has the option to repurchase
                                         the interest of your Series in the
                                         Trust once the Invested Amount of your
                                         Series is reduced to less than 10% of
                                         the initial outstanding principal
                                         amount of your Series. See "Description
                                         of the Certificates -- Optional
                                         Redemption" in this Prospectus
                                         Supplement.

TAX MATTERS                              In the opinion of Mayer, Brown & Platt,
                                         special tax counsel for the Seller, the
                                         Offered Certificates will be
                                         characterized as debt for federal
                                         income tax purposes. In the opinion of
                                         Bryan Cave LLP, Missouri counsel for
                                         the Seller, the Offered Certificates
                                         will be characterized as debt for
                                         Missouri income tax purposes. If you
                                         purchase an Offered Certificate, you
                                         agree to
                                         treat it as debt for tax purposes.  See
                                         "Federal Income Tax Considerations"
                                         herein and "State and Local Tax
                                         Consequences" herein for additional
                                         information concerning the application
                                         of federal and Missouri tax laws.

ERISA CONSIDERATIONS                     Subject to considerations described
                                         under "ERISA Considerations" herein,
                                         the Class A Certificates are eligible
                                         for purchase by employee benefit plan
                                         investors. [The Class B Certificates
                                         may not be acquired by (a) any employee
                                         benefit plan that is subject to ERISA,
                                         (b) any plan or other arrangement
                                         (including an individual retirement
                                         account or Keogh plan) that is subject
                                         to section 4975 of the Code or (c) any
                                         entity whose underlying assets include
                                         "plan assets" by reason of any such
                                         plan's investment in the entity. By its
                                         acceptance of a Class B Certificate or
                                         an interest therein, each Class B
                                         Certificateholder and owner of a
                                         beneficial interest in the Class B
                                         Certificates will be deemed to have
                                         represented and warranted that it is
                                         not subject to the foregoing
                                         limitation. See "ERISA
                                         Considerations."]

OFFERED CERTIFICATE RATINGS              The Class A Certificates will be rated
                                         at the time of issuance in the highest
                                         long-term rating category by at least
                                         one nationally recognized rating agency
                                         (a "Rating Agency"). The Class B
                                         Certificates will be rated at the time
                                         of issuance in one of the three highest
                                         rating categories by at least one
                                         Rating Agency.

                                         A security rating is not a
                                         recommendation to buy, sell or hold
                                         securities and may be revised or
                                         withdrawn at any time by the assigning
                                         Rating Agency. Each rating should be
                                         evaluated independently of any other
                                         rating. See "Risk Factors--Ratings Are
                                         Not Recommendations" herein.

RISK FACTORS                             You should consider the factors set
                                         forth under "Risk Factors" on pages __
                                         through __ of this Prospectus
                                         Supplement.

ABSENCE OF MARKET                        Your Certificates will be a new issue
                                         of securities with no established
                                         trading market. [The Trust does not
                                         expect to apply for listing of your
                                         Certificates on any securities exchange
                                         or quote your Certificates in the
                                         automated quotation system of a
                                         registered securities association.] See
                                         "Risk Factors--Certificateholders May
                                         Be Unable To Resell Certificates"
                                         herein.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus Supplement and the Prospectus, you should consider the following risk factors (and the "Risk Factors" set forth in the Prospectus) in deciding whether to purchase Certificates.


Certificateholders May Be           There is currently no secondary market for
Unable To Resell Certificates       your Certificates.  The Underwriters may
                                    assist in resales of your Certificates, but they are not required to do so. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates.

You May Be Required to              The final distribution of principal on your
Reinvest at a Lower Rate of         Certificates may be made prior to may occur
Return, or You May Obtain a         the Expected Final Payment Date because (i)
the Lower Than Anticipated          an Early Amortization Event which would
Return, Because of                  initiate an Early Amortization Period, (ii)
Prepayments of Certificates         Seller may exercise its option to repurchase
                                    the interest of your Series in the Trust, or
                                    (iii) the Seller may have to repurchase the interests of all Series in the Trust upon the breach of certain representations and warranties. See "Description of the
                                    Certificates--Early Amortization Events" and
                                    "--Optional Repurchase" in this Prospectus
                                    Supplement and "Description of the
                                    Certificates--Representations and
                                    Warranties" in the Prospectus. You will bear the risk of being able to reinvest principal received on your Certificates at a yield at least equal to the yield on your Certificates. If you acquire Certificates at a premium, repayment of principal at a rate that is faster than the rate anticipated will result in a yield to you that is lower than you anticipated. See "Maturity and Principal Payment Considerations" herein.

Possible Delays and                 Economic conditions in states where Dealers
Reductions in Payments on           are located may affect the delinquency and
Certificates Due to                 loss experience of the Trust with respect to
Geographic Concentration            the Receivables. As of the Cutoff Date, the
                                    mailing addresses of Dealers of Receivables representing, by principal balance, [ ]%, [
                                    ]%, [ ]% and [ ]% of the Pool Balance were located in [ ], [ ], [ ] and [ ]. An economic downturn in one or more of states where concentrations of Dealers are located could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Dealers in such state or states experience the effects of such a downturn and face greater difficulty in making payments on the Receivables. Economic factors such as unemployment, interest rates and the rate of inflation may affect the rate of prepayment and defaults on the Receivables and could reduce or delay payments to you. See "The Accounts" herein.

Potential Computer Problems         Many existing computer applications and
Relating to the Year 2000           systems are dependent upon calendar dates,
                                    including dates before, on and after January
                                    1, 2000. These applications and systems
                                    could fail or could produce erroneous
                                    results during the transition from the year
                                    1999 to the year 2000 and afterwards.

                                    [If DFS, in its capacity as the Servicer, does not have a computer system that is year 2000 compliant in a timely manner, the ability of DFS to service the Receivables may be materially and adversely affected.] If the Trustee does not have a computer system that is year 2000 compliant in a timely manner, the ability of the Trustee to make distributions on your Certificates may be materially and adversely affected. For a description of the efforts of DFS with respect to year 2000 issues, see "Deutsche Financial Services Corporation-Year 2000 Issues" herein. Year 2000 issues may also affect the ability of DTC to perform its services. See "Description of the Certificates--Book-Entry Registration" in the Prospectus.

Possible Delays and                 The Trust will not have any significant
Reductions in Payments on           assets or sources of funds other than the
Certificates Due to Limited         Receivables. Your Certificates will be
Assets of the Trust                 payable only from the assets of the Trust.
                                    You must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve
                                    Fund. However, amounts to be deposited in the Reserve Fund are limited in amount. If the Reserve Fund is exhausted, the Trust will depend solely on current collections on the Receivables to make payments on your Certificates. The Certificates do not represent an interest in or an obligation of, and are not insured or guaranteed by, the Seller, DFS, Deutsche Bank AG or any other person or entity. You will have no recourse to the Seller, DFS, Deutsche Bank
                                    AG or any other person or entity in the
                                    event that proceeds of the assets of the Trust are insufficient or otherwise unavailable to make payments on your Certificates.

                                    If losses or delinquencies occur with
                                    respect to Receivables which are not covered by payments on other Receivables or by the Reserve Fund, you may experience delays and reductions in payments on your Certificates.

Possible Delays and                 The Receivables generally bear interest at
Reductions in Payments on           rates announced by particular banks plus a
Certificates Due to Basis Risk      margin. DFS may reduce the interest rates
                                    applicable to any of the Receivables, so long as DFS does not reasonably expect any such reduction to result in an Early
                                    Amortization Event. Some Receivables are originated at a discount and do not bear interest for a specified period after their origination. [It is possible that with respect to any Interest Period, LIBOR plus the margin used to compute the applicable
                                    Certificate Rate will exceed the Net
                                    Receivables Rate for the preceding
                                    Collection Period. In such event, interest will accrue on your Certificates during that Interest Period at a rate equal to the Net
                                    Receivables Rate. A reduction in interest rates on any Receivables, or the inclusion of a greater proportion of non-interest bearing Receivables in the Pool Balance, could have the effect of reducing or possibly eliminating the positive spread, if any, between the Net Receivables Rate and the applicable Certificate Rates based upon LIBOR, with a corresponding risk of a reduction in your yield.] While the distribution of Carry-over Amounts would mitigate the effect of such reduction in yield, the Carry-over Amounts are distributable only to the extent of the funds available therefor as described under "Description of the
                                    Certificates--Distributions from the
                                    Collection Account; Reserve Fund" herein and there can be no assurance that Carry-over
                                    Amounts, if any, will be distributed. See
                                    "The Accounts--Yield Information" herein.

Possible Delays and                 Credit enhancement of the Certificates of
Reductions In Payments on           your Series will be provided by the
Certificates Due to Limited         subordination of the Seller's Interest to
Credit Enhancement                  the extent of the Available Subordinated
                                    Amount as described herein, by amounts in the Reserve Fund, and by the subordination of the Class B Certificates and the Class C
                                    Certificates for the benefit of each class of Certificates of your Series with an earlier alphabetical designation. The amount of such credit enhancement is limited and will be reduced from time to time as described herein. If the amount available under such credit enhancement is reduced to zero, you will bear directly the credit and other risks associated with your investment in the Trust and will be more likely to experience delays and reductions in payments on your Certificates. See "Description of the Certificates--Allocation of Collections;
                                    Deposits in Collection Account; Limited
                                    Subordination of Seller's Interest,"
                                    "--Distributions from the Collection Amount;
                                    Reserve Fund" and "Risk Factors--Possible
                                    Delays and Reductions in Payments on Class B
                                    Certificates Due to Subordination of Class B
                                    Certificates" herein. Credit enhancement provided to any other Series will not be available to your Series.

Possible Delays and                 Payment on the Class B Certificates are
Reductions in Payments on           subordinated to the Class A Certificates as
Class B Certificates Due to         follows. Payments of principal in respect of
Subordination of Class B            the Class B Certificates will not commence
Certificates                        until after the Class A Invested Amount has
                                    been paid in full. Class B Monthly Interest accrued during the related Interest
                                    Period(s) will not be paid on an Interest
                                    Payment Date until accrued Class A Monthly
                                    Interest for such Interest Payment Date has been paid in full. Moreover, the Class B
                                    Invested Amount is subject to reduction on any Distribution Date if the Available
                                    Subordinated Amount is reduced to zero, the Class C Invested Amount is reduced to zero and the Deficiency Amount is greater than zero. If the Class B Invested Amount suffers such a reduction, there will be a reduction in the amount of collections allocable to the Class B Certificateholders, resulting in a possible delay or reduction in payments on the Class B Certificates. Moreover, in the event of a sale of the Receivables in the Trust due to the occurrence of an insolvency event with respect to the Seller or due to the Invested Amount being greater than zero on the Termination Date, the portion of the net proceeds of such sale will be paid first to Class A Certificateholders until accrued and unpaid Class A Monthly Interest and all Class A Additional Interest is paid in full and the Class A Invested Amount is reduced to zero and then to Class B
                                    Certificateholders until accrued and unpaid
                                    Class B Monthly Interest and all Class B
                                    Additional Interest is paid in full and the Class B Invested Amount is reduced to zero.
                                    See "Description of the
                                    Certificates--Distributions from the
                                    Collection Account; Reserve Fund,"
                                    "--Distributions" and "--Investor
                                    Charge-Offs" herein.

Negative Carry                      If funds are deposited in the Excess Funding
                                    Account at any time, such funds are expected to be invested in Eligible Investments and, as a result, would be expected to earn a rate of return lower than the yield on a comparable amount of Receivables.
                                    Accordingly, any deposit of funds in the Excess Funding Account may be expected to reduce the amount of Non- Principal
                                    Collections available to the Trust, until DFS is able to generate sufficient
                                    Receivables to permit such funds to be
                                    released from the Excess Funding Account.

Ability to Change Discount          In order to create imputed interest in
Factor                              respect of those Receivables that have a
                                    non-interest-bearing period and for
                                    uniformity in accounting for collections, a portion of the Collections on each Receivable that are not part of the finance charges, if any, paid on that Receivable will be treated as Non-Principal
                                    Collections. The portion of the balance of a Receivable that will be treated as a Non-Principal Collection will be equal to the product of the balance of such Receivable times the Discount Factor. As of
                                    [ ] (the "Cut-off Date"), the Discount
                                    Factor was 0.40%. The Discount Factor may be adjusted upwards or downwards, without your consent, but may in no event exceed 1%. For a discussion of how the Discount Factor may be adjusted, see "Description of the Certificates--Discount Factor" in the
                                    Prospectus. Any increase in the Discount
                                    Factor will result in a higher amount of Non-Principal Collections on the Receivables and a lower amount of Principal Collections than would otherwise occur. Conversely, any decrease in the Discount Factor would result in a lower amount of Non-Principal
                                    Collections and a higher amount of Principal
                                    Collections than would otherwise occur.

Ratings are Not                     It is a condition to the issuance of the
Recommendations                     Class A Certificates that they be rated in
                                    the highest long-term rating category by at least one Rating Agency. It is a condition to the issuance of the Class B Certificates that they be rated in one of the three highest rating categories by at least one
                                    Rating Agency. A rating is based primarily on the credit underlying the Receivables and the level of subordination of the Seller's
                                    Interest. The rating of the Offered
                                    Certificates addresses the likelihood of the ultimate payment of principal and the timely payment of interest, at the applicable
                                    Certificate Rate, on the Offered
                                    Certificates. However, a Rating Agency does not evaluate, and the rating of the Offered
                                    Certificates does not address, the
                                    likelihood that any Carry-over Amount will be paid or the likelihood that the outstanding principal amount of the Offered
                                    Certificates will be paid by any date,
                                    including the Expected Final Payment Date, other than the Termination Date. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances so warrant. A security rating is not a recommendation to buy, sell, or hold securities and is subject to revision or withdrawal in the future by the assigning rating agency. You should evaluate each rating independently of any other rating.

                                  THE ACCOUNTS

General

     The Receivables arise in the Accounts. The Accounts have been selected from all the accounts that were Eligible Accounts (the "Eligible Portfolio") at the dates such Accounts were added to the Trust. See "Description of the Certificates--Eligible Accounts and Eligible Receivables" in the Prospectus.

     Pursuant to the Pooling and Servicing Agreement, the Seller and, pursuant to the Receivables Contribution and Sale Agreement, DFS have the right (subject to certain limitations and conditions), and in some circumstances the Seller is obligated, to designate from time to time additional qualifying Accounts to be included as Accounts and to convey to the Trust the Receivables of such Additional Accounts, including Receivables thereafter created. DFS will convey the Receivables then existing, with certain exceptions, or thereafter created under such Additional Accounts to the Seller, which will in turn convey them to the Trust. See "Description of the Certificates--Addition of Accounts" in the Prospectus.

     As of [ ], there was $[ ] million of Receivables in the total U.S. portfolio of DFS of which $[ ] million of Receivables were included in the Trust as of such date. [All references in the tables set forth below to Receivables Balances refer to the amounts shown in the records of DFS as the outstanding principal amount of the applicable receivables.] The tables set forth below under the heading "--Description of the Trust Portfolio" contain information as of [ ] with respect to the Receivables in the Trust [after giving effect to Receivables in the Accounts which will be added to or removed from the Trust on or before the Closing Date] (collectively, the "Trust Portfolio").

     The sum in any column in the tables set forth below may not equal the indicated total due to rounding.

Description of the Trust Portfolio

     The following tables set forth the composition of the Trust Portfolio, as of [ ], by business line and payment plan. Due to the variability and uncertainty with respect to the rates at which Receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

       Composition of Receivables in the Trust Portfolio by Business Line
                                [              ]
                             (Dollars In Millions)

                                                                    Percentage of         Number         Percentage of
                                                   Receivables       Receivables            of             Number of
                 Business Line                       Balance           Balances          Accounts           Accounts
                 -------------                      ---------         ----------         --------          ---------
Floorplan Receivables..........................     $
                                                     ------------      -------------     -------------     -------------
Accounts Receivable............................
                                                    -------------      -------------     -------------     -------------
Asset Based Lending............................
                                                    -------------      -------------     -------------     -------------
Unsecured......................................
                                                    -------------      -------------     -------------     -------------
     Total.....................................     $
                                                     ------------      -------------     -------------     =============

                       Composition of Receivables in the
                        Trust Portfolio by Payment Plan
                             [                   ]
                             (Dollars In Millions)

                                                                      Percentage of         Number        Percentage of
                                                    Receivables        Receivables            of            Number of
                  Payment Plan                        Balance           Balances           Accounts          Accounts
                  ------------                       ---------         ----------          --------         ---------
Pay-as-Sold......................................
                                                     -------------      -------------     -------------    ------------
Scheduled Payment Plan...........................
                                                     -------------      -------------     -------------    ------------
     Total.......................................   $                           100.0%                            100.0%
                                                     -------------             ======                             =====

         The following tables set forth the composition of the Receivables in the Trust Portfolio as of [ ] by account balance, product type and geographic distribution of such Receivables. Due to the variability and uncertainty with respect to the rates at which Receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

      Composition of Receivables in the Trust Portfolio by Account Balance
                            as of [                ]
                             (Dollars in Millions)

                                                                       Percentage of        Number       Percentage of
                                                     Receivables        Receivables           of           Number of
              Account Balance Range                    Balance            Balances         Accounts        Accounts
              ---------------------                    -------           ----------        --------       ---------
$1 to $999,999.99................................         $
$1,000,000 to $2,499,999.99......................
$2,500,000 to $4,999,999.99......................
$5,000,000 to $9,999,999.99......................
Over $10,000,000.00..............................
         Total...................................         $                100.0%                           100.0%
                                                                          ======                           ======

       Composition of Receivables in the Trust Portfolio by Product Type
                             as of [              ]
                             (Dollars in Millions)

                                                                       Percentage of        Number       Percentage of
                                                     Receivables        Receivables           of           Number of
                  Product Type                         Balance            Balances         Accounts        Accounts
                  ------------                         -------           ----------        --------       ---------
Computers and Computer Products..................        $
Manufactured Housing.............................
Accounts Receivable(1)...........................
Recreational Vehicles............................
Boats and Motors.................................
Industrial and Agricultural Equipment............
Motorcycles......................................
Snowmobiles......................................
Other(2).........................................
Consumer Electronics and Appliances..............
Keyboard and Other Musical Instruments...........
         Total...................................        $                  100.0%                           100.0%
                                                                           =======                          =======

---------------
(1) "Accounts Receivable" includes Asset Based Receivables of $____ million.
(2) Includes, among other products, heating, ventilating, and air conditioning equipment, and irrigation systems.

         Geographic Distribution of Receivables in the Trust Portfolio
                              as of [           ]
                             (Dollars in Millions)

                                                                      Percentage of        Number        Percentage of
                                                   Receivables         Receivables           of            Number of
                    State                            Balance            Balances          Accounts         Accounts
                    -----                            -------           ----------         --------        ---------
 ..............................................       $
 ..............................................
 ..............................................
 ..............................................
 ..............................................
 ..............................................
 ..............................................
 ..............................................
 ..............................................
 ..............................................
 ..............................................
 ..............................................
Other States(1)...............................
         Total................................       $                   100.0%                              100.0%
                                                                        ======                              ======

(1) The percentage of the "Receivables Balance" represented by Receivables in each state not specifically listed is less than [ ]% of the "Receivables Balance".

Yield Information

         The Receivables bear interest in their accrual periods at rates generally equal to a rate referred to in the related financing agreement plus a margin. The rate in the financing agreements relating to the Receivables usually refers to the prime rate announced from time to time by a bank referred to therein. Some Receivables do not bear interest for a specified period after their origination. For [ ], the receivables in the U.S. portfolio of DFS had a yield of ___% per annum, of which (i) approximately ___% was attributable to yield from the payment of interest accruing on those receivables and (ii) approximately ___% was attributable to the payment of the discounted portion of the receivables balances and other income. For the first [ ] months of [ ], the receivables in the U.S. portfolio of DFS had a yield of ___% per annum, of which
(i) approximately ___% was attributable to yield from the payment of interest accruing on those receivables and (ii) approximately ___% was attributable to the payment of the discounted portion of the receivables balances and other income. The reduction of yield for the first [ ] months of [ ] compared to [ ] reflects competitive pricing pressures as well as seasonality in the U.S. portfolio of DFS. With respect to the Receivables in the Trust, the Trust will receive the yield attributable to the payment of interest accruing on the Receivables (i.e., the type of yield referred to in clause (i) in the preceding sentence), but not the yield attributable to the payment of the discounted portion of the receivable balance attributable to DFS's funding the receivable at a discount at the origination of the receivable (i.e., the type of yield referred to in clause (ii) of the preceding sentence). However, in order to create imputed interest, the Trust has been and will be purchasing all of the Receivables from the Seller at the Discount Factor (0.40% as of the Cut-off
Date) and will receive the interest payments on the Receivables in accordance with their terms. If the receivables in the U.S. portfolio of DFS during [ ] were originated at a discount equal to a Discount Factor of 0.40% and had a Monthly Payment Rate of __% and the collection of such discount amounts were treated as interest, during [ ] the yield on such receivables would have been ___%. If the receivables in the U.S. portfolio of DFS during the first [__] months of [ ] were originated at a discount equal to a Discount Factor of 0.40% and had a Monthly Payment Rate of __% and the collection of such discount amounts were treated as interest, during the first [ ] months of [ ] the yield on such receivables would have been ___%. The Trust's yield on its Receivables will be affected by the interest rates borne by Receivables, the Discount Factor and the rate at which the Receivable balances are paid.


Major Customers; Major Manufacturers

         At [ ] no one Dealer accounted for more than __% of the aggregate balance of the Receivables in the Trust. At [ ] no one Manufacturer was obligated under Floorplan Agreements relating to Receivables in the Trust aggregating more than ___% of the aggregate balance of such Receivables. No prediction can be made as to what percentage of the Receivables in the future may be obligations of a single Dealer or be related to a single Manufacturer under its Floorplan Agreements. See "The Dealer Floorplan Financing Business of DFS--Floorplan Agreements with Manufacturers" in the Prospectus.

Delinquency Experience

         The following table sets forth the delinquency experience as of the dates indicated for the entire U.S. portfolio of DFS. Because the Eligible Accounts from which the Receivables in the Trust will be generated constitute only a portion of the U.S. portfolio of DFS, the actual delinquency experience with respect to the Eligible Accounts may be different. There can be no assurance that the delinquency experience for the Receivables in the future will be similar to the experience shown below.

                Delinquency Experience For Total U.S. Portfolio
                              Receivables Balances
                             (Dollars in Millions)

                                          As of [      ], 31                                      As of December 31,
                                                   [       ]   [     ]      [     ]    [     ]    [     ]    [     ]
Aggregate Principal Balance.........
SAU/NSF 31 days or more(1)..........
Scheduled Payment Plan past due 31
     days or more(2)................
     Total..........................
SAU/NSF 31 days or more/Aggregate
     Principal Balance..............
Scheduled Payment Plan past due 31
     days or more/Aggregate Principal
     Balance........................
Total/Aggregate Principal Balance...

(1) A "SAU/NSF" Account is one that is deemed delinquent when (i) in the case of a Pay-as-Sold receivable, there is an unpaid receivable balance as to which the related product has been sold and such receivable balance not paid by the related Dealer or (ii) a check from the related Dealer has been returned because of insufficient funds.

(2) Includes an immaterial amount of Canadian receivables, which are not part of the U.S. portfolio of DFS.

Loss Experience

     The following table sets forth the average principal receivables balance and loss experience for each of the periods shown with respect to the U.S. portfolio of DFS. Because the Eligible Accounts will be only a portion of the U.S. portfolio of DFS, actual loss experience with respect to the Eligible Accounts may be different. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the U.S. portfolio of DFS. The historical experience set forth below includes the effect of the financial obligations of Manufacturers in respect of repossessed products as described in the Prospectus under "The Dealer Floorplan Financing Business of DFS--Floorplan Agreements with Manufacturers." If Manufacturers are not able to perform such obligations in the future, the loss experience in respect of the U.S. portfolio of DFS and the Receivables may be adversely affected.

                     Loss Experience for the U.S. Portfolio
                             (Dollars in Millions)

                                    [    ] Months
                                    Ended [     ]                             Year Ended December 31,
                                   --------------  -------------------------------------------------------------------
                                                     [     ]      [     ]     [     ]   [     ]    [     ]     [     ]
Average Principal Receivables
Balance(1).........................
Gross Losses.......................
Net Losses(2)......................
Net Losses/Liquidations............
Net Losses/Average Principal
Receivables Balance(3).............

(1) The "Average Principal Receivables Balance" is the average weekly principal balances for the twelve months ending on the last day of the period.

(2) "Net Losses" in any period are gross losses less recoveries for such period. Recoveries include recoveries from collateral security in addition to recoveries from the products.

(3)   The percentage indicated for the [     ] months ended [      ] is not
      annualized.

Aging Experience

      The following table provides the age distribution of inventory for all Dealers in the U.S. portfolio of DFS, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the entire U.S. portfolio of DFS, actual age distribution with respect to the Eligible Accounts may be different.

                   Age Distribution for the U.S. Portfolio(1)
                             (Dollars in Millions)
                              Receivable Balances

Days                As of [     ]  31As of [     ] 31,                      As of December 31,
----                ----------------------------------                     -------------------
                             [     ]          [     ]         [     ]         [     ]         [     ]          [     ]
1-30................
31-60...............
61-90...............
91-120..............
121-180.............
181-270.............
Over 270............
Total...............

                       Percentage of Receivables Balance

Days                    As of [ ] 31,      As of [ ] 31,                       As of December 31,
----                    -------------      -------------                      -------------------
                           [     ]            [     ]         [     ]        [     ]        [     ]        [     ]
                           -------            -------         -------        -------        -------        -------
1-30................
31-60...............
61-90...............
91-120..............
121-180.............
181-270.............
Over 270............
Total...............         100.0%             100.0%          100.0%         100.0%         100.0%         100.0%
                            ======             ======          ======         ======         ======         ======

(1) Excludes Asset Based Receivables and receivables secured by accounts receivable.

                    DEUTSCHE FINANCIAL SERVICES CORPORATION

General

      DFS was incorporated in Nevada in 1975. It is an indirect, wholly-owned subsidiary of Deutsche Bank AG. DFS is a financial services company which provides inventory financing, accounts receivable financing and asset based financing to dealers, distributors and manufacturers of consumer and commercial durable goods. Industries served by DFS include, but are not limited to: computers and computer products, manufactured housing, recreational vehicles, boats and motors, consumer electronics and appliances, keyboards and other musical instruments, industrial and agricultural equipment, office automation products, snowmobiles, and motorcycles. DFS is also in the business of providing equipment loans and leases, franchisee loans, vendor finance programs and private label retail finance programs. DFS also provides financing to recreational vehicle and boat customers nationwide, directly and through its wholly-owned subsidiary, Ganis Credit Corporation.

      As of [ ], none of the Dealers were affiliates of DFS and none of the products being financed by the Receivables were made or distributed by affiliates of DFS.

      As of [ ], DFS was providing inventory or accounts receivable financing to over 13,000 dealers in the United States and its approved U.S.
manufacturer/distributor list exceeded 1,100.

      DFS has offices in major metropolitan areas of the United States. Its principal executive offices are located at 655 Maryville Centre Drive, St. Louis, Missouri 63141. The telephone number of such office is (314) 523-3000.

Year 2000 Issues

      DFS is committed to taking the necessary steps to enable both new and existing systems, applications and equipment to effectively process transactions up to and beyond the Year 2000. To that end, DFS is well underway with its Year 2000 readiness program, having spent approximately $5 million to date. DFS estimates that the costs of its continuing Year 2000 readiness efforts ultimately will exceed $10 million. Because of such ongoing readiness efforts, Year 2000 processing issues and risks are not expected to have a material adverse impact on the ability of DFS to continue its general business operations, or on its ability to perform its responsibilities as Servicer.

      Currently, DFS is actively engaged in completing the following Year 2000 program initiatives:

      o Complete a comprehensive analysis of current functions which might be impacted by Year 2000 issues, and document the results in a Year 2000 Assessment Report
      o Develop and implement a detailed plan to address Year 2000 issues as identified, particularly as they pertain to software and hardware applications
      o Establish a Year 2000 Program Management Office, staffed by dedicated and experienced project managers
      o Survey outside vendors to determine the degree of preparedness for the Year 2000, to uncover potential issues arising from such business counterparties
      o Raise organizational awareness not only with top management, but also at the staff level, and involve relevant business group leaders in reaching solutions
      o Implement an ongoing purchasing/procurement plan which is responsive to Year 2000 concerns.

      The risk of failures of computer applications, systems and networks due to improper Year 2000 data processing are substantial, not only for users of information technologies, but also for any entities and individuals which interact with them. Moreover, when aggregated, multiple individual malfunctions and failures relating to Year 2000 issues can potentially cause broader, systemic disruptions across industries and economies. The risks arising from Year 2000 issues which face many companies, including DFS, include the potential diminished ability to respond to the needs and expectations of customers in a timely manner, and the potential for inaccurate processing of information.

      In addition, DFS has begun developing contingency plans to complement the Year 2000 readiness efforts already in progress, including backup and offsite processing of certain information and functions. DFS anticipates that such contingency plans will provide an additional level of security to its Year 2000 efforts already underway.

      The foregoing discussion of Year 2000 issues is based on current estimates of the management of DFS as to the amount of time and costs necessary to remediate and test the computer systems of DFS. Such estimates are based on the facts and circumstances existing at this time, and were derived utilizing multiple assumptions of future events, including, but not limited to, the continued availability of certain resources, third-party modification plans and implementation success, and other factors. However, there can be no guarantee that these estimates will be achieved, and actual costs and results could differ materially from the costs and results currently anticipated by DFS. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer code, the planning and modification success attained by the business counterparties of DFS, and similar uncertainties.


                     DEUTSCHE BUSINESS SERVICES CORPORATION

                                   [to come]


                                DEUTSCHE BANK AG

      Deutsche Bank AG is the largest banking institution in the Federal Republic of Germany, with total assets at [ ] in excess of $[ ] billion. The Deutsche Bank group has operations in over 50 countries and employs over 70,000 people. With a presence in all of the world's major financial centers, the Deutsche Bank group offers a full range of financial services including private banking, commercial and institutional banking, and investment banking.

      DFS is an indirect, wholly-owned subsidiary of Deutsche Bank AG. DFS is the limited partner of the Seller and the parent of Deutsche FRI, the general partner of the Seller.


                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

      Principal with respect to the Certificates will not be payable until the Expected Final Payment Date unless an Early Amortization Event has occurred. Full amortization of the Certificates by the Expected Final Payment Date depends on, among other things, repayment by Dealers of the Receivables and may not occur if Dealer payments are insufficient therefor. Because the Receivables are, in large part, paid upon retail sale of the related product, the timing of such payments is uncertain. In addition, there is no assurance that DFS will generate additional Receivables under the Accounts or that any particular pattern of payments will occur. See "The Dealer Floorplan Financing Business of DFS" in the Prospectus.

      The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of seasonal variations in product sales and inventory levels, retail incentive programs provided by product manufacturers and various economic factors affecting product sales generally. The following table sets forth the highest and lowest monthly payment rates for the U.S. portfolio of DFS during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal plus non-cash reductions in the principal balances of the Receivables in the U.S. portfolio of DFS during the period and the denominator of which is the average aggregate principal balances of such Receivables for such period. There can be no assurance that the rate of Principal Collections will be similar to the historical experience set forth below. Because the Eligible Accounts will be only a portion of the entire U.S. portfolio of DFS, actual monthly payment rates with respect to the Eligible Accounts may be different. DFS believes that the increase in payment rates since [ ] is due in part to Dealers maintaining lower levels of inventory as well as to an increasing percentage in the U.S. portfolio of Receivables which liquidate more frequently.

                  Monthly Payment Rates for the U.S. Portfolio

                         [    ] Months
                         ended [      ], 31           Year Ended December 31,
                         -------------------     ---------------------------------
                          [ ]     [ ]       [ ]      [ ]       [ ]      [ ]       [ ]
Highest Month...........   %       %         %        %         %        %         %
Lowest Month............   %       %         %        %         %        %         %
Average of the
Months in the Period....   %       %         %        %         %        %         %

         Because (i) an Early Amortization Event may occur which would initiate an Early Amortization Period, (ii) the Seller may exercise its option to repurchase the interest of your Series in the Trust, or (iii) the Seller may have to repurchase the Certificateholders' Interest upon the breach of certain representations and warranties, the final distribution of principal on your Certificates may be made prior to the Expected Final Payment Date. See "Description of the Certificates--Early Amortization Events" and "--Optional Repurchase" herein and "Description of the Certificates--Representations and Warranties" in the Prospectus. You will bear the risk of being able to reinvest principal received on your Certificates at a yield at least equal to the yield on your Certificates. If you acquire a Certificate at a discount, the repayment of principal of your Certificate later than you anticipated will result in a lower than anticipated yield. In addition, if your acquire Certificates at a premium, repayment of principal at a rate that is faster than the rate you anticipated will result in a yield that is lower than you anticipated.


                        DESCRIPTION OF THE CERTIFICATES

         The following summary describes certain terms of the Pooling and Servicing Agreement and the Supplement for your Series, but it does not purport to be complete and is qualified in its entirety by reference to the Pooling and Servicing Agreement and the Supplement. See also "Description of the Certificates" in the Prospectus.


Interest

         Interest on the respective outstanding principal balance of each class of Certificates will accrue at the applicable Certificate Rate for such class and will be payable to the Certificateholders on each Interest Payment Date; provided, however, that during an Early Amortization Period, interest will be paid on each Distribution Date; provided further, however, that unless an Early Amortization Period has occurred prior to the Distribution Date in [ ] the first Interest Payment Date will be [ ]. Certificateholder Non-Principal Collections will be deposited into the Interest Funding Account and used to make interest payments to the Certificateholders on each Interest Payment Date. Interest to be deposited into the Interest Funding Account on each Distribution Date will accrue during each Interest Period. Interest for any Distribution Date will be calculated on the basis of the actual number of days in the related Interest Period divided by 360 and interest due but not deposited into the Interest Funding Account on any Distribution Date will be deposited into the Interest Funding Account on the next Distribution Date. Interest payable but not paid to Certificateholders on an Interest Payment Date will be payable on the next Interest Payment Date together with, to the extent lawfully payable, interest on such amount at the applicable Certificate Rate to the extent described under "Description of the Certificates--Distributions from the Collection Account; Reserve Fund" and "--Distributions" herein. Interest payments on the Offered Certificates will be derived from Certificateholder Non-Principal Collections for the related Collection Period, withdrawals, if any, from the Reserve Fund, Investment Proceeds, if any, and, under certain circumstances, collections allocable to the Seller.

         [Interest on the outstanding principal balance of the Class A Certificates will accrue for each Interest Period at a rate per annum equal to the lesser of (i) [LIBOR] (calculated as described below) plus ____% per annum and (ii) the related Net Receivables Rate (as described below) (the "Class A Certificate Rate"). Interest on the outstanding principal balance of the Class B Certificates will accrue for each Interest Period at a rate per annum equal to the lesser of (i) [LIBOR] plus ____% per annum and (ii) the related Net Receivables Rate (the "Class B Certificate Rate"). Interest on the outstanding principal balance of the Class C Certificates will accrue for each Interest Period at a rate per annum equal to the lesser of (i) [LIBOR] plus ____% per annum and (ii) the related Net Receivables Rate (the "Class C Certificate Rate" and, together with the Class A Certificate Rate and the Class B Certificate Rate, the "Certificate Rates"). The "Net Receivables Rate" with respect to each Distribution Date immediately following an Interest Period is (i) the weighted average of the interest rates borne by the Receivables during the second Collection Period preceding such Distribution Date (interest payments on the Receivables at such rates will be due and payable in the Collection Period preceding such Distribution Date), plus (ii) the product of (x) the Monthly Payment Rate for the Collection Period preceding such Distribution Date, (y) the Discount Factor for such Distribution Date and (z) twelve, less (iii) 2% per annum, unless the Servicing Fee has been waived for such Collection Period. The "Monthly Payment Rate" for a Collection Period is the percentage equivalent of a fraction, the numerator of which is the Principal Collections (without deducting therefrom the discount portion) collected during such Collection Period and the denominator of which is the average daily aggregate principal balance of the Receivables (without deducting therefrom the discount portion) for such Collection Period.]

         Whenever the applicable Certificate Rate for a class of Certificates for any Distribution Date is based on the Net Receivables Rate, the "Carry-Over Amount" for such class, which equals the excess of (a) Class A Monthly Interest, Class B Monthly Interest or Class C Monthly Interest, as applicable, for such Distribution Date determined as if the applicable Certificate Rate were based on the LIBOR formula set forth below over (b) the actual Class A Monthly Interest, Class B Monthly Interest or Class C Monthly Interest, as applicable, for such Distribution Date, will be paid to the holders of the applicable class of Certificates on subsequent Interest Payment Dates to the extent available from Non-Principal Collections and Investment Proceeds after distribution of the Monthly Interest for such Interest Payment Date. The ratings of the Offered Certificates do not address the likelihood of the payment of any Carry-Over Amount.

         The Class B Certificates will be subordinated to fund payments of interest (and principal) on the Class A Certificates. See "Description of the Certificates--Distributions" herein.

         "Adjustment Date" shall mean, with respect to any Interest Period, the second London Business Day prior to the Interest Payment Date preceding such Interest Period (and with respect to an Interest Period commencing on an Interest Payment Date, the second London Business Day preceding such Interest Payment Date); provided that with respect to the first Interest Period and each other Interest Period prior to the first Interest Payment Date, the Adjustment Date will be a date determined prior to the Closing Date.

         ["LIBOR" shall mean, with respect to any Interest Period, the offered rates for deposits in United States dollars having a maturity of three months (the "Index Maturity") commencing on the related Adjustment Date which appears on Telerate Page 3750 as of approximately 11:00 A.M., London time, on such date of calculation as determined by the Trustee. If at least two such offered rates appear on Telerate Page 3750, LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of such offered rates. If fewer than two such quotations appear, LIBOR with respect to such Interest Period will be determined at approximately 11:00 A.M., London time, on such Adjustment Date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Trustee and in a principal amount equal to an amount of not less than US $1,000,000 and that is representative for a single transaction in such market at such time. The Trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean (rounded upwards as aforesaid) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Period will be the arithmetic mean (rounded upwards as aforesaid) of the rates quoted at approximately 11:00 A.M., New York City time, on such Adjustment Date by three major banks in New York, New York selected by the Trustee for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than US $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period; provided further, however, that on any Adjustment Date during the Early Amortization Period, the "Index Maturity" shall equal one month.]

         ["London Business Day" shall mean any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.]

Principal

         No principal payments will be made on your Certificates until the Expected Final Payment Date or, upon the occurrence of an Early Amortization Event, until the first Distribution Date following such event. On each Distribution Date with respect to the Revolving Period, Principal Collections allocable to your Series, subject to certain limitations, will either be (a) allocated to the Excess Funding Account as described herein, or (b) paid to the Seller. See "--Allocation Percentages" and "--Distributions from the Collection Account; Reserve Fund--Principal Collections" below.

         Unless and until an Early Amortization Event shall have occurred and until the outstanding principal balance of the Certificates is paid in full, on each Distribution Date with respect to the Accumulation Period, Principal Collections allocable to your Series monthly in an amount up to the Controlled Distribution Amount for each such Distribution Date will be deposited in the Principal Funding Account. The funds on deposit in the Principal Funding Account (including any amounts deposited therein from the Excess Funding Account) will be used to pay the outstanding principal balance of the Certificates on the Expected Final Payment Date. If on such date the amount in the Principal Funding Account is less than the outstanding principal balance of the Certificates, the amounts in such accounts will nevertheless be distributed to Certificateholders on such date, the Early Amortization Period will commence and on each Distribution Date thereafter the Certificateholders will receive distributions of Monthly Principal and Monthly Interest until the outstanding principal balance of the Certificates has been paid in full or the Termination Date has occurred.

         It is expected that the final principal payment with respect to the Offered Certificates will be made on the Expected Final Payment Date, but the principal of the Certificates may be paid earlier or later. See "Risk Factors" and "Maturity and Principal Payment Considerations" herein and "Risk Factors" in the Prospectus.

         The Class B Certificates will be subordinated to fund payments of principal (and interest) on the Class A Certificates. See "Description of the Certificates--Distributions" herein.

Allocation Percentages

         Allocation to Your Series. The Servicer will allocate amounts to your Series for each Collection Period as follows:

                  (i) Non-Principal Collections and the Defaulted Amount will be allocated to your Series based on the Floating Allocation Percentage;

                  (ii) during the Revolving Period, Principal Collections will be allocated to your Series based on the Floating Allocation Percentage (subject to the following sentence);

                  (iii) during the Accumulation Period and any Early Amortization Period, Principal Collections will be allocated to your Series based on the Principal Allocation Percentage (subject to the following sentence); and

                  (iv) Miscellaneous Payments will at all times be allocated to your Series on the basis of the Series [ ] Allocation Percentage.

         If the sum of (i) the sum of the floating allocation percentages (including the Floating Allocation Percentage, if applicable) for each Series in its revolving period and (ii) the principal allocation percentage (including the Principal Allocation Percentage, if applicable) for each Series in its amortization, accumulation or early amortization period exceeds 100%, then Principal Collections for such Collection Period will be allocated among the Series pari passu and pro rata on the basis of such floating allocation percentages and principal allocation percentages. Amounts not allocated to your Series as described above will be allocated to the Seller and the other outstanding Series of certificates, if any.

         "Class A Initial Invested Amount" for any date means the initial principal amount of the Class A Certificates, which is $__________, plus (x) the product of (i) the Class A Percentage multiplied by (ii) the amount of any withdrawals from the Excess Funding Account in connection with an increase in Pool Balance since the Closing Date, minus (y) the product of (i) the Class A Percentage multiplied by (ii) the amount of any additions to the Excess Funding Account in connection with a reduction in the Pool Balance since the Closing Date.

         "Class A Invested Amount" for any date means an amount equal to the sum of (a)(i) the Class A Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (iii) the aggregate amount of all unreimbursed Class A Investor Charge-Offs.

         "Class A Percentage" means the percentage equivalent of a fraction the numerator of which is the outstanding principal balance of the Class A Certificates and the denominator of which is the outstanding principal balance of all Certificates of your Series.

         "Class B Initial Invested Amount" for any date means the initial principal amount of the Class B Certificates, which is $__________, plus (x) the product of (i) the Class B Percentage multiplied by (ii) the amount of any withdrawals from the Excess Funding Account in connection with an increase in Pool Balance since the Closing Date, minus (y) the product of (i) the Class B Percentage multiplied by (ii) the amount of any additions to the Excess Funding Account in connection with a reduction in the Pool Balance since the Closing Date.

         "Class B Invested Amount" for any date means an amount equal to the sum of (a)(i) the Class B Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (iii) the aggregate amount of all unreimbursed Class B Investor Charge-Offs.

         "Class B Percentage" means the percentage equivalent of a fraction the numerator of which is the outstanding principal balance of the Class B Certificates and the denominator of which is the outstanding principal balance of all Certificates of your Series.

         "Class C Initial Invested Amount" for any date means the initial principal amount of the Class C Certificates, which is $__________, plus (x) the product of (i) the Class C Percentage multiplied by (ii) the amount of any withdrawals from the Excess Funding Account in connection with an increase in Pool Balance since the Closing Date, minus (y) the product of (i) the Class C Percentage multiplied by (ii) the amount of any additions to the Excess Funding Account in connection with a reduction in the Pool Balance since the Closing Date.

         "Class C Invested Amount" for any date means an amount equal to the sum of (a) (i) the Class C Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to Class C

Certificateholders prior to such date, minus (iii) the aggregate amount of all unreimbursed Class C Investor Charge-Offs.

         "Class C Percentage" means the percentage equivalent of a fraction the numerator of which is the outstanding principal balance of the Class C Certificates and the denominator of which is the outstanding principal balance of all Certificates of your Series.

         "Floating Allocation Percentage" for any Collection Period means the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Pool Balance as of such last day; provided, however, that, with respect to the first Collection Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the sum of the initial principal balances of the Certificates of your Series and the denominator of which is the Pool Balance on the Cut-Off Date.

         "Invested Amount" means for any date the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount.

         "Miscellaneous Payments" for any Collection Period means the sum of (a) Adjustment Payments and Transfer Deposit Amounts received with respect to such Collection Period and (b) Unallocated Principal Collections on such Distribution Date available to be treated as Miscellaneous Payments as described below under "Description of the Certificates--Allocations Among Series" in the Prospectus.

         "Principal Allocation Percentage" for any Collection Period means the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the Pool Balance as of the last day of the immediately preceding Collection Period; provided, however, that with respect to that portion of any Collection Period that falls after the date on which any Early Amortization Event occurs (unless, in limited circumstances with respect to the addition of Accounts, such Early Amortization Event shall have been cured), the Principal Allocation Percentage shall be reset using the Pool Balance as of the close of business on the date on which such Early Amortization Event shall have occurred and Principal Collections shall be allocated for such portion of such Collection Period using such reset Principal Allocation Percentage.

         "Series [ ] Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Trust Invested Amount as of such last day.

         "Trust Available Subordinated Amount" means the sum of the Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding Series.

         "Trust Invested Amount" means, with respect to any Collection Period, the sum of the Invested Amount and the invested amounts for all other outstanding Series.

         The Floating Allocation Percentage and the Principal Allocation Percentage will be adjusted for any Collection Period in which Additional Accounts are designated to reflect the additional Receivables added to the Trust.


Discount Factor

         As of the Cut-Off Date, the Discount Factor was ___%. The Discount Factor is subject to adjustment as described in "Description of the Certificates-Discount Factor" in the Prospectus.


Allocation of Collections; Limited Subordination of Seller's Interest

         In respect of any date on which collections are made, the Servicer will distribute directly to the Seller an amount equal to (a) the Excess Seller's Percentage for the related Collection Period of Non-Principal

Collections for such date and (b) the Excess Seller's Percentage for the related Collection Period of Principal Collections for such date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date). In addition, during the Revolving Period, subject to certain limitations, the Servicer will distribute directly to the Seller in respect of each such date an amount equal to the Available Seller's Principal Collections for such date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such date).

                  "Available Seller's Collections" for any date means the sum of
         (a) the Available Seller's Non-Principal Collections for such date and
         (b) the Available Seller's Principal Collections for such date; provided, however, that the Available Seller's Collections will be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

                  "Available Seller's Non-Principal Collections" for any date means an amount equal to the result obtained by multiplying (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period by
         (b) Non-Principal Collections for such date.

                  "Available Seller's Principal Collections" for any date means an amount equal to the product of (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period and (b) Principal Collections for such date.

                  "Excess Seller's Percentage" for any Collection Period means a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) when used with respect to Non-Principal Collections and Defaulted Receivables, 100% minus the sum of (i) the aggregate of the floating allocation percentages for each outstanding Series with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the aggregate of the available subordinated amounts for each outstanding Series as of the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), and the denominator of which is the Pool Balance as of the last day of the immediately preceding Collection Period and
         (b) when used with respect to Principal Collections, 100% minus the sum of (i) the sum of the aggregate of the principal allocation percentages for each outstanding Series in its amortization, accumulation or early amortization period with respect to such Collection Period and the aggregate of the floating allocation percentages for each outstanding Series in its revolving period with respect to such Collection Period and (ii) the percentage described in clause (a) (ii) above for such Collection Period.

                  "Seller's Participation Amount" for any date means an amount equal to the Pool Balance on such date minus the aggregate of invested amounts for all outstanding Series on such date minus certain adjustments by the Servicer to Receivables described in the first sentence of the last paragraph under "Description of the Certificates--Defaulted Receivables and Recoveries" in the Prospectus.

                  "Seller's Percentage" means 100% minus (a) when used with respect to Non-Principal Collections and Defaulted Receivables, the aggregate of the floating allocation percentages for each outstanding Series (including the Certificates), and (b) when used with respect to Principal Collections, the sum of (i) the aggregate of the floating allocation percentages for each outstanding Series (including the Certificates, if applicable) in its revolving period and (ii) the aggregate of the principal allocation percentages for each outstanding Series (including the Certificates, if applicable) in its amortization, accumulation or early amortization period, but in each case shall not be less than 0%.

         Deficiency Amount. On each Determination Date, the Servicer will determine for your Series the amount (the "Deficiency Amount"), if any, by which
(a) the sum of (i) Monthly Interest for the following Distribution Date, (ii) any Monthly Interest for any prior Distribution Dates required to be but not deposited in the Interest Funding Account on a prior Distribution Date, (iii) Additional Interest, if any, for such Distribution Date and any Additional Interest for any prior Distribution Dates required to be but not deposited into the Interest Funding Account on a prior Distribution Date, but only to the extent permitted by applicable law, (iv) the Monthly Servicing Fee for such Distribution Date, (v) the Investor Default Amount for such Distribution Date, and (vi) the amount of any Adjustment Payment allocated to your Series for such Distribution Date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement exceeds (b) the sum of Investor Non-Principal Collections for such Distribution Date, plus any Investment Proceeds, if any, with respect to such Distribution Date. The lesser of the Deficiency Amount and the Available Subordinated Amount is the "Required Subordination Draw Amount."

         Monthly Interest. "Monthly Interest" for any Distribution Date shall mean an amount equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest.

                  "Class A Monthly Interest" on any Distribution Date shall be an amount equal to the product of (i) the Class A Certificate Rate,
         (ii) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and
         (iii) (A) the outstanding principal balance of the Class A Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Class A Certificateholders on such preceding Distribution Date, if any) or (B) with respect to the first Distribution Date, the initial principal amount of the Class A Certificates.

                  "Class B Monthly Interest" on any Distribution Date shall be an amount equal to the product of (i) the Class B Certificate Rate,
         (ii) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and
         (iii) (A) the outstanding principal balance of the Class B Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Class B Certificateholders on such preceding Distribution Date, if any) or (B) with respect to the first Distribution Date, the initial principal amount of the Class B Certificates.

                  "Class C Monthly Interest" on any Distribution Date shall be an amount equal to the product of (i) the Class C Certificate Rate,
         (ii) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and
         (iii) (A) the outstanding principal balance of the Class C Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Class C Certificateholders on such preceding Distribution Date, if any) or (B) with respect to the first Distribution Date, the initial principal amount of the Class C Certificates.

         Additional Interest. "Additional Interest" for any Distribution Date shall mean an amount equal to the sum of the Class A Additional Interest, the Class B Additional Interest and the Class C Additional Interest.

         On the Determination Date preceding each Interest Payment Date, the Servicer shall determine the excess, if any (the "Class A Interest Shortfall"), of (x) the sum of (i) the Class A Monthly Interest for the Interest Period applicable to such Interest Payment Date plus (ii) the Class A Monthly Interest for each Interest Period applicable to each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date) over (y) the amount which will be available to be paid to the Class A Certificateholders from the Interest Funding Account on such Interest Payment Date in respect thereof. If, as of any Interest Payment Date, an amount covering any Class A Interest Shortfall for any prior Distribution Date shall not have been deposited into the Interest Funding Account, then an additional amount ("Class A Additional Interest") equal to the product of (i) the Class A Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the period from and including such prior Interest Payment Date to but excluding the current Interest Payment Date and the denominator of which is 360, and (iii) such Class A Interest Shortfall (or the portion thereof which has not been paid or deposited in the Interest Funding Account) shall be payable as described herein with respect to the Class A Certificates. See "--Distributions from the Collection Account; Reserve Fund -- Non-Principal Collections" below. Class A Additional Interest shall be payable to the Interest Funding Account or distributed to Class A Certificateholders only to the extent permitted by applicable law.

         On the Determination Date preceding each Interest Payment Date, the Servicer shall determine the excess, if any (the "Class B Interest Shortfall"), of (x) the sum of (i) the Class B Monthly Interest for the Interest Period applicable to such Interest Payment Date plus (ii) the Class B Monthly Interest for each Interest Period applicable to each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date) over (y) the amount which will be available to be paid to the Class B Certificateholders from the Interest Funding Account on such Interest Payment Date in respect thereof. If, as of any Interest Payment Date, an amount covering any Class B Interest Shortfall for any prior Distribution Date shall not have been deposited into the Interest Funding Account, then an additional amount ("Class B Additional Interest") equal to the product of (i) the Class B Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the period from and including such prior Interest Payment Date to but excluding the current Interest Payment Date and the denominator of which is 360, and (iii) such Class B Interest Shortfall (or the portion thereof which has not been paid or deposited in the Interest Funding Account) shall be payable as described herein with respect to the Class B Certificates. See "--Distributions from the Collection Account; Reserve Fund -- Non-Principal Collections" below. Class B Additional Interest shall be payable to the Interest Funding Account or distributed to Class B Certificateholders only to the extent permitted by applicable law.

         On the Determination Date preceding each Interest Payment Date, the Servicer shall determine the excess, if any (the "Class C Interest Shortfall"), of (x) the sum of (i) the Class C Monthly Interest for the Interest Period applicable to such Interest Payment Date plus (ii) the Class C Monthly Interest for each Interest Period applicable to each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date) over (y) the amount which will be available to be paid to the Class C Certificateholders from the Interest Funding Account on such Interest Payment Date in respect thereof. If, as of any Interest Payment Date, an amount covering any Class C Interest Shortfall for any prior Distribution Date shall not have been deposited into the Interest Funding Account, then an additional amount ("Class C Additional Interest") equal to the product of (i) the Class C Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the period from and including such prior Interest Payment Date to but excluding the current Interest Payment Date and the denominator of which is 360, and (iii) such Class C Interest Shortfall (or the portion thereof which has not been paid or deposited in the Interest Funding Account) shall be payable as described herein with respect to the Class C Certificates. See "--Distributions from the Collection Account; Reserve Fund -- Non-Principal Collections" below. Class C Additional Interest shall be payable to the Interest Funding Account or distributed to Class C Certificateholders only to the extent permitted by applicable law.

         Available Subordinated Amount. The "Available Subordinated Amount" for a Determination Date is equal to (i) the result of (x) a fraction, the numerator of which is the Invested Amount on the last day of the immediately preceding Collection Period (or with respect to the first Determination Date, the Invested Amount on the Closing Date), and the denominator of which is the Pool Balance on such last day multiplied by (y) the Trust Incremental Subordinated Amount, minus
(ii) with certain limitations, the aggregate of the Required Subordination Draw Amounts for all preceding Distribution Dates.

         "Incremental Default Amount" on any Determination Date equals (a) the Overconcentration Default Amount on such Determination Date minus (b) the full amount of any Defaulted Receivables included in the definition of Overconcentration Default Amount which are subject to a reassignment or assignment to the Seller or the Servicer in accordance with the terms of the Pooling and Servicing Agreement (but not less than zero); provided, however, that, if certain events of bankruptcy, insolvency or receivership have occurred with respect to the Seller, the amount of such Defaulted Receivables which are subject to reassignment to the Seller will not be so subtracted and, if certain events of bankruptcy, insolvency or receivership have occurred with respect to the Servicer, the amount of such Defaulted Receivables which are subject to assignment to the Servicer will not be so subtracted.

         "Overconcentration Default Amount" on any Determination Date means the lesser of (a) the aggregate amount of Receivables which became Defaulted Receivables during such Collection Period and which arose in an Account that is included in the calculation of the Overconcentration Amount and (b) the Overconcentration Amount on such Determination Date.

         "Trust Incremental Subordinated Amount" on any Determination Date equals the excess, if any, of (a) the Overconcentration Amount on such Determination Date over (b) the Incremental Default Amount for such Determination Date.


Distributions from the Collection Account; Reserve Fund

         Non-Principal Collections. On each Distribution Date, the Trustee will apply Certificateholder Non-Principal Collections and Investment Proceeds, if any, deposited into the Collection Account in respect the related Collection Period to make the following distributions in the following order of priority:

                  (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest for any prior Distribution Dates not deposited in the Interest Funding Account or distributed on such prior Distribution Dates (plus, but only to the extent permitted under applicable law, the amount of any Class A Additional Interest for the immediately preceding Interest Payment Date that has not been deposited in the Interest Funding Account and, without duplication, any Class A Additional Interest previously due but not deposited in the Interest Funding Account or distributed), shall be deposited to the Interest Funding Account;

                  (ii) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest for any prior Distribution Dates not deposited in the Interest Funding Account or distributed on such prior Distribution Dates (plus, but only to the extent permitted under applicable law, the amount of any Class B Additional Interest for the immediately preceding Interest Payment Date that has not been deposited in the Interest Funding Account and, without duplication, any Class B Additional Interest previously due but not deposited in the Interest Funding Account or distributed), shall be deposited to the Interest Funding Account;

                  (iii) an amount equal to Class C Monthly Interest for such Distribution Date, plus the amount of any Class C Monthly Interest for any prior Distribution Dates not deposited in the Interest Funding Account or distributed on such prior Distribution Dates (plus, but only to the extent permitted under applicable law, the amount of any Class C Additional Interest for the immediately preceding Interest Payment Date that has not been deposited in the Interest Funding Account and, without duplication, any Class C Additional Interest previously due but not deposited in the Interest Funding Account or distributed), shall be deposited to the Interest Funding Account;

                  (iv) an amount equal to the Monthly Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account as described above or waived as described below);

                  (v) an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;

                  (vi) an amount equal to the Investor Default Amount, if any, for such Distribution Date shall be treated as a portion of Available Certificateholder Principal Collections for such Distribution Date;

                  (vii) an amount required to reimburse unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs (as described below) shall be treated as a portion of Investor Principal Collections for such Distribution Date;

                  (viii) any Class A Carry-over Amount, Class B Carry-over Amount or Class C Carry-over Amount not previously distributed shall be deposited to the Interest Funding Account; and

                  (ix) the balance, if any, shall constitute "Excess Servicing".

         If Certificateholder Non-Principal Collections and Investment Proceeds are not sufficient to make the entire distributions required by clauses (i),
(ii), (iii), (iv) and (vi), the Servicer will direct the Trustee to withdraw funds from the Reserve Fund and apply such funds, to the extent available, to complete the distributions pursuant to such clauses in the numerical order thereof.

         If there is a Required Subordination Draw Amount for such Distribution Date, the Servicer will apply or direct the Trustee to apply the Available Seller's Collections on deposit in the Collection Account on such Distribution Date, but only up to the amount of the Required Subordination Draw Amount, to make up the shortfall in the distributions required by clauses (i) - (iv) and
(vi) above and that have not been made through the application of funds from the Reserve Fund described above. Any such Available Seller's Collections remaining after the application thereof pursuant to the preceding sentence will be treated as a portion of Available Certificateholder Principal Collections for such Distribution Date and applied as described under "--Principal Collections" below, but only up to the amount of unpaid Adjustment Payments allocated to your Series. If the Required Subordination Draw Amount exceeds Available Seller's Collections for such Distribution Date, the Available Subordinated Amount will be further reduced in accordance with clause (ii) of the definition of Available Subordinated Amount in an amount equal to such Available Seller's Collections. If for such Distribution Date the sum of the Required Subordination Draw Amount and the aggregate of the required subordination draw amounts for all other Series outstanding exceeds the Available Seller's Collections on deposit in the Collection Account on such Distribution Date, then such Available Seller's Collections will be allocated to your Series and the other Series pro rata on the basis of such required subordination draw amounts (including the Required Subordination Draw Amount).

                  "Certificateholder Non-Principal Collections" for any Distribution Date means the portion of Non-Principal Collections for the related Collection Period allocated to your Series as described under "Description of the Certificates--Allocation
         Percentages--Allocation to Your Series" herein.

                  "Excess Servicing" for any Distribution Date means the amount described in clause (ix) above.

                  "Investment Proceeds" for any Distribution Date means an amount equal to the sum of (a) the net investment earnings credited to the Collection Account on the related Determination Date with respect to funds held in the Interest Funding Account, the Principal Funding Account, the Excess Funding Account and the Reserve Fund and (b) the Series [ ] Allocation Percentage of net investment earnings credited to the Collection Account on the related Determination Date with respect to funds held in the Collection Account.

         Reserve Fund. An Eligible Deposit Account will be established and maintained in the name of the Trustee for the benefit of your Series (the "Reserve Fund"). On the Closing Date, the Seller will cause to be deposited with the Trustee, and the Trustee will deposit in the Reserve Fund, funds in an amount equal to [ ]% of the aggregate initial principal balance of the Certificates of your Series. The "Reserve Fund Required Amount" means an amount which upon any Distribution Date will equal the product of [ ]% and the aggregate outstanding balance of the Certificates of your Series as of such Distribution Date (after giving effect to any change therein on such Distribution Date). If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described above under "--Non-Principal Collections," the amount in the Reserve Fund is less than the Reserve Fund Required Amount, the Trustee shall deposit any remaining Certificateholder Non-Principal Collections and Investment Proceeds (to the extent available pursuant to clause (v) under "--Non-Principal Collections" above) for the related Collection Period into the Reserve Fund until the amount in the

Reserve Fund is equal to such Reserve Fund Required Amount. The "Reserve Fund Deposit Amount" is the amount, if any, by which the Reserve Fund Required Amount exceeds the amount on deposit in the Reserve Fund. Funds in the Reserve Fund will be invested in the same manner in which funds in the Collection Account may be invested. On each Determination Date, the Servicer will credit to the Collection Account any investment earnings (net of losses and investment expenses) with respect to the Reserve Fund. After the earlier of the payment in full of the outstanding principal balance of the Certificates and the Termination Date, any funds remaining on deposit in the Reserve Fund will be paid to the Seller.

         Excess Servicing. On each Distribution Date, the Servicer will allocate Excess Servicing with respect to the Collection Period immediately preceding such Distribution Date, in the following order of priority:

                  (a) an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived as described under "--Servicing Compensation and Payment of Expenses" will be distributed to the Servicer; and

                  (b) the balance, if any, shall be distributed to the Seller.

         Principal Collections. On each Distribution Date, the Servicer will allocate Available Certificateholder Principal Collections as follows:

                  (a) for each Distribution Date with respect to the Revolving Period, all Available Certificateholder Principal Collections will be allocated, first, if (i) the Pool Balance at the end of the preceding Collection Period is less than the Pool Balance at the end of the second preceding Collection Period and (ii) the Pool Balance at the end of the preceding Collection Period is less than the Required Participation Amount for such Distribution Date (calculated before giving effect to any deposits to the Excess Funding Account and any excess funding account for any other Series in their revolving periods to be made on such Distribution Date), then the Servicer will cause to be deposited into the Excess Funding Account an amount which will reduce the Invested Amount such that, together with the deposits to the excess funding accounts (and the resulting reductions in the invested amounts) for other outstanding Series in their revolving periods for such Distribution Date, the Pool Balance is equal to the Required Participation Amount and, second, to Excess Principal Collections as described under "Description of the Certificates--Allocations Among Series" in the Prospectus; and

                  (b) for each Distribution Date (x) with respect to the Accumulation Period or (y) any Early Amortization Period (if a responsible officer of the Trustee has actual knowledge thereof): (i) an amount equal to Monthly Principal for such Distribution Date will be deposited to the Principal Funding Account; and (ii) during the Accumulation Period, the balance, if any, will be allocated to Excess Principal Collections.

         In the event that the Invested Amount is greater than zero on the Termination Date, any funds remaining in the Reserve Fund (after the application of funds in the Reserve Fund as described above under "--Non-Principal Collections") will be treated as a portion of Available Certificateholder Principal Collections for the Distribution Date occurring on the Termination Date.

                  "Available Certificateholder Principal Collections" for any Distribution Date means the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Accumulation Period or any Early Amortization Period, for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period) and (ii) Principal Collections for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period), (b) the amount, if any, of Non-Principal Collections, funds in the Reserve Fund as described above, Excess Servicing and Available Seller's Collections, allocated in each case to cover the Investor Default Amount or reimburse Investor Charge-Offs and
         (c) the Series [ ] Allocation Percentage of Miscellaneous Payments with respect to such Distribution Date.

                  "Controlled Amortization Amount" means an amount equal to the Invested Amount as of the Determination Date on which the Accumulation Period Length is determined (after giving effect to any changes therein on such date) divided by the number of months comprising the Accumulation Period Length.

                  "Controlled Distribution Amount" for a Distribution Date means the excess, if any, of (i) the product of the Controlled Amortization Amount and the number of Distribution Dates with respect to the Accumulation Period through and including such Distribution Date over
         (ii) the amount on deposit in the Excess Funding Account and the Principal Funding Account (including any amounts deposited therein from the Excess Funding Account), before giving effect to any withdrawals from or deposits to such accounts on such Distribution Date.

                  "Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or any Early Amortization Period will equal the Available Certificateholder Principal Collections for such Distribution Date; provided, however, that for each Distribution Date with respect to the Accumulation Period, Monthly Principal may not exceed the Controlled Distribution Amount for such Distribution Date; and provided, further, that Monthly Principal will not exceed the aggregate outstanding principal balances of the Certificates.


Interest Funding Account

         The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of your Series (the "Interest Funding Account"). On each Distribution Date Monthly Interest will be deposited in the Interest Funding Account as provided above under "--Distributions from the Collection Account; Reserve Fund."

         All amounts on deposit in the Interest Funding Account on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) (the "Interest Funding Account Balance") will be invested from the date of their deposit to a date on or prior to the next succeeding Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date, the interest and other investment income on the Interest Funding Account Balance will be paid to the Collection Account and distributed on such Distribution Date.


Principal Funding Account

         The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of your Series (the "Principal Funding Account"). On each Distribution Date, funds will be deposited in the Principal Funding Account as provided above under "--Distributions from the Collection Account; Reserve Fund"; provided that if an Early Amortization Event occurs during the Accumulation Period (unless, in limited circumstances with respect to the required addition of Accounts, such Early Amortization Event shall have been cured), the Principal Funding Account Balance (as defined below) shall be paid to the Certificateholders of your Series on the first Distribution Date thereafter.

         All amounts on deposit in the Principal Funding Account on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) (the "Principal Funding Account Balance") will be invested from the date of their deposit to a date on or prior to the succeeding Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date, the interest and other investment income on the Principal Funding Account Balance will be applied as provided above under "--Distributions from the Collection Account; Reserve Fund."

Excess Funding Account

         The Servicer will establish and maintain an Eligible Deposit Account in the name of the Trustee, on behalf of the Trust, for the benefit of your Series (the "Excess Funding Account"). On each Distribution Date during the Revolving Period, if (a) the Pool Balance at the end of the preceding Collection Period is less than the Pool Balance at the end of the second preceding Collection Period and (b) the Pool Balance at the end of the preceding Collection Period is less than the Required Participation Amount for such Distribution Date (calculated before giving effect to any deposits to the Excess Funding Account and any excess funding account for any other Series in its revolving period to be made on such Distribution Date), then certain Available Certificateholder Principal Collections will be deposited in the Excess Funding Account on such Distribution Date. If (i) on any Determination Date during the Revolving Period there are any funds in the Excess Funding Account and (ii) the Pool Balance at the end of the preceding Collection Period is greater than the Pool Balance at the end of the second preceding Collection Period, then, the Invested Amount and the invested amounts (but, in each case, not in excess of the initial principal amount of such Series) for all other outstanding Series that provide for an excess funding account or similar arrangement and are in their revolving periods shall be increased such that, after giving effect to such increases, the Required Participation Amount is at least equal to the Pool Balance. On such Determination Date, the Servicer shall notify the Trustee of the amount, if any, of such increase in the Invested Amount and the Trustee shall withdraw from the Excess Funding Account and pay to the Seller or allocate to one or more other Series, on the immediately succeeding Distribution Date, an amount equal to the amount of such increase in the Invested Amount. To the extent that the Invested Amount is increased by any payment to the Seller or any allocation to one or more other Series, the Seller's Interest or such other Series' invested amount, as applicable, shall be reduced by the amount of such payment. In addition, any increase in the Invested Amount is subject to the condition that after giving effect to such increase the Pool Balance equals or exceeds the sum of (A) the Required Participation Amount (exclusive of the amount in clause (b) of the definition thereof), (B) the sum of the Available Subordinated Amount and the sum of the required subordinated amounts for all other Series (or, if such other Series shall have no required subordinated amounts, the available subordinated amounts with respect to such Series) and (C) the sum of any subordinated amounts supporting any Enhancement for all other Series. Under certain circumstances, such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis. The allocation of additional Receivables to increase the Invested Amount and the invested amounts of such other Series will be pro rata based on the proportion that the amount on deposit in the Excess Funding Account bears to the aggregate amounts in all of the Trust's excess funding accounts (including the Excess Funding Account) and similar arrangements for accommodating the fluctuation in the principal balances of the Receivables. The deposit of amounts into the Excess Funding Account and the excess funding accounts and such similar arrangements for other Series will be based on the proportion that the Invested Amount bears to the aggregate of the invested amounts (including the Invested Amount) for all Series.

         Any funds on deposit in the Excess Funding Account at the beginning of the Early Amortization Period or the Accumulation Period will be deposited in the Principal Funding Account. In addition, no funds will be deposited in the Excess Funding Account during the Accumulation Period or any Early Amortization Period.

         Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Servicer in investments rated in the highest short-term category of each Rating Agency or in such other investments that are acceptable to each Rating Agency. Such investments are required to mature by the next Distribution Date. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be paid to the Collection Account and applied as described herein. See "--Distributions from the Collection Account; Reserve Fund" above.


Distributions

         Payments to Certificateholders of your Series will be made from the Interest Funding Account, the Principal Funding Account and the Excess Funding Account. The Servicer shall instruct the Trustee to apply the funds on deposit in the Interest Funding Account, the Principal Funding Account and the Excess Funding Account and shall instruct the Trustee to make, without duplication, the following distributions:

                  (a) On each Distribution Date which is an Interest Payment Date, available amounts on deposit in the Interest Funding Account shall be distributed in the following order of priority:

                        (i) to the Class A Certificateholders, an amount equal
                  to (x) the sum of Class A Monthly Interest for such Distribution Date, plus the Class A Monthly Interest for any prior Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date), plus (y) any amount determined on any prior Interest Payment Date pursuant to clause (x) that was not distributed on any prior Interest Payment Date, plus (z) to the extent permitted under applicable law, the amount of any Class A Additional Interest for the current Interest Payment Date and, without duplication, any Class A Additional Interest previously due but not distributed;

                        (ii) to the Class B Certificateholders, an amount equal
                  to (x) the sum of Class B Monthly Interest for such Distribution Date, plus the Class B Monthly Interest for any prior Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date), plus (y) any amount determined on any prior Interest Payment Date pursuant to clause (x) that was not distributed on any prior Interest Payment Date, plus (z) to the extent permitted under applicable law, the amount of any Class B Additional Interest for the current Interest Payment Date and, without duplication, any Class B Additional Interest previously due but not distributed;

                        (iii) to the Class C Certificateholders, an amount equal
                  to (x) the sum of Class C Monthly Interest for such Distribution Date, plus the Class C Monthly Interest for any prior Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date), plus (y) any amount determined on any prior Interest Payment Date pursuant to clause (x) that was not distributed on any prior Interest Payment Date, plus (z) to the extent permitted under applicable law, the amount of any Class C Additional Interest for the current Interest Payment Date and, without duplication, any Class C Additional Interest previously due but not distributed;

                        (iv) to the Class A Certificateholders, the sum of any
                  Class A Carryover Amount for such Interest Payment Date plus any Class A Carry-over Amount for each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date);

                        (v) to the Class B Certificateholders, the sum of any
                  Class B Carryover Amount for such Interest Payment Date plus any Class B Carry-over Amount for each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date); and

                        (vi) to the Class C Certificateholders, the sum of any
                  Class C Carryover Amount for such Interest Payment Date plus any Class C Carry-over

                  Amount for each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing
                  Date).

                  (b) On each Distribution Date during an Early Amortization Period (if a responsible officer of the Trustee has actual knowledge of such Early Amortization Period) and on any other Distribution Date after the end of the Accumulation Period, the amount on deposit in the Excess Funding Account, the Principal Funding Account and (after the payment of accrued interest and Carry-over Amounts on the Certificates as described in paragraph (a) above) any amounts in the Interest Funding Account shall be distributed to the Certificateholders in the following order of priority: (A) first, to the Class A Certificateholders until the outstanding principal balance of the Class A Certificates has been reduced to zero; (B) second, to the Class B Certificateholders until the outstanding principal balance of the Class B Certificates has been reduced to zero; and (C) third, to the Class C Certificateholders until the outstanding principal balance of the Class C Certificates has been reduced to zero; provided, however, that the maximum amount distributed pursuant to this paragraph on any such date shall not exceed the excess of (x) the sum of the outstanding principal balance of the Class A, Class B and Class C Certificates, as applicable, over (y) the sum of unreimbursed Class A, Class B and Class C Investor Charge-Offs, each on such date.

         Distributions on the Certificates will be made on each applicable Distribution Date to the holders of Certificates in whose names the Certificates were registered (expected to be Cede, as nominee of DTC, with respect to the Offered Certificates) at the close of business on the day preceding such Distribution Date (or, if Definitive Certificates are issued, on the last day of the preceding calendar month) (each a "Record Date"). However, the final distribution on the Certificates will be made only upon presentation and surrender of the Certificates.

Investor Default Amount

         A portion of the Defaulted Amount equal to the product of (x) the Defaulted Amount for such Collection Period and (y) the Floating Allocation Percentage for such Collection Period will be allocated to the Certificateholders. The portion of the Defaulted Amount allocated to your Series is referred to as the "Investor Default Amount." See "Description of the Certificates--Defaulted Receivables and Recoveries" in the Prospectus for information regarding the Defaulted Amount.


Investor Charge-Offs

         If on any Distribution Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date),
(i) the Available Subordinated Amount for the related Determination Date is zero, (ii) the balance of the Reserve Fund on such Distribution Date is zero and
(iii) the Deficiency Amount is greater than zero, then the Class C Invested Amount will be reduced by the amount of the excess of such Deficiency Amount over any remaining Available Subordinated Amount on such Determination Date, but not by more than the Investor Default Amount for the related Collection Period (a "Class C Investor Charge-Off"). In the event that any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be maintained at or reduced to zero, and the Class B Invested Amount will be reduced by the aggregate amount of such excess, but not more than the remaining Investor Default Amount for such Collection Period (a "Class B Investor Charge-Off"). In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be maintained at or reduced to zero, and the Class A Invested Amount will be reduced by the aggregate amount of such excess, but not more than the remaining Investor Default Amount for such Collection Period (a "Class A Investor Charge-Off"). Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs will thereafter be reimbursed (in that order) and the Class A Invested Amount, Class B Invested Amount and Class C Invested Amount increased

(in that order) (but not by an amount in excess of the aggregate unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs, as the case may be) on any Distribution Date by the sum of (a) the Series [ ] Allocation Percentage of Miscellaneous Payments with respect to such Distribution Date and (b) the amount of Excess Servicing allocated and available for that purpose as described above.


Optional Repurchase

         On any Distribution Date occurring after the Invested Amount of the Certificates of your Series is reduced to less than 10% of the initial outstanding principal amount of the Certificates of your Series, the Seller will have the option, subject to certain conditions, to repurchase the interest of your Series in the Trust. The purchase price will be equal to such outstanding Invested Amount plus accrued and unpaid interest on the Certificates through the day preceding the Distribution Date on which the repurchase occurs. The purchase price will be deposited in the Collection Account in immediately available funds on the Distribution Date on which the Seller exercises such option. Following any such purchase, the Certificateholders of your Series will have no further rights with respect to the Trust, other than the right to receive the final distribution on the Certificates of your Series. In the event that the Seller fails for any reason to deposit such purchase price, payments will continue to be made to your Series as described under "--Distributions" above.


Early Amortization Events

         Commencing on the first Distribution Date following the Collection Period in which an Early Amortization Event has occurred, Principal Collections allocable to the your Series will no longer be deposited in the Excess Funding Account or paid to the Seller but instead will be distributed to Certificateholders monthly on each Distribution Date, except as described below, and the Controlled Distribution Amount will no longer apply to distributions of principal on the Certificates. For purposes of your Series, the "Early Amortization Events" consist of (i) the "Early Amortization Events" which are set forth in the Pooling and Servicing Agreement and (ii) the additional "Early Amortization Events" which are set forth in the Supplement for your Series (the "Additional Early Amortization Events"). The Supplement for each other Series will also set forth additional Early Amortization Events applicable to the other Series (which may be the same as or different from the Additional Early Amortization Events set forth in the Supplement for your Series).

         With respect to your Series and every other Series, "Early Amortization Event" includes any of the following events:

                  1. failure by the Seller to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

                  2. failure on the part of the Seller, the Servicer or DFS, as applicable, (i) to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Contribution and Sale Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring five business days after the date such payment or deposit is required to be made therein; or (ii) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within ten business days after notice from the Trustee of such failure); (iii) to comply with its covenant not to create any lien on a Receivable which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice; provided, however, that an Early Amortization Event shall not be deemed to have occurred if the Seller shall have repurchased the related Receivables or, if applicable, all the Receivables during such period in accordance with the provisions of the Pooling and Servicing Agreement; or (iv) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Contribution and Sale

         Agreement, which failure has a materially adverse effect on the certificateholders and which continues unremedied for a period of 45 days after written notice of such failure;

                  3. any representation or warranty made by DFS in the Receivables Contribution and Sale Agreement or by the Seller in the Pooling and Servicing Agreement or any information required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the certificateholders of all Series are materially and adversely affected (excluding, however, any representation or warranty made by the Seller that the Pooling and Servicing Agreement constitutes, or the transfer of the Receivables to the Trust is, a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables and the Collateral Security if the Pooling and Servicing Agreement constitutes the grant of a security interest in the Receivables and Collateral Security); provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the Seller has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

                  4. the occurrence of certain events of bankruptcy, insolvency or receivership relating to any of DFS, the Seller or Deutsche Bank North America Holding Corporation (so long as DFS is a direct or indirect subsidiary of Deutsche Bank North America Holding Corporation);

                  5. the Trust or the Seller becomes an investment company within the meaning of the Investment Company Act of 1940, as amended; or

                  6. any Servicer Default occurs.

         The "Additional Early Amortization Events" which are Early Amortization Events for purposes of your Series consist of any of the following events:

                  1. a Carry-over Amount is outstanding on six consecutive Distribution Dates (after giving effect to the distribution on each such Distribution Date);

                  2. on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods, where the Monthly Payment Rate for a Collection Period is the percentage obtained by dividing the aggregate of the Receivables balances (without deducting therefrom the discount portion) collected during such Collection Period by the average daily aggregate Receivables balance (without deducting therefrom the discount portion) for such Collection Period, is less than [ ]%;

                  3. the failure to pay the outstanding principal amount of the Certificates by the Expected Final Payment Date;

                  4. the ratio (expressed as a percentage) of (i) the average for each month of the net losses on the Receivables (exclusive of the Ineligible Receivables) owned by the Trust (i.e., gross losses less recoveries on any such Receivables (including, without limitation, recoveries from collateral security in addition to recoveries from the products, recoveries from Manufacturers and insurance proceeds)) during any three consecutive calendar months to (ii) the average of the month-end aggregate balances of such Receivables (without deducting therefrom the discount portion) for such three-month period, exceeds [ ]% on an annualized basis; provided, that this clause 4. may be amended or waived with the consent of the Seller and each Rating Agency and without the consent of any Certificateholder;

                  5. the sum of all Eligible Investments and amounts on deposit in the Excess Funding Account and any excess funding accounts for any other Series represents more than [ ]% of the total assets of the Trust on each of six or more consecutive Determination Dates, after giving effect to all payments made or to be made on the Distribution Date next succeeding each such respective Determination Date; or

                  6. on any Distribution Date, the balance of the Reserve Fund is less than [ ]% of the aggregate outstanding principal balance of the Certificates, in each case after giving effect to all deposits and distributions on such Distribution Date.

         Upon the occurrence of any event described above, an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of any other party immediately upon the occurrence of such event. The Early Amortization Period will commence as of the day on which the Early Amortization Event occurs. Monthly distributions of principal to the Certificateholders of your Series will begin on the first Distribution Date following the Collection Period in which an Early Amortization Period has commenced and will continue, to the extent described under "--Distributions" above, on subsequent Distribution Dates.

         In addition to the consequences of an Early Amortization Event discussed above, if an insolvency event occurs with respect to the Seller, or the Seller violates its covenant not to create any lien on any Receivable, in each case as provided in the Pooling and Servicing Agreement, on the day of such insolvency event or such violation, as applicable, the Seller will immediately cease to transfer Receivables to the Trust and promptly give notice to the Trustee of such insolvency event or violation, as applicable, and the Trust will be deemed to have terminated, subject to the liquidation, winding up and dissolution procedures described below. Under the terms of the Pooling and Servicing Agreement (unless the provisions of the Pooling and Servicing Agreement have been amended, as described under "Description of the Certificates--Amendments" in the Prospectus, to eliminate the provisions relating to the sale of Receivables upon the occurrence of an insolvency event with respect to the Seller), within 15 days the Trustee will publish a notice of such insolvency event or violation stating that the Trustee intends to sell, liquidate or otherwise dispose of the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time holders of certificates of each Series representing more than 50% of the aggregate outstanding principal amount of the certificates of each such Series (or, with respect to any Series with two or more classes, the certificates of each such class) and each person holding a Supplemental Certificate, instruct the Trustee not to sell, liquidate or dispose of the Receivables and to continue transferring Receivables as before such insolvency event or violation, as applicable. If the portion of such proceeds allocated to your Series and the proceeds of any collections on the Receivables in the Collection Account allocable to your Series are not sufficient to pay the aggregate unpaid principal balance of the Certificates in full plus accrued and unpaid interest thereon, Certificateholders of your Series will incur a loss. Notwithstanding the above, in the case of the violation of the covenant not to create a lien on any Receivable, the Trust will not sell the Receivables unless the proceeds allocable to your Series are sufficient to pay the aggregate unpaid principal balance of the Certificates in full plus accrued and unpaid interest thereon.


Termination

         The Trust will terminate on the date set forth under "Description of the Certificates--Termination" in the Prospectus.

         In any event, the last payment of principal and interest on the Certificates will be due and payable no later than the ________, 20__ Distribution Date (the "Termination Date"). In the event that the Invested Amount is greater than zero on the Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds to the extent necessary to pay such remaining amounts to all Certificateholders) an interest in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement, in an amount equal to the sum of (a) 110% of the Invested Amount (after giving effect to deposits and distributions otherwise to be made on the Termination Date) and
(b) the Available Subordinated Amount on the preceding Determination

Date (after giving effect to allocations to be made on the Distribution Date following such Determination Date); provided, however, that in no event shall such amount exceed the Series [ ] Allocation Percentage of Receivables on such Termination Date. The net proceeds of such sale and any collections on the Receivables will be paid first to Class A Certificateholders, until the accrued and unpaid Class A Monthly Interest and all Class A Additional Interest is paid in full and the Class A Invested Amount is reduced to zero, second to Class B Certificateholders, until the accrued and unpaid Class B Monthly Interest and all Class B Additional Interest is paid in full and the Class B Invested Amount is reduced to zero, and third to Class C Certificateholders, until the accrued and unpaid Class C Monthly Interest and all Class C Additional Interest is paid in full the Class C Invested Amount is reduced to zero. Any remaining proceeds will be paid to the Seller.


Servicing Compensation and Payment of Expenses

         The Servicer's compensation with respect to the Receivables for its servicing activities and reimbursement for its expenses will be a monthly servicing fee (the "Servicing Fee") in an amount payable in arrears on each Distribution Date prior to the Termination Date generally equal to one-twelfth of the product of (a) 2% or, if the Servicing Fee has been waived as described below, 0% for the Distribution Date in respect of which the Servicing Fee has been waived (the "Servicing Fee Rate"), and (b) the Series [ ] Allocation Percentage of the Pool Balance as of the last day of the second preceding Collection Period. The share of the Servicing Fee allocable to the Certificateholders with respect to any Distribution Date (the "Monthly Servicing Fee") will generally be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the second preceding Collection Period. The remainder of the Servicing Fee shall be paid by the Seller and the certificateholders of other Series. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution therefor in accordance with the terms of the Pooling and Servicing Agreement.

         The Servicer will be permitted to waive its right to receive the Servicing Fee on any Distribution Date, so long as it believes that sufficient Non-Principal Collections will be available on a future Distribution Date to pay the Monthly Servicing Fee relating to such waived Servicing Fee, in which case the Servicing Fee and the Monthly Servicing Fee for such Distribution Date shall be deemed to be zero.

         The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust or the certificateholders.


Reports

         On each Distribution Date (including the Expected Final Payment Date), the Trustee will forward (or cause to be forwarded) to each Certificateholder of record (which, in the case of Class A and Class B Certificateholders, is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued) a statement (the "Distribution Date Statement") prepared by the Servicer setting forth the following information: (a) the aggregate amount of collections, the aggregate amount of Non-Principal Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period and the amount on deposit in the Collection Account; (b) the Series [ ] Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage for such Collection Period; (c) the total amount, if any, distributed on the Certificates; (d) the amount of such distribution allocable to principal on each class of Certificates; (e) the amount of such distribution allocable to interest on each class of Certificates;
(f) the Investor Default Amount for such Distribution Date; (g) the Required Subordination Draw Amount, if any, for the preceding Collection Period; (h) the amount of the Class A, Class B and Class C Investor Charge-Offs and the amounts of reimbursements thereof for the preceding Collection Period; (i) the amount of the Monthly Servicing Fee for the preceding Collection Period; (j) the Controlled Distribution Amount; (k) the Invested

Amount (separately stating the Class A, Class B and Class C Invested Amounts), the Excess Funding Account balance and the outstanding principal balance of each class of Certificates for such distribution (after giving effect to all distributions which will occur on such Distribution Date); (l) the "pool factor" for each class of Certificates as of the Determination Date with respect to such Distribution Date (consisting of an eleven-digit decimal expressing the Invested Amount of each class as of such Determination Date (determined after taking into account any reduction in the Invested Amount for such class which will occur on such Distribution Date) as a portion of the initial principal balance of such class); (m) the Available Subordinated Amount for such Determination Date; (n) the Reserve Fund balance for such date; and (o) the Principal Funding Account Balance and the Interest Funding Account Balance with respect to such date.

         On or before January 31 of each calendar year, the Trustee will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record (which, in the case of Class A and Class B Certificateholders, is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued) a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. Moreover, as long as the Class A and Class B Certificateholder of record is Cede, as nominee for DTC, Certificate Owners will receive tax and other information from Participants and Indirect Participants rather than from the Trustee. See "Federal Income Tax Considerations" and "State and Local Tax Consequences" herein.


                       FEDERAL INCOME TAX CONSIDERATIONS

         Set forth below is a discussion of the material federal income tax consequences generally applicable to holders of the Offered Certificates, which has been prepared based on the advice of Mayer, Brown & Platt ("Tax Counsel"). In the opinion of Tax Counsel such discussion, to the extent it includes matters of law or legal conclusions with respect thereto, is accurate in all material respects. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Offered Certificates in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of holding and disposing of the Offered Certificates, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS").

Treatment of the Certificates as Debt

         The Seller and the Certificateholders will express in the Pooling and Servicing Agreement the intent that, for federal, state and local income tax purposes and franchise taxes (imposed on or measured by income), the Offered Certificates will be debt secured by the Receivables. The Seller, by initially entering into the Pooling and Servicing Agreement, and each Certificateholder, by the acceptance of an Offered Certificate, will agree to treat the Offered Certificates as debt for federal, state and local income tax purposes and franchise taxes (imposed on or measured by income). However, the Pooling and Servicing Agreement generally refers to the transfer of the Receivables as a "sale", and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Seller will treat the Pooling and Servicing Agreement, for certain non-tax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

         A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

         The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Tax Counsel is of the opinion that the Offered Certificates will properly be characterized for federal income tax purposes as debt that is secured by the Receivables and that the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation.

Interest Income to Certificateholders

         Assuming the Certificateholders are holders of debt obligations for federal income tax purposes, interest thereon will be taxable as ordinary income for federal income tax purposes when received by Certificateholders utilizing the cash basis method of accounting and when accrued by Certificateholders utilizing the accrual method of accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. In addition, a Certificateholder who buys an Offered Certificate for less than its principal amount (assuming the Offered Certificate is issued without OID) will be subject to the "market discount" rules of the Code, and a Certificateholder who buys an Offered Certificate for more than its principal amount will be subject to the premium amortization rules of the Code. See "--Original Issue Discount" below for a description of the federal income tax consequences if the Offered Certificates are issued with OID.

         The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificateholders and the IRS will receive tax and other information only from Participants and Indirect Participants rather than from the Trustee. Accordingly, each nonexempt Certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing such holder's name, address, federal taxpayer identification number and a statement that such holder is not subject to backup withholding. Should a nonexempt Certificateholder fail to provide the required certification, the Trustee (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

Original Issue Discount

         The following summary is a general discussion of the United States federal income tax consequences to Certificateholders who are United States persons owning Offered Certificates issued with original issue discount ("OID Certificates" and "OID", respectively).

         In general, the OID with respect to any OID Certificate will equal the difference between the principal amount of the Certificate and its issue price (defined as the first price to the public at which a substantial amount of the OID Certificates have been sold), if such excess is 0.25% or more of the OID Certificate's principal amount multiplied by the number of complete years to its maturity (the "de minimis amount"). Even if such excess is less than the de minimis amount, because a failure to pay interest currently on the Offered Certificate is not a default, it is possible that all stated interest could be treated as principal for this purpose (and for purposes of the computations described below) with the result that the Offered Certificates could be viewed as OID Certificates. Tax Counsel is unable to opine as to whether the Offered Certificates will be treated as issued with OID. Holders of OID Certificates (including holders of Offered Certificates that report income on the cash method of accounting) must include OID in income for United States federal income tax purposes as it accrues under a method that takes account of the compounding of interest, in advance of receipt of the related cash payments.

         In general, each Certificateholder of an OID Certificate, whether such Certificateholder uses the cash or accrual method of accounting for tax purposes, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the Certificate for each day during the taxable year that the Certificateholder owns the Offered Certificate. The daily portion of OID on an OID Certificate is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to that accrual period. The term accrual period means the period between Distribution Dates or the shorter period from the date of issue to the first Distribution Date. In the case of an initial Certificateholder, the amount of original issue discount on an OID Certificate allocable to each accrual period is determined by (i) multiplying the "adjusted issue price" (as defined below) of the Offered Certificate by a fraction, the numerator of which is the annual yield to maturity of such Certificate and the denominator of which is the number of accrual periods in a year, and (ii) subtracting from the product the amount of interest paid during that accrual period. The "adjusted issue price" of an OID Certificate at the beginning of any accrual period will be the sum of its issue price and the amount of OID allocable to all prior accrual periods, minus the amount of all payments (other than payments of interest) previously made with respect to the OID Certificate. As a result of such "constant yield" method of including OID income, the amounts so includible in income are lower in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

         If an Early Amortization Event occurs, the early payments of principal as a result of either such event could result in acceleration of income corresponding to a portion of the unaccrued OID.

         In the event that a Certificateholder purchases an OID Certificate at an "acquisition premium," i.e., at a price in excess of the Certificate's issue price, plus the OID accrued prior to acquisition and minus any principal payments made with respect to the OID Certificate prior to acquisition, the amount includible in income in each taxable year as OID will be reduced by that portion of the premium properly allocable to such year. Moreover, a Certificateholder who purchases an OID Certificate at a price less than the price described in the preceding sentence will be subject to the market discount rules of the Code.

Sale or Exchange

         A Certificateholder's tax basis in an Offered Certificate generally will be the Certificateholder's cost increased by any interest (including OID) included in income (and market discount, if any, if the Certificateholder has elected to include accrued market discount in income on a current basis) and decreased by the amount of any principal payment received with respect to the Certificate. Gain or loss on the sale, exchange or redemption of an Offered Certificate generally will be long-term capital gain or loss if the Offered Certificate has been held for more than a year (assuming that the Offered Certificate is held as a capital asset) except to the extent that such gain represents market discount not previously included in the Certificateholder's income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

         The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for long-term capital gains of individuals of 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

Possible Classification of the Pooling and Servicing Agreement as a Partnership or Association

         Although, as described above, it is the opinion of Tax Counsel that the Offered Certificates will properly be characterized as debt for federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that the Offered Certificates were not debt for federal income tax purposes, the arrangement among the Seller, the Certificateholders and any other holder of investor certificates might be classified for federal income tax purposes as a partnership, an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation.

         If the Offered Certificates are treated as interests in such a partnership, the partnership could be treated as a "publicly traded partnership". Regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in the publicly offered Certificates are treated as holding debt. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business;" however, whether the income of the Trust would be so classified is unclear.

         Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Seller intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. Although the Seller expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Seller. As a result, there can be no assurance that the measures the Seller intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

         If the partnership were not taxable as a corporation (because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business) it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in the partnership (including the Certificateholders) according to their respective interests therein. Tax Counsel is unable to opine as to whether the Trust would qualify for the exception for an entity whose income is interest income not derived in the conduct of a financial business.

         The income reportable by the Certificateholder as partners in such a partnership could differ from the income reportable by the Certificateholders as holders of debt. If the Certificateholders were treated as partners, a cash basis Certificateholder might be required to report income when it accrues to the partnership rather than when it is received by the Certificateholder. Moreover, if the Offered Certificates are interests in a partnership, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the individual's adjusted gross income (and are subject to certain other limitations), meaning that the individual might be taxed on a greater amount of income than the stated interest on the Certificates. Finally, if the Offered Certificates are interests in a partnership, any taxable income allocated to a Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         If, alternatively, the arrangement created by the Pooling and Servicing Agreement were treated as either an association or a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Moreover, distributions by the entity would probably not be deductible in computing the entity's taxable income and all or part of distributions to Certificateholders would probably be treated as dividend income to the Certificateholders. Such an entity-level tax could result in reduced distributions to Certificateholders and the Certificateholders could be liable for a share of such a tax.

         Because the Offered Certificates will be treated as indebtedness for federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Offered Certificates.

FASIT

         The "Small Business Job Protection Act of 1996," H.R. 3448 (the "Job Protection Act of 1996") created a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." The Job Protection Act of 1996 enables certain arrangements similar to the Trust to elect to be treated as a FASIT. Under the FASIT provisions of the Job Protection Act of 1996, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates, and those securities would be treated as debt for federal income tax purposes. Upon satisfying certain conditions set forth in the Pooling and Servicing Agreement or the Supplement with respect to your Series, the Seller and Servicer will be permitted to amend the Pooling and Servicing Agreement or the Supplement with respect to your Series in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to the Pooling and Servicing Agreement or the Supplement with respect to your Series as may be permitted by reason of the making of such an election. However, there can be no assurance that the Seller will or will not cause any permissible FASIT election to be made with respect to the Trust or amend the Pooling and Servicing Agreement or the Supplement with respect to your Series in connection with any election. In addition, if such an election is made, it may cause a holder to recognize gain (but not loss) with respect to any Certificates held by it, even though Tax Counsel will deliver its opinion that an Offered Certificate will be treated as debt for federal income tax purposes without regard to the election and the Offered Certificate would be treated as debt following the election. Additionally, any such election and any related amendments to the Pooling and Servicing Agreement or the Supplement with respect to your Series may have other tax and non-tax consequences to Certificateholders. Accordingly, prospective Certificateholders should consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.

Foreign Investors

         Tax Counsel has given its opinion that the Offered Certificates will properly be classified as debt for federal income tax purposes. If the Offered Certificates are treated as debt:

                  (a) interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of the Seller and is not a controlled foreign corporation with respect to the Seller). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of such Certificates stating that the holder is not a U.S. person and providing such holder's name and address, (ii) IRS Form 1001 signed by the beneficial owner of such Certificates or such owner's agent claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of such Certificates of such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

                  (b) a holder of an Offered Certificate who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Certificate, provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and
         (iii) in
         the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

                  (c) an Offered Certificate held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death, (i) the individual did not actually or constructively own 10% or more of the voting stock of the Seller and
         (ii) the holding of such Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

         If the IRS were to contend successfully that the Offered Certificates are interests in a partnership (not taxable as a corporation), a Certificateholder that is a nonresident alien or foreign corporation or partnership might be adversely affected. If the Offered Certificates are recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on the Offered Certificates were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty.


                        STATE AND LOCAL TAX CONSEQUENCES

         The activities to be undertaken by the Servicer in servicing and collecting the Receivables may be considered to take place in Missouri. The State of Missouri imposes a state income tax which is based partially upon the net income of corporations, partnerships and other entities doing business in the State of Missouri. This discussion is based upon present provisions of Missouri statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Missouri Department of Revenue.

         If the Offered Certificates are treated as debt for federal income tax purposes, in the opinion of Bryan Cave LLP ("Missouri Tax Counsel"), this treatment will also apply for Missouri income tax purposes. Pursuant to this treatment, the Trust will not be subject to the Missouri income tax and Certificateholders not otherwise subject to Missouri tax would not become subject to such tax solely because of their mere ownership of the Offered Certificates. Certificateholders already subject to taxation in Missouri, however, could be required to pay tax on the income generated from ownership of these Certificates.

         In the alternative, if the arrangement created by the Pooling and Servicing Agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Missouri Tax Counsel, the same treatment should also apply for Missouri income tax purposes. Certificateholders, whether Missouri residents or non-residents, who were partners in the constructive partnership would be subject to Missouri income tax on their distributive shares of the income from the constructive partnership. However, based on past and current practices of the Missouri Department of Revenue classification of the arrangement as a "partnership" would not cause a Certificateholder not otherwise subject to taxation in Missouri to pay Missouri income tax on income beyond that derived from the Offered Certificates.

         If the arrangement created by the Pooling and Servicing Agreement is treated as an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity could be subject to the Missouri income tax. Such taxes could result in reduced distributions to Certificateholders. A Certificateholder not otherwise subject to tax in Missouri would not become subject to Missouri income tax as a result of its mere ownership of such an interest.

         Notwithstanding the foregoing, regardless of the treatment of the Offered Certificates or the arrangement for federal income tax purposes, a Certificateholder could be subject to Missouri income tax if such Certificateholder participated in the negotiation of the Pooling and Servicing Agreement or otherwise developed a taxable nexus to Missouri.

         In the opinion of Missouri Tax Counsel, if the Trust is not treated as an association taxable as a corporation for federal income tax purposes, the Trust will not be subject to any Missouri franchise tax imposed under Chapter 147 of the Revised Statutes of Missouri.

         Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.


                              ERISA CONSIDERATIONS

General

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such person. For example, a prohibited transaction would arise, unless an exemption (such as one of the class exemptions described below) were available, if the Seller were a disqualified person or party in interest with respect to a plan that acquired Certificates. By its acceptance of a Class A Certificate or an interest therein, each Class A Certificateholder and owner of any beneficial interest therein will be deemed to represent and warrant that its purchase and holding of the Certificate will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

         Moreover, additional prohibited transactions could arise if the assets of the Trust were deemed to constitute assets of any plan that owned Certificates. The Department of Labor ("DOL") has issued a final regulation (the "Plan Assets Regulation") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"). Under the Plan Assets Regulation the assets and properties of certain corporations, partnerships and certain other entities in which a Benefit Plan acquires an "equity interest" could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates, the Trust could be deemed to hold plan assets of such Benefit Plan unless one of the exceptions under the Plan Assets Regulation is applicable to the Trust.

         Purchasers which are insurance companies should consult with their counsel with respect to the recent United States Supreme Court decision interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Bank and Trust (114 S.Ct. 517). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether that decision affects their ability to make purchases of the Certificates.


Plan Assets and the Availability of Exemptions for Certificates

         The Plan Assets Regulation contains an exception (the "Publicly-Offered Securities Exception") that provides that if a Benefit Plan acquires a "publicly-offered security", the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is held, upon completion of the public offering made hereby, by 100 or more investors independent of the Trust and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         It is anticipated that the Class A Certificates will meet the criteria of the Publicly-Offered Securities Exception as set forth above. The Underwriters expect that the Class A Certificates will be held by at least 100 independent persons at the conclusion of the offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition will be met with respect to the Class A Certificates; there are no restrictions imposed on the transfer of the Class A Certificates; and the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

         If the Certificates fail to meet the criteria of the Publicly-Offered Securities Exception and the Trust's assets are deemed to include assets of Benefit Plans that are holders of Certificates, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an ERISA prohibited transaction exemption is applicable. Thus, for example, if a participant in any Benefit Plan is an obligor or guarantor of one of the Receivables, under DOL interpretations the purchase of the Certificates by such plan could constitute a prohibited transaction. There are five class exemptions issued by the DOL that may apply in such event: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and 96-23 (Class Exemption for Plan Asset Transactions Determined by an In-House Asset Manager). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets.

         The Underwriters currently do not expect that the Class B Certificates will be held by at least 100 such persons and, therefore, do not expect that the Class B Certificates will qualify as publicly-offered securities under the Publicly-Offered Securities Exemption. Accordingly, the Class B Certificates may not be acquired by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to section 4975 of the Code or (c) any entity whose underlying assets include "plan assets" under the Publicly-Offered Securities Exemption by reason of any such plan's investment in the entity. By its acceptance of a Class B Certificate or an interest therein, each Class B Certificateholder and owner of a beneficial interest in the Class B Certificates will be deemed to have represented and warranted that it is not subject to the foregoing limitation.


Review by Benefit Plan Fiduciaries

         Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is especially important that any Benefit Plan fiduciary who proposes to cause a Benefit Plan to purchase Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Benefit Plan's acquisition and ownership of Certificates. Assets of a Benefit Plan should not be invested in the Certificates unless it is clear that the assets of the Trust will not be plan assets.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the underwriters listed below (the "Underwriters"), and each of the Underwriters for whom [ ] is acting as the representative (the

"Representative"), has severally agreed to purchase the principal amount of Offered Certificates set forth opposite the name below.

                                               Aggregate Principal                   Aggregate Principal
                                                Amount of Class A                     Amount of Class B
Underwriter                               Certificates to be Purchased           Certificates to be Purchased
-----------                               ----------------------------           ----------------------------
                                                        $                                     $
                                                        $                                     $
                                                        $                                     $
                                                        $                                     $
                                                        $                                     $
Total...............................                    $                                    $

         In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby if any of the Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

         The Seller has been advised by the Representative that the several Underwriters propose initially to offer the Offered Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of [ ]% of the principal amount of the Offered Certificates. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of [ ]% of such principal amount. After the initial public offering, such public offering price, concession and reallowance may be changed.

         The Underwriting Agreement provides that the Seller will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof. The Underwriting Agreement provides that DFS will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

         [With respect to any Underwriter which is an affiliate of DFS, add:
[name of Underwriter] and DFS are each indirect, wholly-owned subsidiaries of Deutsche Bank AG. DFS is the limited partner of the Seller and the parent of Deutsche Floorplan Receivables, Inc., the general partner of the Seller. Any obligations of [name of Underwriter] are the sole responsibility of [name of Underwriter] and do not create any obligation on the part of any affiliate of [name of Underwriter].]


                                 LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for the Seller by Richard C. Goldman, Esq., Chief Legal Officer of the Servicer, and by Mayer, Brown & Platt, Chicago, Illinois. Certain federal income tax matters will be passed upon for the Seller by Mayer, Brown & Platt, Chicago, Illinois. Certain legal matters and certain Missouri income tax matters will be passed upon for the Seller by Bryan Cave LLP, St. Louis, Missouri. Certain legal matters will be passed upon for the Underwriter(s) by [ ].

                                 INDEX OF TERMS


accrual period    ..............................................S-46
acquisition premium.............................................S-46
Additional Early Amortization Events............................S-41
Additional Interest.............................................S-31
adjusted issue price............................................S-46
Adjustment Date   ..............................................S-26
Available Certificateholder Principal Collections...............S-35
Available Seller's Collections..................................S-30
Available Seller's Non-Principal Collections....................S-30
Available Seller's Principal Collections........................S-30
Available Subordinated Amount...................................S-32
Benefit Plans     ..............................................S-50
Carry-Over Amount ..............................................S-26
Certificate Rates ..............................................S-26
Certificateholder ..............................................S-45
Certificateholder Non-Principal Collections.....................S-34
Certificates      ...............................................S-5
Class A Additional Interest.....................................S-31
Class A Certificate Rate........................................S-26
Class A Certificates.............................................S-5
Class A Initial Invested Amount.................................S-28
Class A Interest Shortfall......................................S-31
Class A Invested Amount.........................................S-28
Class A Investor Charge-Off.....................................S-39
Class A Monthly Interest........................................S-31
Class A Percentage..............................................S-28
Class B Additional Interest.....................................S-32
Class B Certificate Rate........................................S-26
Class B Certificates.............................................S-5
Class B Initial Invested Amount.................................S-28
Class B Interest Shortfall......................................S-32
Class B Invested Amount.........................................S-28
Class B Investor Charge-Off.....................................S-39
Class B Monthly Interest........................................S-31
Class B Percentage..............................................S-28
Class C Additional Interest.....................................S-32
Class C Certificate Rate........................................S-26
Class C Certificates.............................................S-5
Class C Initial Invested Amount.................................S-28
Class C Interest Shortfall......................................S-32
Class C Invested Amount.........................................S-28
Class C Investor Charge-Off.....................................S-39
Class C Monthly Interest........................................S-31
Class C Percentage..............................................S-29
Closing Date.....................................................S-5
Code              ..............................................S-44
Collection Period................................................S-6
constant yield    ...............................................S-6
Controlled Amortization Amount..................................S-36
Controlled Distribution Amount..................................S-36
Cut-off Date....................................................S-13
daily portions    ..............................................S-46
de minimis amount ..............................................S-45
Deficiency Amount ..............................................S-31
Depositor         ...............................................S-5
disqualified persons............................................S-50
Distribution Date................................................S-6
Distribution Date Statement.....................................S-43
DOL               ..............................................S-50
Early Amortization Events.......................................S-40
Eligible Portfolio..............................................S-15
equity interest   ..............................................S-50
established securities market...................................S-47
Excess Funding Account..........................................S-36
Excess Seller's Percentage......................................S-30
Excess Servicing  ..............................................S-34
Expected Final Payment Date......................................S-6
FASIT             ..............................................S-47
financial asset securitization investment trust.................S-47 financial business..............................................S-47
Floating Allocation Percentage..................................S-29
Incremental Default Amount......................................S-32
Index Maturity    ..............................................S-26
Interest Funding Account........................................S-36
Interest Funding Account Balance................................S-36
Interest Payment Dates...........................................S-6
Interest Period   ...............................................S-6
Invested Amount   ..............................................S-29
investment income ..............................................S-45
Investment Proceeds.............................................S-34
Investor Default Amount.........................................S-39
IRA               ..............................................S-50
IRS               ..............................................S-44
Job Protection Act of 1996......................................S-47
LIBOR             ..............................................S-26
London Business Day.............................................S-27
market discount   ..............................................S-45
Miscellaneous Payments..........................................S-29
Missouri Tax Counsel............................................S-49
Monthly Interest  ..............................................S-31
Monthly Payment Rate............................................S-26
Monthly Principal ..............................................S-36
Monthly Servicing Fee...........................................S-43
Net Receivables Rate............................................S-26
Offered Certificates.............................................S-5
OID               ..............................................S-45
OID Certificates  ..............................................S-45
Overconcentration Default Amount................................S-33
parties in interest.............................................S-50
partnership       ..............................................S-49
plan assets       ..............................................S-50
Plan Assets Regulation..........................................S-50
pool factor       ..............................................S-43
Principal Allocation Percentage.................................S-29
Principal Funding Account.......................................S-36
Principal Funding Account Balance...............................S-36
prohibited transaction..........................................S-50 publicly traded partnership.....................................S-46
Publicly-Offered Securities Exception...........................S-50
publicly-offered security.......................................S-50
Rating Agency     ...............................................S-9
readily tradable  ..............................................S-47
Record Date       ..............................................S-39
Regulations       ..............................................S-46
Representative    ..............................................S-51
Required Subordination Draw Amount..............................S-31
Reserve Fund      ..............................................S-34
Reserve Fund Deposit Amount.....................................S-35
Reserve Fund Required Amount....................................S-34
sale              ..............................................S-44
SAU/NSF           ..............................................S-20
secondary market  ..............................................S-47
Seller's Participation Amount...................................S-30
Seller's Percentage.............................................S-30
Series [     ]...................................................S-5

Series [     ] Allocation Percentage............................S-29
Series [     ] Certificates......................................S-5
Servicing Fee     ..............................................S-43
Servicing Fee Rate..............................................S-43
Small Business Job Protection Act of 1996.......................S-47
substantial equivalent..........................................S-47
Tax Counsel       ..............................................S-44
Termination Date  ..............................................S-42
Trust Available Subordinated Amount.............................S-29
Trust Incremental Subordinated Amount...........................S-33
Trust Invested Amount...........................................S-29
Trust Portfolio   ..............................................S-15
Underwriters      ..............................................S-51
Underwriting Agreement..........................................S-51
unrelated business taxable income...............................S-47

                                    ANNEX I

                                  OTHER SERIES


This Annex I sets forth certain characteristics of Series [ ].

Initial principal balance ..................$[             ]

Scheduled interest payment dates........... The fifteenth day of each month (or, if such day is not a business day,
                                            the next succeeding business day)

Current outstanding principal
balance.................................... $[             ]

Revolving Period........................... [           ] to the earlier of (i)
                                            the day immediately preceding the
                                            Accumulation Period Commencement
                                            Date (which day could be [        ])
                                            and (ii) the business day
                                            immediately preceding an Early
                                            Amortization Period.

Expected Final Payment Date................ [             ] Distribution Date

Termination Date........................... [             ] Distribution Date

12331270.5

                                   Prospectus

             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST

                      DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
                                     Seller

                    DEUTSCHE FINANCIAL SERVICES CORPORATION
                                    Servicer

                           ASSET BACKED CERTIFICATES

-----------------------------------------------------------------------------
Consider carefully the discussion under "Risk Factors" beginning on page __ of this Prospectus.

The certificates will represent interests in the trust only and will not represent interests in or obligations of the Seller, the Servicer, Deutsche Bank AG, or any other person of entity.

This Prospectus may be used to offer and sell any series of certificates only if accompanied by the Prospectus Supplement for that series.
-----------------------------------------------------------------------------

THE TRUST --

o may periodically issue asset backed certificates in one or more series with one or more classes; and

o     will own --

     o receivables generated from time to time in a portfolio of revolving credit arrangements with dealers, manufacturers or distributors to finance inventory, accounts receivable or other assets;

     o   payments due on those receivables; and

     o other property described in this Prospectus and in the accompanying Prospectus Supplement.

THE CERTIFICATES --

o will represent interests in the trust and will be paid only from the trust assets;

o     may have one or more forms of enhancement; and

o will be issued as part of a designated series which may include one or more classes of certificates and enhancement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the certificates or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               -------- --, ----

              Important notice about information presented in this
             Prospectus and the accompanying Prospectus Supplement

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular Series of certificates, including your Series, and (b) the accompanying Prospectus Supplement, which will describe the specific terms of your Series of certificates.

     If the terms of a particular series of certificates vary between this Prospectus and the accompanying Prospectus Supplement, you should rely on the information in the Prospectus Supplement.

     You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the certificates in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

     We include cross-references in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this Prospectus are defined under the caption "Index of Terms" beginning on page __ in this Prospectus.

                               TABLE OF CONTENTS



                                                                Page


SUMMARY............................................................1

RISK FACTORS.......................................................5

DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
     AND DEUTSCHE FLOORPLAN RECEIVABLES, INC......................12
     Deutsche Floorplan Receivables, L.P..........................12
     Deutsche Floorplan Receivables, Inc..........................12

THE TRUST.........................................................12

USE OF PROCEEDS...................................................13

THE DEALER FLOORPLAN FINANCING BUSINESS OF DFS....................13
     General......................................................13
     Credit Underwriting Process..................................14
     Creation of Receivables......................................14
     Payment Terms................................................15
     Floorplan Agreements with Manufacturers......................16
     Billing Procedures...........................................16
     Dealer Monitoring............................................16
     Realization on Receivables...................................17
     Asset Based Receivables......................................17
     Unsecured Receivables........................................18
     Private Label Programs.......................................18
     Participation Arrangements...................................18

DESCRIPTION OF THE CERTIFICATES...................................19
     General......................................................19
     Principal and Interest on the Certificates...................19
     Book-Entry Registration......................................20
     Definitive Certificates......................................24
     Supplemental Certificates....................................24
     New Issuances................................................25
     Representations and Warranties...............................26
     Eligible Accounts and Eligible Receivables...................27
     The Overconcentration Amounts................................29
     Addition of Accounts.........................................30
     Removal of Accounts; Transfers of Participations.............32
     Collection Account...........................................32
     Allocations Among Series.....................................33
     Discount Factor..............................................33
     Allocation of Collections; Deposits in Collection Account....34
     Defaulted Receivables and Recoveries.........................35
     Termination..................................................36
     Indemnification..............................................36
     Collection and Other Servicing Procedures....................36
     Servicer Covenants...........................................37

     Servicing Compensation.......................................37
     Certain Matters Regarding the Servicer.......................37
     Servicer Default.............................................38
     Evidence as to Compliance....................................39
     Amendments...................................................39
     List of Certificateholders...................................40
     The Trustee..................................................40

DESCRIPTION OF THE RECEIVABLES CONTRIBUTION AND SALE AGREEMENT....41
     Sale or Transfer of Receivables..............................41
     Representations and Warranties...............................41
     Certain Covenants............................................42
     Termination..................................................42

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES..........................42
     Transfer of Receivables......................................42
     Certain Matters Relating to Bankruptcy.......................44

LEGAL MATTERS.....................................................45

REPORTS TO CERTIFICATEHOLDERS.....................................46

WHERE YOU CAN FIND MORE INFORMATION...............................46

INDEX OF TERMS....................................................47

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, you should read carefully this entire Prospectus and the accompanying Prospectus Supplement, including the information under "Risk Factors" in this Prospectus and the accompanying Prospectus Supplement.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description of such information in this Prospectus and the accompanying Prospectus Supplement.

THE PARTIES

Seller.................................. Deutsche Floorplan Receivables, L.P.
                                         (the "Seller"), a Delaware limited
                                         partnership, the general partner of
                                         which is Deutsche Floorplan
                                         Receivables, Inc., a wholly-owned
                                         subsidiary of Deutsche Financial
                                         Services Corporation ("DFS"), and the
                                         limited partner of which is DFS.

Servicer................................ DFS (or, in its capacity as servicer, the "Servicer"), a wholly-owned
                                         indirect subsidiary of Deutsche Bank
                                         AG.

Trustee................................. ___________________________ (the
                                         "Trustee").

The Trust............................... Distribution Financial Services
                                         Floorplan Master Trust (the "Trust").
                                         The Trust was formed pursuant to a
                                         Pooling and Servicing Agreement among
                                         the Seller, the Servicer and the
                                         Trustee (as amended from time to time,
                                         the "Pooling and Servicing Agreement").
                                         The Trust is a master trust and will
                                         engage in the following activities:

                                         o acquiring and holding Accounts and
                                         related assets;
                                         o issuing and making payment on the
                                         certificates; and
                                         o activities which are incidental to or
                                         relating to the foregoing.

                                         See "The Trust" herein.

THE CERTIFICATES                         We will describe in each Prospectus
                                         Supplement the certificates we are
                                         offering at that time.  The offered
                                         certificates will include one or more
                                         classes of certificates issued pursuant
                                         to a supplement (a "Supplement") to the
                                         Pooling and Servicing Agreement.  We
                                         sometimes refer to the certificates
                                         issued pursuant to a Supplement as a
                                         "Series".  We may not offer all classes
                                         of a Series pursuant to this
                                         Prospectus.  Instead, we may retain one
                                         or more classes and we may sell one or
                                         more classes in private placements.

                                         In general, each class of certificates
                                         will have a principal amount (which may
                                         change from time to time as described
                                         in the related Prospectus Supplement)
                                         and will bear interest at a rate or
                                         rates (such interest rate or rates with
                                         respect to each class of certificates,
                                         the "Certificate Rate"). The
                                         Certificate Rate for each class of
                                         certificates, or the method for
                                         determining the Certificate Rate, will
                                         be specified in the related Prospectus
                                         Supplement. Each class of certificates
                                         may have a different Certificate Rate,
                                         which may be fixed, variable or
                                         adjustable, or any
                                         combination of these. Each class of
                                         certificate may also provide for
                                         principal payments to be made at
                                         different times and in different
                                         amounts.

                                         If a Series includes two or more
                                         classes of certificates, each class may
                                         differ as to the timing and priority of
                                         payments of principal and interest and
                                         allocations of losses. Some classes of
                                         certificates may be subordinated to
                                         other classes of certificates of the
                                         same Series as described in the related
                                         Prospectus Supplement.

                                         Each Prospectus Supplement will specify
                                         the ratings upon which the issuance of
                                         the related offered certificates will
                                         be conditioned.

                                         The certificate evidencing the Seller's
                                         interest in the Trust is not being
                                         offered by this Prospectus or any
                                         Prospectus Supplement. Unless otherwise
                                         expressly stated in this Prospectus or
                                         the Prospectus Supplement, references
                                         to a "certificate" or "certificates"
                                         refer to certificates issued as part of
                                         a Series pursuant to a Supplement.

THE TRUST ASSETS                         The assets of the Trust include
                                         Receivables generated from time to time
                                         under Accounts that have been assigned
                                         to the Trust as well as Receivables
                                         generated under any Accounts added to
                                         the Trust from time to time. See "The
                                         Trust" and "Description of the
                                         Certificates--Addition of Accounts" in
                                         this Prospectus and "The Accounts" in
                                         the Prospectus Supplement.

                                         The assets of the Trust also include
                                         all of the Seller's right, title and
                                         interest in:

                                         o all security interests purporting to
                                           secure payment of the Receivables,
                                           and all agreements or arrangements
                                           supporting or securing payment of the
                                           Receivables (collectively,
                                           "Collateral Security");

                                         o all documents, books, records and
                                           information relating to the
                                           Receivables; and

                                         o monies due or to become due with
                                           respect to the foregoing.

                                         The Seller may remove, subject to
                                         certain limitations and conditions,
                                         Accounts that it transferred to the
                                         Trust. See "Description of the
                                         Certificates--Removal of Accounts" in
                                         this Prospectus.

                                         The Trust's assets will be allocated
                                         among the certificateholders of all
                                         Series (the interests of all of the
                                         Series in the Trust being referred to
                                         collectively as the
                                         "Certificateholders' Interest") and the
                                         Seller (the ownership interest of the
                                         Seller in the Trust being referred to
                                         as the "Seller's Interest").

                                         If so provided in the related
                                         Prospectus Supplement, a Series will
                                         have the benefit of one or more
                                         "Enhancements," which may include a
                                         letter of credit, surety bond, cash
                                         collateral account, spread account,
                                         guaranteed rate agreement, maturity
                                         liquidity facility, tax protection
                                         agreement, interest rate swap agreement
                                         or other similar arrangements.

THE ACCOUNTS                             The "Accounts" pursuant to which the
                                         Receivables have been or will be
                                         generated are revolving credit
                                         arrangements entered into with DFS by
                                         dealers, manufacturers or distributors
                                         (collectively, "Dealers").  The
                                         Accounts are selected from such credit
                                         arrangements of DFS or its affiliate,
                                         Deutsche Business Services Corporation
                                         ("Deutsche BSC").  In the future the
                                         Trust may include Receivables from
                                         Accounts originated by other affiliates
                                         of DFS.  (Unless otherwise specified,
                                         references in this Prospectus to
                                         Receivables originated or conveyed by
                                         DFS include those originated or
                                         conveyed by Deutsche BSC or any such
                                         other affiliate.)  See "The Accounts"
                                         in the Prospectus Supplement and
                                         "Description of the
                                         Certificates--Addition of Accounts" and
                                         "--Removal of Accounts; Transfers of
                                         Participations" in this Prospectus.

THE RECEIVABLES                          The "Receivables" have arisen or will
                                         arise in the Accounts, and consist of
                                         advances made or to be made by DFS to
                                         dealers located in the United States to
                                         finance their consumer and commercial
                                         product inventory or to manufacturers
                                         or distributors located in the United
                                         States to finance their inventory,
                                         finished parts or other assets.  In
                                         some cases, advances to Dealers are
                                         used by Dealers to finance the accounts
                                         receivable that arise from sales of
                                         their products.  Some of the
                                         Receivables are not secured by
                                         collateral.  See "The Dealer Floorplan
                                         Financing Business of DFS" in this
                                         Prospectus.

                                         The Seller has entered into a
                                         Receivables Contribution and Sale
                                         Agreement among the Seller, as
                                         purchaser, and DFS and Deutsche BSC as
                                         sellers (as amended from time to time,
                                         the "Receivables Contribution and Sale
                                         Agreement"). Pursuant to the
                                         Receivables Contribution and Sale
                                         Agreement, DFS and Deutsche BSC have
                                         sold and will sell to the Seller all of
                                         their respective right, title and
                                         interest in and to all Receivables
                                         meeting certain eligibility criteria.
                                         The Seller has assigned to the Trust
                                         its rights with respect to the
                                         Receivables under the Receivables
                                         Contribution and Sale Agreement. See
                                         "Description of the Receivables
                                         Contribution and Sale Agreement"
                                         herein.

                                         All new Receivables arising under the
                                         Accounts during the term of the Trust
                                         will be sold by Deutsche BSC and sold
                                         or contributed by DFS to the Seller and
                                         transferred by the Seller to the Trust.
                                         Accordingly, the aggregate amount of
                                         Receivables in the Trust will fluctuate
                                         from day to day as new Receivables are
                                         generated and as existing Receivables
                                         are collected, charged off as
                                         uncollectible or otherwise adjusted.

TAX STATUS                               For information concerning the
                                         application of the federal income tax
                                         laws, including whether the
                                         certificates of a Series will be
                                         characterized as debt for federal
                                         income tax purposes, see "Federal
                                         Income Tax Considerations" in the
                                         accompanying Prospectus Supplement.

ERISA CONSIDERATIONS For information concerning whether the certificates of a Series are eligible for purchase by employee benefit plans, see "ERISA Considerations" in the related Prospectus Supplement.

RISK FACTORS You should consider the factors set forth under "Risk Factors" on pages __ through __ of this Prospectus.

                                  RISK FACTORS

         In addition to the other information contained in this Prospectus and the Prospectus Supplement, you should consider the following risk factors (and the "Risk Factors" set forth in the Prospectus Supplement) in deciding whether to purchase certificates.

Prior Interests in Receivables Could    The Seller has transferred the
Result in Losses or Delays in           Receivables to the Trust. However, a
Payments on the Certificates            court could conclude that other persons
                                        or entities have an interest in such
                                        Receivables with priority over the
                                        Trust's interest. Claims of such other
                                        persons or entities could reduce or
                                        delay the collections on the Receivables available for distribution to you. See
                                        "Certain Legal Aspects of the
                                        Receivables--Transfer of Receivables"
                                        herein. Under the Receivables
                                        Contribution and Sale Agreement, DFS has warranted to the Seller and, under the Pooling and Servicing Agreement, the
                                        Seller has warranted to the Trust that
                                        the Receivables have been or will be
                                        transferred free and clear of the lien
                                        of any third party (exclusive of any
                                        Participation of a third party). Each of DFS and the Seller has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described herein under "Description of the
                                        Certificates--Supplemental
                                        Certificates," the Seller's Certificate
                                        (or any interest therein) other than to
                                        the Trust or in the form of a
                                        Participation. With respect to
                                        participations of third parties in the
                                        Receivables, see "The Dealer Floorplan
                                        Financing Business of DFS--Participation
                                        Arrangements" herein.

Bankruptcy of DFS, Deutsche BSC or      Each of DFS and Deutsche BSC has
the Seller Could Result in Losses       warranted to the Seller in the
or Delays in Payments on the            Receivables Contribution and Sale
Certificates                            Agreement that the initial contribution
                                        and subsequent sales of the Receivables
                                        by it to the Seller are valid transfers
                                        of the Receivables to the Seller. In
                                        addition, DFS, Deutsche BSC and the
                                        Seller have agreed to treat the
                                        transactions described herein as a sale
                                        or contribution of the Receivables to
                                        the Seller and DFS and Deutsche BSC have and have agreed to take all actions that are required under Missouri law and Georgia law, respectively, to perfect the Seller's ownership interest in the Receivables. See "Certain Legal Aspects of the Receivables--Transfer of
                                        Receivables" in this Prospectus.
                                        Notwithstanding the foregoing, if DFS or Deutsche BSC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale or contribution of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Seller could occur and (should the court rule in favor of any such trustee, debtor or creditor) delays in such payments or reductions in the amount of such payments could result. If the transfer of Receivables to the Seller is recharacterized as a pledge, a tax or government lien on the property of DFS or Deutsche BSC arising before
                                        Receivables originated by it come into
                                        existence may have priority over the
                                        Seller's interest in such

                                        Receivables. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy" herein.

                                        In addition, in a case decided by United
                                        States Court of Appeals for the Tenth
                                        Circuit in 1993, the court said, in
                                        effect, that accounts transferred by a
                                        seller to a buyer would remain property
                                        of the debtor's bankruptcy estate. If,
                                        following a bankruptcy of DFS, Deutsche
                                        BSC or the Seller, a court were to
                                        follow the reasoning of the court in
                                        that case, delays and reductions in
                                        payments on the certificates could
                                        result.

                                        In addition, if DFS or Deutsche BSC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a bankruptcy court to order that DFS or Deutsche BSC, as applicable, be substantively consolidated with the Seller, delays and reductions in payments on the certificates could result.

                                        The Seller has warranted in the Pooling
                                        and Servicing Agreement that the
                                        transfer of the Receivables to the Trust is a valid sale of the Receivables to the Trust. The Seller has agreed to take all actions that are required under Missouri law to perfect the Trust's interest in the Receivables and the Seller has warranted that the Trust will at all times have a first priority perfected ownership interest therein and, with certain exceptions, in the proceeds thereof. However, the transfer of the Receivables to the Trust could be deemed to create a security interest therein. If the transfer of the Receivables to the Trust were deemed to create a security interest therein under the UCC as in effect in Missouri, a tax or statutory lien on property of DFS, Deutsche BSC or the Seller arising before a Receivable is transferred to the Trust may have priority over the Trust's interest in such Receivables. If the Seller were to become a debtor in a bankruptcy case and a bankruptcy trustee or the Seller as debtor in possession or a creditor of the Seller were to take the position that the transfer of the Receivables from the Seller to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the certificates could result or, should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor, delays and reductions in payments on the certificates could result.

                                        If certain events relating to the
                                        bankruptcy of DFS or the Seller were to
                                        occur, then an Early Amortization Event
                                        would occur. See "Description of the
                                        Certificates--Early Amortization Events" in the Prospectus Supplement. Pursuant to the terms of the Pooling and Servicing Agreement, additional
                                        Receivables would not be transferred to
                                        the Trust. See "Certain Legal Aspects of the Receivables--Transfer of
                                        Receivables" and "--Certain Matters
                                        Relating to Bankruptcy" in this
                                        Prospectus.

                                        Payments made in respect of repurchases
                                        of Receivables by DFS or the Seller
                                        pursuant to the Pooling and Servicing
                                        Agreement may be recoverable by DFS or
                                        the Seller as debtor in possession or by a creditor or a trustee-in-bankruptcy of DFS or the Seller as a preferential transfer from DFS or the Seller if such payments are made within one year prior to the filing of a bankruptcy case in respect of DFS or the Seller.

Commingling by the Servicer May         The Servicer, no later than two business
Result in Delays or Reductions in       days after the processing date, will
Payments on the Certificates            deposit all collections received with
                                        respect to the Receivables (excluding,
                                        with certain exceptions, certain
                                        portions thereof allocable to the
                                        Seller) in each Collection Period into
                                        the Collection Account. However, under
                                        certain conditions, DFS need not deposit collections into the Collection Account until the related Distribution Date, at which time DFS will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions referred to in this sentence not applied. See "Description of the
                                        Certificates--Allocation of Collections;
                                        Deposits to Collection Account" in this
                                        Prospectus.

                                        Until the Servicer deposits such
                                        payments on the Receivables into the
                                        Collection Account, the Servicer may use such funds for its own benefit and will not segregate such funds from its own assets, and the proceeds of any investment of such funds will accrue to the Servicer. The Servicer will pay no fee to the Trust or any certificateholder for any use by the Servicer of funds representing collections on the Receivables. If the Servicer became insolvent, the Servicer's failure to deposit collections in the Collection Account may result in delays or reductions in payments on the certificates.

Effect of Insolvency Laws on            Application of federal and state
Enforceability of Receivables           bankruptcy and debtor relief laws could
                                        result in Receivables being written off
                                        as uncollectible or result in delays in
                                        payments due on such Receivables. See
                                        "Description of the
                                        Certificates--Defaulted Receivables and
                                        Recoveries" in this Prospectus. Such
                                        writeoffs or delays could result in
                                        reductions or delays in payments on the
                                        certificates.

Lack of Security Interest Could         The Seller has represented and warranted
Result in Delays or Reductions in       in the Pooling and Servicing Agreement
Payments on the Certificates            that each Receivable, other than
                                        Unsecured Receivables, is at the time of creation generally secured by a first priority perfected security interest in the related product, account receivable or other asset; provided that such perfected security interest need not be of a first priority in the case of Receivables arising in an Account for which the payment terms are on a scheduled payment plan basis and whose maximum credit limit does not exceed
                                        $250,000, if such Account was designated for the Trust on or before March 23, 1994 (the "Series 1994-1 Closing Date").
                                        Claims of secured parties with first
                                        priority perfected security interests in such accounts, accounts receivable or other assets could reduce the amount of collections on the related Receivables available for distribution to certificateholders.
                                        Generally, under applicable state laws,
                                        a security interest in goods or accounts receivable which secure wholesale financing obligations may be perfected by the filing of UCC financing statements. DFS endeavors to take all actions necessary under applicable state laws to perfect DFS's security interest in the goods or accounts receivable.
                                        However, at the time a product is sold,
                                        DFS's security interest in the product
                                        will terminate. Therefore, if a Dealer
                                        is not required to remit, or fails to
                                        remit, to DFS amounts owed with respect
                                        to products that have been sold, the
                                        related Receivables will no longer be
                                        secured by such products. As a result,
                                        delays or reductions in the amounts of
                                        collections on such Receivables could
                                        occur and, in turn, delays and
                                        reductions in payments on the
                                        certificates could occur.

Effect of Timing of Origination of,     Receivables arising from the purchase of
and Payments on, Receivables            inventory financed by DFS are generally
                                        payable by Dealers either upon retail
                                        sale of the related product or, in some
                                        cases, in accordance with a
                                        predetermined schedule, whether or not
                                        the product has been sold. The timing of sales of products is uncertain and varies depending on the product type.
                                        Moreover, the relative portions of the
                                        Trust's pool of Receivables made up of
                                        Receivables secured by products,
                                        Receivables secured by accounts
                                        receivable, Receivables secured by other assets and Unsecured Receivables may vary over time and cannot be predicted.
                                        The mix of products securing Receivables may also be expected to vary over time and cannot be predicted. As a result, it is possible that the credit quality of the Receivables in the Trust, as a whole, may decline as a result of the addition of additional Receivables. In addition, we cannot assure that there will be additional Receivables created under the Accounts or that any particular pattern of Dealer repayments will occur. The payment of principal on the certificates is dependent on Dealer repayments, and Collections during the
                                        Accumulation Period may not be
                                        sufficient to fully amortize the
                                        certificates on the Expected Final
                                        Payment Date referred to in the
                                        Prospectus Supplement. See "The Dealer
                                        Floorplan Financing Business of DFS" in
                                        this Prospectus and "Maturity and
                                        Principal Payment Considerations" in the
                                        Prospectus Supplement. In addition, a
                                        significant decline in the amount of
                                        Receivables generated could cause an
                                        Early Amortization Event. See
                                        "Description of the Certificates--Early
                                        Amortization Events" in the Prospectus
                                        Supplement for a description of the
                                        events which might lead to the
                                        occurrence of an Early Amortization
                                        Period.

                                        In addition, because a portion of the
                                        Receivables do not bear interest until a period of time has elapsed from their origination, the Receivables will be sold to the Trust at a discount, which is received as Receivables are collected, in order to generate imputed interest collections. As a result, reductions in the payment rate by Dealers will result in a reduction in the amount of imputed interest collections and the amounts available to pay interest on the certificates and the Servicing Fee and to cover defaults and delinquencies on the Receivables. Under certain circumstances, typically those involving a Dealer in default or about to become in default, DFS may change the due date or offer the Dealer extended payment terms. See also "Risk Factors--Ability of the Servicer to Change Payment Terms" below.

Potential Delays or Reductions in       The Seller expects, and in some cases
Payments on Certificates Due to         will be obligated, to designate
Addition of Accounts                    Additional Accounts, the Receivables in
                                        which will be conveyed to the Trust.
                                        Such Additional Accounts may include
                                        Accounts with Dealers originated by DFS
                                        under criteria different from those
                                        which were applied to the Dealers on
                                        previously designated Additional
                                        Accounts, because such Accounts were
                                        originated at a different date. Such
                                        Accounts may also provide financing for
                                        products of types different from those
                                        included in the Trust at the time that
                                        your Series is issued. We cannot assure
                                        you that Additional Accounts designated
                                        in the future will be the same credit
                                        quality, or will relate to the same
                                        types of products, as previously
                                        designated Accounts. If additional
                                        Accounts are not of the same credit
                                        quality as previously designated
                                        Accounts or if new product types that,
                                        if applicable, secure the Receivables in new Accounts do not provide security that is as favorable as that provided by existing product types then delays or reductions in payments on the certificates could result. The designation of Additional Accounts will be subject to the satisfaction of conditions described herein under
                                        "Description of the
                                        Certificates--Addition of Accounts."

Trust's Relationship to DFS             DFS is not obligated to make any
                                        payments in respect of the certificates
                                        or the Receivables (other than the
                                        obligation of DFS to purchase certain
                                        Receivables from the Trust due to the
                                        failure to comply with certain covenants or representations and warranties, as described herein under "Description of the Certificates--Servicer Covenants" and "Description of the Receivables
                                        Contribution and Sale
                                        Agreement--Representations and
                                        Warranties"). However, the Trust is
                                        completely dependent upon DFS for the
                                        generation of new Receivables. We cannot assure you that DFS will continue to generate Receivables at the same rate as in prior years. See "--Social, Economic and Other Factors; Competition" below.

                                        Moreover, if an insolvency event were to occur with respect to DFS, (i) Receivables would no longer be transferred to the Seller or the Trust and an Early Amortization Event would occur and (ii) any Delayed Funding Receivables that had not yet been funded may not become funded and may be executory contracts subject to disaffirmance by DFS's trustee-in-bankruptcy, in which case the related Dealers would no longer be obligated to pay such Delayed Funding Receivables, which the Trust has already paid for. In addition, if DFS were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to you.

Social, Economic and Other Factors;     DFS's ability to generate new
Competition                             Receivables, and a Dealer's ability to
                                        make payments on the Receivables owned
                                        by the Trust, will depend
                                        upon the sales of the products relating
                                        to such Receivables. The level of sales
                                        of such products will be affected by a
                                        variety of social and economic factors,
                                        including national and regional
                                        unemployment levels and levels of
                                        economic activity in general, interest
                                        rates and consumer perceptions of
                                        economic conditions. In addition, DFS
                                        competes with various other financing
                                        sources, including independent finance
                                        companies, manufacturer-affiliated
                                        finance companies and banks, which are
                                        in the business of providing floorplan
                                        financing arrangements to dealers.

Limited Control of Trust Actions        Certificateholders of any Series or any
                                        class within a Series may need the
                                        approval or consent of other
                                        certificateholders (whether in the same
                                        or a different Series) to take or direct various actions, including amending the
                                        Pooling and Servicing Agreement and
                                        directing a reassignment of the entire
                                        portfolio of Receivables. In addition,
                                        following the occurrence of an
                                        insolvency event with respect to the
                                        Seller, the holders of certificates
                                        evidencing more than 50% of the
                                        aggregate unpaid principal amount of
                                        each Series or each class of each Series
                                        (and any holder of a Supplemental
                                        certificate) will be required to direct
                                        the Trustee not to sell or otherwise
                                        liquidate the Receivables. The interests of the certificateholders of any class or Series may not coincide with your interests, making it more difficult for you to achieve your desired results in a situation requiring the consent or approval of other certificateholders.

Amendments Without the Consent of       The Seller, the Servicer and the Trustee
Certificateholders                      may amend the Pooling and Servicing
                                        Agreement or the Supplement for your
                                        Series without your consent in the
                                        circumstances described under
                                        "Description of the
                                        Certificates--Amendments" herein.

Issuance of Additional Series by the    The Trust is expected to issue
Trust May Affect the Timing and         additional Series (which may be
Amounts of Payments on Certificates     represented by different classes within
                                        a Series) from time to time without your consent. The terms of any additional series may be different from your Series. It is a condition to the issuance of each new Series that each Rating Agency that has rated an outstanding Series confirm in writing that the issuance of the new Series will not result in a reduction or withdrawal of its rating. However, the terms of a new Series could result in delays or reductions in payments on your Series.
                                        See "Description of the
                                        Certificates--New Issuances" herein.

Possible Delays and Reductions in       Each class of certificates of a Series
Payments on Certificates Due to         may have a different priority in the
Priority Differences Among the          ranking of payments of principal and
Classes                                 interest. Because of this priority
                                        structure, if you hold a class that is
                                        paid later than another class, you bear
                                        more risk of loss than holders of prior
                                        classes and you could experience delays
                                        or reductions in payments.

Ability of the Servicer to Change       DFS, as Servicer, will have the right to
Payment Terms                           change the terms of the Receivables
                                        (including payment terms, finance
                                        charges and the other fees it charges),
                                        subject to the conditions described
                                        under "Description of the
                                        Certificates--Collection and other
                                        Servicing

                                        Procedures" herein. Changes in relevant
                                        law, changes in the marketplace or
                                        prudent business practice could cause
                                        DFS to change the terms of the
                                        Receivables, which could result in
                                        delays or reductions in payments on the
                                        certificates.

                      DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
                    AND DEUTSCHE FLOORPLAN RECEIVABLES, INC.

Deutsche Floorplan Receivables, L.P.

         The Seller is a limited partnership formed under the laws of the State of Delaware, of which Deutsche Floorplan Receivables, Inc. ("Deutsche FRI") is the general partner and DFS is the limited partner. DFS's limited partnership interest in the Seller constitutes ninety-nine percent (99%) of the total partnership interests in the Seller, with the remaining one percent (1%) owned by the general partner. The Seller was organized for limited purposes, which include purchasing receivables from DFS and its affiliates and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes.

         The Seller has taken steps in structuring the transactions contemplated hereby that are intended to reduce the likelihood that the voluntary or involuntary application for relief by DFS under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of DFS. These steps include the creation of Deutsche FRI as a separate, limited-purpose subsidiary pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of Deutsche FRI's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). Deutsche FRI's articles of incorporation includes a provision that requires Deutsche FRI to have not less than two directors who qualify under the Articles of Incorporation as an "Independent Director." No assurance can be given, however, that such steps will be sufficient to prevent the consolidation of the Seller and DFS.

         If Additional Accounts are added to the Trust, DFS may make additional contributions of capital to the Seller to fund a portion of the purchase price of the Receivables arising in Additional Accounts.


Deutsche Floorplan Receivables, Inc.

         Deutsche Floorplan Receivables, Inc., a wholly-owned subsidiary of DFS, was incorporated in the State of Nevada on October 22, 1993. Deutsche FRI was organized for limited purposes, which include acting as the general partner in a limited partnership engaged in purchasing receivables from DFS and its affiliates, transferring such receivables to third parties, acting as general partner in limited partnerships that acquire receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of Deutsche FRI are located at Bank of America Plaza, 300 South Fourth Street, Suite 1100, Las Vegas, Nevada 89101. The telephone number of such offices is (702) 385-1668.


                                   THE TRUST

         The Trust was formed in accordance with the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Trust was formerly known as Deutsche Floorplan Receivables Master Trust. The Seller has conveyed and will convey to the Trust, without recourse, the Receivables arising under the Accounts. The property of the Trust will consist of the Receivables existing in the Accounts on the Initial CutOff Date, all Receivables generated in the Accounts from time to time thereafter during the term of the Trust as well as Receivables generated in any Accounts added to the Trust from time to time (less Receivables paid or charged off and excluding (i) Receivables in any Accounts that are removed from the Trust from time to time and (ii) any undivided interest in the Receivables in certain Accounts that has been transferred to a third party as described herein under "The Dealer Floorplan Financing Business of DFS--Participation Arrangements"), an assignment of all the Seller's rights and remedies under the Receivables Contribution and Sale Agreement, all funds collected or to be collected in respect of the Receivables, all funds on deposit in certain accounts of the Trust, a security interest in the Collateral Security and rights of the Seller with respect to the financed inventory under the Floorplan Agreements. See "Description of the Certificates--Addition of Accounts" herein.

         The property of the Trust may include Enhancements for the benefit of certificateholders of a particular Series. Your Series will not have any interest in any Enhancements provided for the benefit of the certificateholders of other Series. Pursuant to the Pooling and Servicing Agreement the Seller will be allowed (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate from time to time Additional Accounts to be included as Accounts and to convey to the Trust the Receivables of such Additional Accounts, and to designate from time to time certain Accounts to be removed and to require the Trustee to convey receivables in such Removed Accounts to the Seller. The Seller may, but is not obligated to, cause the Trust to convey to it an interest in certain Receivables, which the Seller may transfer or participate to others.

         Prior to its formation the Trust had no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Receivables and the other assets of the Trust and proceeds therefrom, issuing the certificates and the Seller's Certificate (and any Supplemental Certificates), issuing additional Series and making payments thereon and related activities. As a consequence, the Trust is not expected to have any source of resources other than the assets of the Trust.


                                USE OF PROCEEDS

         The net proceeds from the sale of each Series of certificates will be paid to the Seller as consideration for the transfer of the Receivables to the Trust. The Seller will use such proceeds for general operating purposes (including the distribution thereof to its limited partner, DFS). DFS may use the proceeds it receives to repay inter-company debt and for other general corporate purposes.


                 THE DEALER FLOORPLAN FINANCING BUSINESS OF DFS

General

         The Receivables sold or to be sold to the Seller have been or will generally be selected from extensions of credit made by DFS to (i) Dealers of certain consumer and commercial products in order to enable such Dealers to acquire inventory (the "Floorplan Business") and (ii) Dealers to finance their accounts receivable arising from the sales of their products (the "Accounts Receivable Business"). The products financed within the Floorplan Business may include, among others: computers and computer products, manufactured housing, recreational vehicles, boats and motors, consumer electronics and appliances, keyboards and other musical instruments, industrial and agricultural equipment, office automation products, snowmobiles, and motorcycles. The types of products financed may change over time. The receivables arising from the Floorplan Business are herein called the "Floorplan Receivables" and receivables arising from the Accounts Receivable Business are called the "A/R Receivables." Occasionally, specific transactions under the Accounts Receivable Business are documented as sales of receivables by the originator thereof to DFS. Asset Based Receivables and Unsecured Receivables, which have been sold to the Trust and may be sold to the Trust, are described below.

         The Floorplan Receivables are generally secured by the products being financed and, in limited cases, by other personal property, personal guarantees, mortgages on real estate, assignments of certificates of deposit, or letters of credit. The amounts of the advances are generally equal to 100% of the invoice price of the product. The A/R Receivables are secured by the accounts receivable owed to the Dealer against which such extension of credit was made and, in limited cases, by other personal property of such borrowers, mortgages on real estate, assignments of certificates of deposit or letters of credit. The accounts receivable which are pledged to DFS as collateral may or may not be secured by collateral. The amount advanced generally does not exceed 80%-85% of the amount of the eligible accounts receivable. Both Floorplan Receivables and A/R Receivables are generally full recourse obligations of the related Dealer.

         DFS originates and services its receivables from its principal office in St. Louis, Missouri and in branch offices located throughout the United States. Receivables originated in the State of Louisiana arise from extensions of credit to Dealers by Deutsche BSC, which Receivables are serviced by DFS. In the future, Receivables in the Trust may include Receivables originated by other affiliates of DFS, subject to satisfaction of the Rating Agency Condition. References in this Prospectus to originations by DFS will be deemed to include originations by Deutsche BSC and any such other affiliate.


Credit Underwriting Process

         A Dealer requesting the establishment of a credit line with DFS is required to submit an application and financial information, including audited or unaudited financial statements and, in some cases, tax returns. DFS attempts to talk to, or receive reference letters from, several of the applicant's current creditors and may also obtain a credit agency report on the applicant's credit history. In addition to such current financial information and historical credit information, DFS will consider the following factors: the reason for the request for the extension of credit; the need for the credit line; the products to be financed and the financial status of the manufacturer of such products, if any, that would enter into a related Floorplan Agreement; and the experience of the Dealer's management. The determination of whether to extend credit and of the amount to be extended is based upon a weighing of the above factors. The Dealer credit underwriting process of DFS also involves the use of its Expert Credit System ("ECS"), which employs artificial intelligence technology to simulate the analytical approach of senior underwriting personnel. By utilizing a standardized review process to analyze credit information, ECS adds greater consistency to underwriting decisions across geographic areas and product lines. While all Dealer applications are processed through ECS, DFS does not use ECS as a credit scoring system that results in a numerical score that approves or disapproves the extension of credit or that indicates what amount of credit may be extended.

         Extensions of credit lines in excess of $10,000,000 if secured and $5,000,000 if unsecured may be approved by management of [Deutsche Bank North America Holding Corporation] or Deutsche Bank AG. Extensions of credit up to $10,000,000 if secured and $5,000,000 if unsecured may be approved by the president of DFS; and extensions of credit up to $5,000,000 may be approved by DFS's director of portfolio control. A DFS Division President may approve extensions of credit in amounts which vary by program but do not exceed $1,500,000. Less senior officers have lower levels of approval authority. DFS reviews individual Dealer credit limits (i) prior to any increase in such credit limit, (ii) generally every 12 to 18 months and (iii) upon becoming aware that the Dealer is experiencing financial difficulties or is in default on its obligations under its agreement with DFS.


Creation of Receivables

         The Floorplan Business is typically documented by an agreement between DFS and the Dealer which provides for both the extension of credit and a grant of security interest. Such agreements are generally for an unspecified period of time and create discretionary lines of credit, which DFS may terminate at any time in its sole discretion, subject, however, to prevailing standards of commercial reasonableness and good faith, which may require commercially reasonable notice and other accommodations by DFS. Absent default by the Dealer, the outstanding Floorplan Receivables owed by such Dealer cannot be accelerated, even if the line of credit is terminated. After the effective date of termination, DFS is under no obligation to continue to provide additional financing, but the then current outstanding balance will be repayable in accordance with the Pay-as-Sold or Scheduled Payment Plan terms of such Dealer's program with DFS, as described below.

         With respect to the Floorplan Receivables, advances made for the purchase of inventory are most commonly arranged in the following manner: The Dealer will contact the manufacturer, distributor or other vendor (each, a "Manufacturer") and place a purchase order for a shipment of inventory. If the Manufacturer has been advised that DFS is the Dealer's inventory financing source, the Manufacturer will contact DFS to obtain an approval number with respect to such purchase order. Upon such request, DFS will determine whether
(i) the Manufacturer is in compliance with its Floorplan Agreement, (ii) the Dealer is in compliance with its program with DFS and (iii) such purchase order is within the Dealer's credit limit. If so, DFS will issue an approval number to the Manufacturer. The Manufacturer will then ship the inventory and directly submit its invoice for such purchase order to DFS for payment. Interest or finance charges normally begin to accrue on the Dealer's accounts as of the invoice date. The proceeds of the loan being made by DFS to the Dealer are paid directly to the Manufacturer in satisfaction of the invoice price and will normally be funded at that time. In some cases, however, DFS will negotiate a delay in funding the advance for a period which in most cases ranges from a few days to up to 30 days, and in some cases ranges up to 90 days, after the date of the invoice. Any such receivable that is funded on a delayed basis (a "Delayed Funding Receivable") will be sold to and paid for by the Trust on the date of the invoice, even though such receivable is not funded by DFS until a later time (i.e., when DFS pays the advance to the Manufacturer in payment of the invoice price). DFS and the Manufacturer may also agree that DFS may discount the invoice price of the inventory ordered by the Dealer. Under this arrangement, the Manufacturer will deem itself paid in full upon receipt of such discounted amount. Typically, in exchange for the float permitted by the payment delay and/or the discount, DFS will agree to provide the Manufacturer's Dealers with reduced interest, or perhaps no interest, for some period of time. Thus, the Dealer's financing program may provide for so-called "interest free" or "free flooring" periods during which no interest or finance charges will accrue on their accounts.

         Asset Based Receivables and Unsecured Receivables are discussed under "--Asset Based Receivables" and "--Unsecured Receivables" below.


Payment Terms

         DFS's Floorplan Business provides two basic payment terms to Dealers:
Pay-as-Sold financing programs or Scheduled Payment Plan. Under a "Pay-as-Sold" program, the Dealer is obligated to pay interest or finance charges monthly, but principal repayment with respect to any particular item of inventory financed by DFS is due and payable only upon the sale of such item by the Dealer or at a predetermined maturity date. On occasion, DFS may require particular Dealers to begin repaying principal in installments if the unit has not been sold within a specified period of time. These payments are referred to as "curtailments." Even if a unit is subject to curtailment payments, the outstanding balance with respect to such unit will remain fully payable if such unit is sold. Pay-as-Sold programs are principally offered in the motorcycle, recreational vehicle, boat and motor, agricultural equipment, and other product lines in which the individual inventory price is high and the product inventory turn is relatively slow.

         "Scheduled Payment Plans", in contrast, require that principal be repaid in accordance with a particular schedule. Depending upon the product line and the particular inventory turns of the individual Dealer, the majority of these payment terms are generally no longer than 90 days. Under a Scheduled Payment Plan, the Dealer is obligated to make payments in accordance with an agreed upon schedule, regardless of when the item of inventory is actually sold.

         With respect to A/R Receivables, the Dealer is obligated to pay interest or finance charges monthly. Principal repayment is due in the amount of the collections on the underlying accounts receivable at the time of such collections. With respect to Asset Based Receivables, interest is payable monthly, while principal is payable upon the end of the term of the credit facility, or, if earlier, when and to the extent principal outstandings exceed eligible collateral at negotiated advance rates. With respect to Unsecured Receivables, interest is payable monthly, while principal may be payable either on Pay-as-Sold or Scheduled Payment Plan terms.


Floorplan Agreements with Manufacturers

         DFS will provide financing for products for a particular Dealer, in most instances, only if DFS has also entered into a floorplanning agreement (the "Floorplan Agreement") with the Manufacturer of such product. Pursuant to the Floorplan Agreement, the Manufacturer will agree, among other matters, to purchase from DFS those products sold by such Manufacturer to a Dealer and financed by DFS if DFS acquires possession of such products pursuant to repossession, voluntary surrender, or other circumstances. This arrangement reduces the time, expense and risk normally associated with a secured lender's disposition of collateral. The terms of such repurchase obligations may vary, both by industry and by Manufacturer. In some instances, the Manufacturer will be obligated to repurchase the product for a price equal to the unpaid principal balance owed by the Dealer for the product in question whenever DFS acquires possession thereof. On occasion, different terms may be negotiated. Such terms may provide for a smaller purchase price, or a purchase price which declines over time, or time periods beyond which no obligation to purchase by the Manufacturer shall apply. Certain Floorplan Agreements may also eliminate the repurchase obligation or reduce the purchase price payable by the Manufacturer, depending upon the condition of the inventory acquired by DFS.

         In determining whether to include a Manufacturer's products in its Floorplan Business, DFS considers the Manufacturer's financial status, its number of years in the business, the number of years the product has been sold and whether its products are sold nationally or in a limited area. In general, the more favorable DFS's determination of such factors, the larger the amount of Dealer outstanding payables to DFS that will be permitted. DFS generally reviews Manufacturers annually in the case of Manufacturers whose Dealers have outstanding payables to DFS in excess of $10,000,000 and less frequently in the case of other Manufacturers.


Billing Procedures

         At the beginning of each month DFS sends to each Account obligor a billing statement for the interest, if any, and any other non-principal charges accrued or arising in the prior month. Payment is generally due in respect of such statement by the 15th of such month.


Dealer Monitoring

         Inventory inspections are performed to physically verify the collateral used to secure a Dealer's loan, check the condition of the inventory, account for any missing inventory and collect funds due to DFS. The inventory inspection, or "floorcheck," is one of the key tools for monitoring inventory financed by DFS on Pay-as-Sold terms. Floorchecks are usually performed every 30-45 days, or every 60-75 days for industrial or agricultural equipment. These floorchecks are performed by field service representatives ("FSRs") who are specially trained to audit Dealer inventory. DFS has developed the "Field Audit System," a computerized field audit communications network providing FSRs with timely and accurate inventory reports on the day of inspection. Any discrepancies in a Dealer's inventory or payment schedule, or other problems discovered by an FSR, are promptly reported to regional office management.

         Floorchecks generally are not performed on Dealers on Scheduled Payment Plans. However, DFS monitors these Dealers for payment delinquencies. The regional office makes telephone contact with delinquent Dealers after a Scheduled Payment Plan payment of $10,000 or more is 5 days past due in order to resolve any problems. If a Dealer is 10 days past due with a Scheduled Payment Plan payment in an amount greater than $100,000 or 15 days past due with a payment of $10,000-$100,000, FSRs will visit the Dealer to verify the related collateral and report their findings to the regional office.

         In addition to monitoring an A/R Receivables Dealer's weekly activity, one of the key control elements of the A/R Receivables program is the field audit, during which an accounts receivable auditor reviews certain books and records of an A/R Receivables Dealer. The audits are performed generally on a quarterly basis. Any deficiencies revealed during the audit are discussed with the Dealer and reported to regional office management.


Realization on Receivables

         Upon any default by a Dealer of its obligations to DFS under the related financing agreement and expiration of any and all applicable notice and cure periods that may have been agreed to between DFS and such Dealer, DFS may declare such Dealer's obligations immediately due and payable and enforce all of its legal rights and remedies, including commencement of proceedings to realize upon any collateral, subject to prevailing standards of commercial reasonableness and good faith. Upon learning of such a default, DFS makes contact with the Dealer to determine whether it can develop a workout arrangement with the Dealer to cure all defaults. If disputes with the Dealer exist, such disputes may be submitted to arbitration. If DFS determines that such an arrangement to cure a default cannot be successfully implemented, the Dealer's payment obligations are accelerated. DFS then attempts to obtain possession of the collateral, except in the case of Unsecured Receivables or A/R Receivables. In the case of A/R Receivables, DFS attempts to collect directly from the obligors on the accounts receivable (with respect to certain Accounts relating to A/R Receivables, DFS will already control the collection of accounts receivable through the use of lockboxes). If a Manufacturer is obligated to repurchase the collateral under a Floorplan Agreement as described above under "--Floorplan Agreements with Manufacturers," the collateral is delivered to the related Manufacturer. DFS repossesses, stores and then attempts to sell all other salable collateral in a commercially reasonable manner. See "The Accounts--Loss Experience" in the Prospectus Supplement.


Asset Based Receivables

         Other receivables ("Asset Based Receivables") that may be transferred to the Seller (and by the Seller to the Trust) arise from asset based revolving credit facilities provided to certain Dealers. These facilities typically involve a revolving line of credit, often for a contractually committed period of time, pursuant to which the borrower may draw the lesser of the maximum amount of such line of credit or a specifically negotiated loan availability amount. The loan availability amount is determined by multiplying agreed upon advance rates against the value of certain types of assets. In these facilities, DFS will most typically lend against finished inventory and parts in the Dealer's possession which are free and clear of other liens and otherwise in compliance with specified standards. DFS will also lend in accordance with an advance rate against a borrower's eligible accounts receivable. DFS's asset based revolving credit facilities are usually secured by the assets which constitute the borrowing base against which the loan availability amount is calculated and, occasionally, by other personal property, mortgages or other assets of the borrower. Asset Based Receivables are not always supported by any Floorplan Agreement with a Manufacturer.

Unsecured Receivables

         Certain receivables ("Unsecured Receivables") constitute unsecured advances to Dealers that are made in the same manner as in the case of Floorplan Receivables.


Private Label Programs

         Under DFS's so-called "Private Label" programs, DFS will agree to provide inventory financing and accounts receivable financing for Dealers of a Manufacturer under the name of the Manufacturer. Presently DFS operates under the following names: Carrier Distribution Credit Corporation, to provide financing for Dealers of products manufactured or sold by Carrier Corporation (heating, ventilation and air conditioning); Resellers Credit Corporation, to provide financing to Dealers of products manufactured or sold by Ingram Micro, Inc. (computer products); IE Financial Services, to provide financing to Dealers of products manufactured or sold by Intelligent Electronics, Inc. (computer products); MicroAge Commercial Credit, to provide financing to Dealers of products manufactured or sold by MicroAge Computer Centers, Inc. (computer products); Snapper Finance Company, to provide financing to Dealers of products manufactured or sold by Snapper, Inc. (lawn mowers and other garden products); and Tracker Marine L.P., which provides financing to Dealers of products manufactured by Tracker Marine L.P. (boats and motors). The Manufacturer may or may not have an equity participation in certain of the receivables funded by such Private Label programs. Other private label programs may be developed from time to time.


Participation Arrangements

         From time to time DFS will enable other financing sources to participate in certain of its credit facilities ("Participations"). Pursuant to a typical Participation, the documentation for the underlying line of credit will remain in the name of DFS, as lender. In a separate contractual arrangement with DFS, the participant will agree to provide a portion of the funding for such facility in exchange for an agreed upon interest rate. Occasionally, fees and other charges may also be shared with the participant. In certain cases, DFS will advise a borrower that the size of its credit facility is expressly conditioned upon the availability of participants in the facility. In those situations, if no participants can be found, or if such participants cease to participate, the size of the credit facility may be reduced. In other circumstances, there will be no such condition and DFS may be obligated to maintain a credit facility notwithstanding its expectation that a portion of it would be participated. The Receivables to be sold by DFS to the Seller, and in turn by the Seller to the Trust, may include the non-participated portion of receivables from accounts which have been participated. In addition, subject to substantially the same limitations that apply to the removal of Accounts, the Seller may cause the Trust to transfer an interest in certain Receivables to the Seller, which may thereafter transfer such interest to another person in the form of a Participation. In addition, DFS may, from time to time, enter into syndicated credit facilities, pursuant to which multiple lenders, including DFS, will jointly establish a credit facility administered by a lender agent. Under these facilities, DFS and its co-lenders will agree, pursuant to the terms of the loan agreement with the borrower, to provide a portion of the overall credit facility up to their respective maximum commitment amounts. In return, DFS and its co-lenders generally share in the interest and principal payments and other fees and charges on a pro-rata basis.

                        DESCRIPTION OF THE CERTIFICATES

General

         The certificates will be issued in Series. Each Series will represent an interest in the Trust. Each Series will be issued pursuant to the Pooling and Servicing Agreement, as supplemented by the Supplement for such Series. The Pooling and Servicing Agreement and a form of Supplement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. A copy of the Supplement relating to a Series will be filed with the Securities and Exchange Commission following issuance of the related Series. The following summary describes certain terms of the Pooling and Servicing Agreement and Supplement, but it does not purport to be complete and is qualified in its entirety by reference to the Pooling and Servicing Agreement and each Supplement. See also "Description of the Certificates" in the related Prospectus Supplement.

         The certificates will evidence undivided interests in the Trust representing the right to receive from the Trust funds up to (but not in excess of) the amounts required to make payments of interest on and principal of the certificates pursuant to the Pooling and Servicing Agreement.

         Each class of certificates offered by this Prospectus and the related Prospectus Supplement (the "Offered Certificates") will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"), except as set forth below. The Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Offered Certificates. No Certificate Owner will be entitled to receive a certificate representing such person's beneficial interest in the Offered Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Offered Certificates. See "--Book-Entry Registration" and "--Definitive Certificates" below.


Principal and Interest on the Certificates

         The timing and priority of payment, seniority, Certificate Rate and amount of or method of determining payments of principal and interest (and any other payments, if so specified in the related Prospectus Supplement) on each class of certificates will be described in the related Prospectus Supplement. Each Prospectus Supplement will specify the dates on which payments will be made (each, a "Distribution Date"), which may be monthly, quarterly or otherwise. The right of holders of any class of certificates to receive payments of principal and interest (and any other payments, if so specified in the related Prospectus Supplement) may be senior or subordinate to the rights of holders of any other class or classes of certificates of such Series, as described in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, a Series may include one or more classes of certificates ("Strip Certificates") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of certificates may have a different Certificate Rate, which may be a fixed, variable or adjustable Certificate Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Rate or the method for determining the Certificate Rate for each class of certificates of a given Series. One or more classes of certificates of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement.

         In the case of a Series of certificates which includes two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest of each such class (if any), and any schedule or formula or other provisions applicable to the determination thereof, will be set forth in the related Prospectus Supplement.

         To the extent specified in the related Prospectus Supplement, one or more classes of the related Series of certificates may be entitled to receive principal payments prior to the receipt of principal payments by other classes of such Series.

         To the extent specified in the related Prospectus Supplement, one or more classes of the related Series of certificates may have principal payment schedules which are fixed or based on targeted schedules derived by assuming differing prepayment rates. One or more classes of the related Series of certificates may be designated to receive principal payments on a Distribution Date only if principal payments have been made to another class of certificates, and to receive any excess payments over the amount required to be paid to another class of certificates.


Book-Entry Registration

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Purchases of Offered Certificates under the DTC system must be made by or through Participants, which will receive a credit for the Offered Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Offered Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Offered Certificates, except in the event that use of the book-entry system for the Offered Certificates is discounted.

         To facilitate subsequent transfers, all Offered Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede. The deposit of Offered Certificates with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the Participants to whose accounts such Offered Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede will consent or vote with respect to the Offered Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns

Cede's consenting or voting rights to those Participants to whose accounts the Offered Certificates are credited on the record date (identified in a listing attached thereto).

         Principal and interest payments on the Offered Certificates will be made to DTC. DTC's practice is to credit Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Certificate Owners shall be the responsibility of Participants and Indirect Participants.

         Under a book-entry format, certificateholders of Offered Certificates will receive payments after the applicable Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or such certificateholders. It is anticipated that the only certificateholder of Offered Certificates (as such terms are used in the Pooling and Servicing Agreement) will be Cede, as nominee of DTC, and that Certificate Owners will not be recognized by the Trustee as certificateholders of Offered Certificates under the Pooling and Servicing Agreement.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

         DTC may discontinue providing its services as securities depository with respect to the Offered Certificates at any time by giving reasonable notice to the Seller or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered.

         Cedel Bank is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Cedel Bank provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels,

Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to the Offered Certificates held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Considerations" and "State and Local Tax Consequences" in the Prospectus Supplement. Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Holders of Offered Certificates may hold their Offered Certificates through DTC (in the United States) or Cedel Bank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

         The Offered Certificates will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel Bank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel Bank's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for Cedel Bank and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time zone differences, credits of securities received in Cedel Bank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in DTC.

         Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         DTC management is aware that some computer applications, systems, and processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that DTC's Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately.

         DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.


Definitive Certificates

         Offered Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Offered Certificates, as applicable, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC with respect to such class or (iii) after the occurrence of a Servicer Default, certificateholders, as applicable, representing not less than 50% of the aggregate unpaid principal amount of such certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of such certificateholders.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Offered Certificates. Upon surrender by DTC of the certificate or certificates representing the outstanding certificates and instructions for re-registration, the Trustee will issue such certificates, as applicable, in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement ("Holders"). In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the certificates, the Pooling and Servicing Agreement provides that the certificateholders will be notified of such event.

         Distributions of principal of and interest on the Offered Certificates will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. See "Description of the Certificates--Distributions" in the Prospectus Supplement. Distributions on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final distribution on any certificate (whether Definitive Certificates or the certificate or certificates registered in the name of Cede representing the certificates), however, will be made only upon presentation and surrender of such certificate on the final payment date at such office or agency as is specified in the notice of final distribution to certificateholders. The Trustee will provide such notice to registered certificateholders not later than the fifth day of the month of the final distribution. The Trustee shall pay to the Seller any monies held by it for the payment of principal or interest that remain unclaimed for two years after such notice. After such payment to the Seller, certificateholders entitled to the money must look to the Seller for payment as general creditors unless an applicable abandoned property law designates another person.

         Definitive Certificates will be transferable or exchangeable at the offices of the Trustee, which shall initially be __________________________. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


Supplemental Certificates

         The Pooling and Servicing Agreement provides that the Seller may exchange a portion of the certificate evidencing the Seller's Interest (the "Seller's Certificate") for another certificate (a "Supplemental Certificate") for transfer or assignment to a person designated by the Seller upon the execution and delivery of a supplement to the Pooling and Servicing Agreement (which supplement shall be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement); provided that (a) the Seller shall after giving effect thereto have an interest in the Pool Balance of not less than 2% of the Pool Balance, (b) the Seller shall have delivered to the Trustee, each Rating Agency and any Enhancement Provider a Tax Opinion with respect to such exchange and (c) the Seller shall have delivered to the Trustee evidence of satisfaction of the Rating Agency Condition. Any subsequent transfer or assignment of a Supplemental Certificate is also subject to the conditions described in clauses (b) and (c) in the preceding sentence.

New Issuances

         The Pooling and Servicing Agreement provides that the Trust will issue two types of certificates: (i) one or more Series of investor certificates which are transferable and have the characteristics described below and (ii) the Seller's Certificate (and any Supplemental Certificate) which will evidence the Seller's Interest and will be transferable only upon the satisfaction of certain conditions described above under "--Supplemental Certificates." The Pooling and Servicing Agreement provides that, pursuant to one or more Supplements, the Seller may cause the Trustee to issue one or more new Series. Under the Pooling and Servicing Agreement, the Seller may specify, among other things, with respect to any Series: (a) its name or designation, (b) its initial principal amount, (c) its certificate rate (or the method for determining its certificate rate), (d) a date on which it will begin its amortization period or controlled amortization period, if any, (e) the method for allocating principal and interest to certificateholders, (f) the percentage used to calculate monthly servicing fees, (g) the issuer and terms of any Enhancement with respect thereto or the level of subordination provided by the Seller's Interest, (h) the terms on which the certificates of such Series may be exchanged for certificates of another Series, be subject to repurchase, optional redemption or mandatory redemption by the Seller or be remarketed by any remarketing agent, (i) the series termination date and (j) any other terms permitted by the Pooling and Servicing Agreement (all such terms, the "Principal Terms" of such Series). The Seller may offer any Series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents. There is no limit to the number of Series that may be issued under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement provides that the Seller may specify Principal Terms of a new Series such that each Series has an amortization period or accumulation period which may have a different length and begin on a different date than the amortization period or accumulation period for any other Series. Further, one or more Series may be in their early amortization periods or accumulation periods while other Series are not. Thus, certain Series may be amortizing or accumulating principal, while other Series are not amortizing or accumulating principal. Moreover, different Series may have the benefits of different forms of Enhancement issued by the same or different entities. Under the Pooling and Servicing Agreement, the Trustee will hold each form of Enhancement only on behalf of the Series (or a particular class within a Series) to which it relates. The Pooling and Servicing Agreement also provides that the Seller may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular class within a Series). In addition, the Seller has the option under the Pooling and Servicing Agreement to vary between Series (or classes within a Series) the terms upon which a Series (or classes within a Series) may be repurchased by the Seller.

         A new Series may be issued upon the satisfaction of the conditions specified in the Pooling and Serving Agreement. The Seller may cause the issuance of a new Series by notifying the Trustee at least five business days in advance of the applicable Series Issuance Date. The Pooling and Servicing Agreement provides that the Trustee will issue any such Series only upon delivery to it of the following: (i) a Supplement in form satisfactory to the Trustee signed by the Seller and the Servicer and specifying the Principal Terms of such Series, (ii) the form of any Enhancement and any related agreement,
(iii) an opinion of counsel to the effect that, for federal income and Missouri income tax purposes, (x) such issuance will not adversely affect the characterization of the certificates of any outstanding Series or class as debt or as partnership interests, (y) such issuance will not cause a taxable event to any certificateholders (an opinion of counsel to the effect referred to in clauses (x) and (y) with respect to any action is referred to herein as a "Tax Opinion") and (z) such new Series will be characterized as debt or as partnership interests and (iv) evidence of satisfaction of the Rating Agency Condition. Such issuance is also subject to the conditions that (a) the Seller shall have represented and warranted that such issuance shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur and
(b) after giving effect to such issuance, the Seller's interest in the Pool Balance shall not be less than 2% of the Pool Balance. In addition, it will be a condition to the issuance of any new Series that all of the conditions listed in the preceding sentence would be satisfied if the Delayed Funding Receivables in the Trust were not in the Trust; provided that this condition will be eliminated if the Seller has received evidence of satisfaction of the Rating Agency Condition. Upon satisfaction of all such conditions, the Trustee will issue such Series. The "Rating Agency Condition" with respect to a particular action will be satisfied if the rating agencies which have rated the outstanding Series have indicated that the particular action will not result in a reduction or withdrawal of their ratings of the outstanding Series.


Representations and Warranties

         The Seller has made and will make representations and warranties to the Trustee and the Trust relating to the Accounts, the Receivables and the Collateral Security to the effect, among other things, that (a) as of the Initial Cut-Off Date and the date of issuance of any Series (a "Series Issuance Date") (or, in the case of an Additional Account, as of the cut-off date for such Additional Account (the "Additional Cut-Off Date") and the date the related Receivables are transferred to the Trust (an "Addition Date")), each Account or Additional Account was or is an Eligible Account or, if it was or is an Ineligible Account on such date, such Account is being removed from the Trust in accordance with the requirements of the Pooling and Servicing Agreement, (b) as of the Initial Cut-Off Date (or as of the Additional Cut-Off Date, in the case of any Additional Accounts) or as of the date any future Receivable is generated (a "Transfer Date"), each Receivable conveyed to the Trust is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust as described below under "--Eligible Accounts and Eligible Receivables," (c) each Receivable and all Collateral Security conveyed to the Trust on each Transfer Date or, in the case of Additional Accounts, on the Addition Date, and all of the Seller's right, title and interest in the Receivables Contribution and Sale Agreement, have been conveyed to the Trust free and clear of any liens, and (d) all appropriate consents and governmental authorizations required to be obtained by the Seller in connection with the conveyance of each such Receivable or Collateral Security have been duly obtained. If the Seller breaches any representation and warranty described in this paragraph and such breach remains uncured for 30 days or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by the Seller or the Servicer or receipt of written notice of such breach by the Seller or the Servicer, and such breach has a material adverse effect on the Certificateholders' Interest in any Receivable or Account, such Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account ("Ineligible Receivables") will be reassigned to the Seller on the terms and conditions set forth below and such Account shall no longer be included as an Account.

         Each such Receivable shall be reassigned to the Seller on or before the end of the Collection Period in which such reassignment obligation arises by the Seller directing the Servicer to deduct the principal balance of such Receivable (discounted by the Discount Factor for the Collection Period preceding such Determination Date) from the Pool Balance. In the event that such deduction would cause the Pool Balance to be less than the Required Participation Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date), on the date on which such reassignment is to occur the Seller will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Pool Balance would be less than the Required Participation Amount (the amount of any such deposit being referred to herein as a "Transfer Deposit Amount"), provided that if the Transfer Deposit Amount is not so deposited, the principal balance of the related Receivables will be deducted from the Pool Balance only to the extent the Pool Balance is not reduced below the Required Participation Amount and any principal balance not so deducted will not be reassigned and will remain part of the Trust. The reassignment of any such Receivable to the Seller and the payment of any related Transfer Deposit Amount will be the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to certificateholders or the Trustee on behalf of certificateholders.

         The Seller will also make representations and warranties to the Trust to the effect, among other things, that as of each Series Issuance Date (a) it is duly organized as a limited partnership and in good standing, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Pooling and Servicing Agreement constitutes a valid, binding and enforceable agreement of the Seller and (b) the Pooling and Servicing Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in or under (i) the Receivables and the Collateral Security, whether then existing or thereafter created, (ii) the Receivables Contribution and Sale Agreement, and (iii) the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders) and upon the filing of financing statements under the UCC as then in effect in the State of Missouri, which is effective as to each Receivable existing on the Closing Date (or as of the Addition Date, if applicable) or, as to each Receivable arising thereafter, upon the creation thereof the Trust, shall have a perfected ownership interest in such property. In the event that the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the interests of the holders of the outstanding Series, then either the Trustee or the holders of certificates of all outstanding Series evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by written notice to the Seller and the Servicer (and to the Trustee and any issuer or provider of any Enhancement (an "Enhancement Provider") if given by certificateholders), may direct the Seller to accept the reassignment of the Certificateholders' Interest within 60 days of such notice, or within such longer period specified in such notice. The Seller will be obligated to accept the reassignment of the Certificateholders' Interest on a Distribution Date occurring within such 60-day period. Such reassignment will not be required to be made, however, if at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects and any material adverse effect caused by such breach shall have been cured. The portion of the price for such reassignment will be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement for such Series. The payment of the reassignment price for all outstanding Series, in immediately available funds, will be considered a payment in full of the Certificateholders' Interest. The portion of such funds allocable to the Certificateholders' Interest will be distributed upon presentation and surrender of the certificates. If the Trustee or the certificateholders give a notice as provided above, the obligation of the Seller to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to certificateholders or the Trustee on behalf of the certificateholders.


Eligible Accounts and Eligible Receivables

         As stated elsewhere in this Prospectus, references to DFS in connection with the origination or conveyance of Receivables include Deutsche BSC in its origination and conveyance of Receivables and each other affiliate of DFS that may originate or convey Receivables in the future (subject to satisfaction of the Rating Agency Condition).

         An "Eligible Account" is defined to mean each arrangement to provide a revolving extension of credit by DFS to a Dealer (i) in order to finance the purchase by a Dealer of consumer and commercial product inventory, (ii) as a credit facility secured by the accounts receivable owned by such Dealer, (iii) as a line of credit secured by unencumbered assets of such Dealer or (iv) as an unsecured line of credit, which extension of credit, as of the date of determination thereof (a) is established by DFS in the ordinary course of business pursuant to a floorplan, accounts receivable, asset based or unsecured lending financing agreement, (b) is in favor of a Dealer doing business in the United States which is an eligible Dealer (which excludes Dealers subject to voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation), (c) is in existence and maintained and serviced by DFS and (d) in respect of which no amounts have been charged off as uncollectible. Eligible Accounts include Accounts in which another lender participates. See "The Dealer Floorplan Financing Business of DFS--Participation Arrangements" herein. Receivables arising in Accounts in which another lender participates include only DFS's undivided interest in the related advance and not the undivided interest therein of the other lender.

         An "Eligible Receivable" is defined to mean each Receivable: (a) which was originated or acquired by DFS in the ordinary course of business, (b) which arose under an Account that at such time was an Eligible Account, (c) which is owned by DFS at the time of sale or contribution by DFS to the Seller, (d) which represents the obligation of a Dealer to repay an advance made to or on behalf of such Dealer, (e) which at the time of creation and at the time of transfer to the Trust is, except in the case of an Unsecured Receivable, secured, to the extent required by the related financing agreement, by a perfected first priority security interest (whether by prior filing, purchase money security interest statutory priority, or subordination agreement from prior filers) in the products, accounts receivable or other collateral relating thereto (except that such security interest need not be a first priority security interest in the case of a Receivable arising in an Account for which the payment terms are on a Scheduled Payment Plan basis and the maximum credit line is $250,000 or less, but only if such Account was designated as an Account as of the Series 1994-1 Closing Date) and the perfection of such security interest is governed by the laws of one or more of the States of the United States, the District of Columbia or, if acceptable to each Rating Agency, a territory or possession of the United States, (f) which was created in compliance in all respects with all requirements of law applicable thereto and pursuant to a floorplan, accounts receivable, asset based lending or unsecured receivable financing agreement which complies in all respects with all requirements of law applicable to any party thereto, (g) with respect to which all consents and governmental authorizations required to be obtained by DFS or the Seller in connection with the creation of such Receivable or the transfer thereof to the Trust or the performance by DFS of the floorplan, accounts receivable, asset based lending or unsecured receivable financing agreement pursuant to which such Receivable was created, have been duly obtained and are in full force and effect, (h) as to which at all times following the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the Pooling and Servicing Agreement, (i) which has been the subject of a valid transfer and assignment from the Seller to the Trust of all the Seller's interest therein (including any proceeds thereof), (j) which will at all times be the legal and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws, (k) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer, (l) as to which, at the time of transfer of such Receivable to the Trust, DFS and the Seller have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time, (m) as to which, at the time of transfer of such Receivable to the Trust, neither DFS nor the Seller has taken or failed to take any action which would impair the rights of the Trust or the certificateholders therein, (n) which constitutes "chattel paper," an "account" or a "general intangible" as defined in Article 9 of the UCC as then in effect in the State of Missouri (the financing agreement giving rise to said Receivable may, however, be subject by its terms, or by judicial interpretation, to the laws of other states), (o) which was transferred to the Trust with all applicable governmental authorizations and (p) if such Receivable has the benefit of a Floorplan Agreement with a Manufacturer, such Floorplan Agreement provides, subject to the specific terms thereof and any limitations therein (which may vary among Floorplan Agreements), that the Manufacturer is obligated to repurchase the products securing the Receivable upon the Servicer's repossession thereof upon the related Dealer's default. For a description of the various terms of the Floorplan Agreements, see "The Dealer Floorplan Financing Business of DFS--Floorplan Agreements." Notwithstanding the foregoing, together with the Ineligible Receivables referred to under "--Representations and Warranties" above, (i) all Receivables that, at the time of its transfer to the Trust, have been SAU or NSF for more than 30 days will also be "Ineligible Receivables," and
(ii) the aggregate of Receivables that, at the time of transfer of each such Receivable to the Trust, have been SAU or NSF for a period of one to 30 days will also be "Ineligible Receivables" to the extent that such aggregate amount exceeds 0.75% of the Pool Balance at the end of such Collection Period. All Ineligible Receivables will be transferred to the Trust, but the "Pool Balance" will for all purposes be calculated by excluding all Ineligible Receivables from the Receivables. Delayed Funding Receivables will be Eligible Receivables, but, unless the required statement from each Rating Agency is received as described under "--New Issuances" above, Delayed Funding Receivables will be deemed not to be part of the Pool Balance for purposes of determining whether a new Series of certificates may be issued. Once a Receivable that was initially a

Delayed Funding Receivable is funded by DFS, then such Receivable will no longer be considered to be a Delayed Funding Receivable for purposes of the Pooling and Servicing Agreement. In addition, Delayed Funding Receivables (including any Collections thereon and Defaulted Amounts in respect thereof) will cease to be included in the Trust on the day, if any, on which an Insolvency Event in respect of DFS occurs.

         It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the Seller or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties, the observation of its obligations under the Pooling and Servicing Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before April 30 of each calendar year a certificate with respect to its performance under the Pooling and Servicing Agreement and each Supplement.


The Overconcentration Amounts

         The Available Subordinated Amount shall be adjusted to reflect, on each Determination Date, the aggregate principal amount of Receivables in the Trust on such Distribution Date which are A/R Receivable Overconcentrations, Asset Based Receivable Overconcentrations, Dealer Overconcentrations, Manufacturer Overconcentrations, Product Line Overconcentrations and Unsecured Receivable Overconcentrations (the "Overconcentration Amount") allocable to the Certificateholders' Interest.

                  "A/R Receivable Overconcentration" on any Determination Date means the excess of (a) the aggregate of all amounts of Principal Receivables in accounts created pursuant to Accounts Receivable Financing Agreements on the last day of the Collection Period immediately preceding such Determination Date over (b) 20% of the Pool Balance on the last day of such immediately preceding Collection Period.

                  "Asset Based Receivable Overconcentration" on any Determination Date means the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts created pursuant to Asset Based Lending Financing Agreements on the last day of the Collection Period immediately preceding such Determination Date over (b) 15% of the Pool Balance on the last day of such immediately preceding Collection Period.

                  "Dealer Overconcentration" on any Determination Date means,
         (i) with respect to any Account with a Dealer other than a Specified Dealer, the excess of (a) the aggregate amount of Principal Receivables in such Account on the last day of the Collection Period immediately preceding such Determination Date over (b) 2% of the Pool Balance on the last day of such immediately preceding Collection Period; and (ii) with respect to any Account with a Specified Dealer, the excess of (a) the aggregate amount of Principal Receivables in such Account on the last day of the Collection Period immediately preceding such Determination Date over (b) 3% of the Pool Balance as of such immediately preceding Collection Period. As used in this paragraph, "Specified Dealer" means, with respect to a Dealer, that on the last day of such immediately preceding Collection Period any Account with such Dealer is among one of the fifteen Accounts having the largest amount of all Principal Receivables in all of the Accounts as of such last day.

                  "Manufacturer Overconcentration" on any Determination Date means the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts created pursuant to Floorplan Agreements with a single Manufacturer on the last day of the Collection Period immediately preceding such Determination Date over (b) 15% of the Pool Balance on the last day of such immediately preceding Collection Period.

                  "Product Line Overconcentration" on any Determination Date means, with respect to Accounts created pursuant to Wholesale Financing Agreements, the excess of (a) the aggregate of all amounts of Principal Receivables in such Accounts that represent financing for a single product line on the last day of the Collection Period immediately preceding such Determination Date over (b) 25% (40% in the case of computer products) of the Pool Balance on the last day of such immediately preceding Collection Period.

                  "Unsecured Receivable Overconcentration" on any Determination Date means, without duplication, the sum of (i) the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts created pursuant to Unsecured Receivable Financing Agreements on the last day of the Collection Period immediately preceding such Determination Date over (b) 3% of the Pool Balance on the last day of such immediately preceding Collection Period and (ii) the aggregate of the Individual Unsecured Receivable Overconcentrations for such Determination Date. The "Individual Unsecured Receivable Overconcentration" on any Determination Date means, with respect to any Account for Unsecured Receivables, the excess of (i) the aggregate of all amounts of Principal Receivables in such Account on the last day of the Collection Period immediately preceding such Determination Date over (ii) (a) in the case of a Dealer whose unsecured debt is rated at least A- or its equivalent, 1% of the Pool Balance on the last day of such immediately preceding Collection Period and (b) in the case of a Dealer whose unsecured debt is rated less than A- or its equivalent or is not rated, 0.5% of such Pool Balance.

Notwithstanding the above, in the case of each such Overconcentration, the percentage in clause (b) (in the case of an Individual Unsecured Receivable Concentration, both clause (a) and clause (b) and in the case of a Dealer Overconcentration, the percentage in clause (i)(b) or (ii)(b)) may be increased by the Seller, without the consent of any certificateholder, to a level acceptable to each Rating Agency as long as the Rating Agency Condition is satisfied. See "Description of the Certificates--Allocation of Collections; Limited Subordination of Seller's Interest--Available Subordinated Amount" in the Prospectus Supplement.


Addition of Accounts

         Subject to the conditions described below, the Seller has the right to designate from time to time additional accounts to be included as Accounts (the "Additional Accounts"). In addition, the Seller is required to add the Receivables of Additional Accounts if either (i) the Pool Balance (exclusive of Delayed Funding Receivables) on the last day of any Collection Period is less than the Required Participation Amount as of the following Distribution Date or
(ii) the Seller's Participation Amount (exclusive of Delayed Funding Receivables) as of the following Distribution Date multiplied by the portion of the Seller's Interest (exclusive of Delayed Funding Receivables) represented by the Seller's Certificate is less than 5% of the Pool Balance (exclusive of Delayed Funding Receivables) on such last day. In either case, unless certain insolvency events have occurred with respect to the Seller, the Seller under the Pooling and Servicing Agreement will be required to transfer and assign to the Trust, within 10 business days after the end of such Collection Period, interests in all Receivables arising in such Additional Accounts, whether such Receivables are then existing or thereafter created. Any designation of Additional Accounts is subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account; (ii) the Seller shall represent and warrant that the addition of such Additional Accounts shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur; (iii) the Seller shall not select such Additional Accounts in a manner that it believes is adverse to the interests of the certificateholders or any Enhancement Provider; (iv) the Seller shall deliver a Tax Opinion, other than in the case of a required addition, and certain other opinions of counsel with respect to the addition of such Additional Accounts to the Trustee and any Enhancement Provider and (v) if the Automatic Addition Condition is not satisfied, the Rating Agency Condition has been satisfied. If the Automatic Addition Condition is satisfied and the Account being added will contain Receivables which represent a type of product not previously financed by DFS or is supported by a Manufacturer that is not an Existing Manufacturer, then such addition is subject to satisfaction of the Rating Agency Condition.

         Additional Accounts may not be of the same credit quality as the Accounts which are in the Trust at the time the Additional Accounts are added to the Trust. Additional Accounts may have been originated by DFS at a later date using credit criteria different from those which were applied to the initial Accounts.

                  "Automatic Addition Condition" shall mean, with respect to the addition of Accounts that (i) during the calendar quarter in which such addition occurs, the number of new Accounts for Dealers that are financing products of the type already being financed by DFS and purchasing such products from Existing Manufacturers does not exceed 5% of the number of all Accounts at the end of the preceding calendar quarter, (ii) during the twelve months ending at the beginning of such calendar quarter, the number of such new Accounts does not exceed 20% of the number of all Accounts at the beginning of such twelve month period, (iii) the average for the three months preceding the month of such addition of the aggregate balance of Receivables that have been SAU or NSF for more than 30 days does not exceed 1.25% of the Pool Balance at the end of the month preceding the month of such addition, and (iv) the annualized average for such three month period of the net losses incurred in respect of the Receivables does not exceed 1.75% of the Pool Balance at the end of the month preceding the month of such addition.

                  "Existing Manufacturer" shall mean (i) each Manufacturer with which DFS has entered into a business arrangement, either through a Floorplan Agreement or another arrangement, on or prior to the Series 1994-1 Closing Date, (ii) each Manufacturer with which DFS enters into such a business arrangement after the Series 1994-1 Closing Date so long as the aggregate balances of the Receivables subject to such Floorplan Agreement do not exceed the lesser of (a) 1% of the Pool Balance at the beginning of the Collection Period in which the addition of the related Account occurs and (b) $25 million and (iii) each Manufacturer with which DFS enters into such a business arrangement after the Series 1994-1 Closing Date and as to which the Rating Agency Condition is satisfied.

                  "Required Participation Amount" for any date will mean an amount equal to the sum of (a) the sum of the product for each Series of (i) the Required Participation Percentage for such Series times (ii) the initial invested amount of such Series minus the amount of any deposits into its excess funding account in connection with a reduction in the Pool Balance plus the amount of any withdrawals from its excess funding account in connection with an increase in the Pool Balance plus
         (b) the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date).

                  "Required Participation Percentage" means, with respect to any Series, the percentage specified therefor in the related Supplement; provided, however, that the Seller may, upon ten days' prior notice to the Trustee, each Rating Agency and any Enhancement Provider reduce the Required Participation Percentage to not less than 100%, so long as the Rating Agency Condition has been satisfied.

Removal of Accounts; Transfers of Participations

         The Seller shall have the right at any time to require the removal from the Trust of Eligible Accounts, including all amounts then held by the Trust or thereafter received by the Trust in respect of the Eligible Accounts to be removed. To remove any Eligible Account and such amounts, the Seller (or the Servicer on its behalf) shall, among other things, (a) on or before the fifth business day prior to the date of removal (the "Removal Date"), furnish to the Trustee, any Enhancement Provider, and each Rating Agency a written notice (the "Removal Notice") specifying the Removal Date; (b) on or before the fifth business day after the Removal Date, the Seller shall have furnished to the Trustee a computer file, microfiche list or other list of the Accounts (the "Removed Accounts") that were removed on the Removal Date, specifying for each Removed Account as of the date of the Removal Notice its number, the aggregate amount outstanding in such Removed Account and the aggregate amount of Receivables therein; (c) represent and warrant that the removal of any such Eligible Account on the Removal Date will not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount; (d) represent and warrant that no selection procedures believed by the Seller to be adverse to the interest of the certificateholders were utilized in selecting the Removed Accounts; (e) obtain evidence that the Rating Agency Condition has been satisfied; and (f) on or before the related Removal Date, deliver to the Trustee and any Enhancement Provider an officers' certificate confirming the items set forth in clauses (c),
(d) and (e) above and a Tax Opinion with respect to such removal.

         All Receivables existing in the Removed Accounts will be assigned to the Seller as of the Removal Date. On or prior to the tenth business day following the date on which an Account becomes an Ineligible Account (which date will be deemed the Removal Date for such Account), the Seller will commence the removal of such Account from the Trust. However, all Receivables existing in any such Account (other than an Account that was an Ineligible Account at the time it was originally designated as an Account) as of the Removal Date will continue to be a Trust asset.

         The Seller may cause the Trust to transfer to the Seller a Participation in the Receivables in one or more Accounts subject to the same limitations described above with respect to the removal of Accounts, except that the removal will relate to an undivided percentage interest in the Receivables in an Account rather than a dollar amount. The Seller may thereafter transfer such Participation to other persons.

         Accounts that are terminated by their Dealers after they have paid the related Receivables in full will be deemed to be removed from the Trust without having to follow the procedures described above.


Collection Account

         The Servicer has established and is required to maintain, or cause to be established and maintained, an Eligible Deposit Account in the name of the Trustee, on behalf of the Trust, for the benefit of the Seller, certificateholders of all Series and any Enhancement Providers (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any one of the states thereof (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means (a) the corporate trust department of the Trustee or (b) a depository institution or trust company organized under the laws of the United States or any one of the states thereof (or a domestic branch of a foreign bank) which at all times (i) has either (x) a long-term unsecured debt rating acceptable to each Rating Agency or (y) a certificate of deposit rating acceptable to each Rating Agency and (ii) is a member of the FDIC. Funds in the Collection Account generally will be invested in investments acceptable to each such Rating Agency as being consistent with the then-current rating of the certificates (collectively, "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be credited to the Collection Account. The Servicer will have the revocable power to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement.


Allocations Among Series

         Collections of Non-Principal Receivables and Principal Receivables, Defaulted Receivables and Miscellaneous Payments will be allocated to each Series from and after the related Series Cut-Off Date as specified in the related Supplement, and amounts so allocated to any Series will not, except as specified in the related Supplement, be available to any other Series. Allocations thereof between the Certificateholders' Interest and the Seller's Interest, among the Series in any group and among the classes in any Series shall be set forth in the related Supplement or Supplements.

         On each Distribution Date, (a) the Servicer shall allocate Excess Principal Collections (as described below) to each Series as set forth in the related Supplement and (b) the Servicer shall instruct the Trustee to withdraw from the Collection Account and pay to the Seller (i) an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements specify are to be treated as "Excess Principal Collections" with respect to such Distribution Date over (y) the aggregate amount, if any, for all outstanding Series which the related Supplements specify are "Principal Shortfalls" with respect to such Distribution Date and, without duplication, (ii) the aggregate amount for all outstanding Series of that portion of Principal Collections which the related Supplements specify are to be allocated and paid to the Seller with respect to such Distribution Date; provided, however, that, in the case of clauses (i) and (ii), such amounts shall be paid to the Seller only if the Pool Balance for such Distribution Date (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Required Participation Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date). The amount held in the Collection Account as a result of the proviso in the preceding sentence ("Unallocated Principal Collections") shall be paid to the Seller at the time the Pool Balance exceeds the Required Participation Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date); provided, however, that any Unallocated Principal Collections on deposit in the Collection Account at any time during which any Series is in its amortization period, accumulation period or Early Amortization Period shall be deemed to be "Miscellaneous Payments".


Discount Factor

         While finance charges are payable on the Receivables generally, finance charges will not begin to accrue on a portion of the Receivables until a certain period of time has elapsed after their origination. Therefore, in order to create imputed interest in respect of such Receivables for their non-interest bearing period and for administrative uniformity in accounting for Collections, a portion of the Collections on each Receivable that is not part of the finance charges, if any, paid on that Receivable will be treated as Non-Principal Collections. The portion of the balance of a Receivable that will be treated as a finance charge when such Receivable is collected will be equal to the product of the balance of such Receivable times the discount factor (the "Discount Factor") in effect at the time of the collection of such Receivable.

         Each Prospectus Supplement will specify the Discount Factor in effect as of the date set forth in such Prospectus Supplement. However, the Discount Factor will be adjusted as and to the extent described in this paragraph. If on any Distribution Date the Net Receivables Rate for such Distribution Date less (i) the weighted average of the certificate rates (as determined below in this paragraph) for all outstanding Series of certificates for such Distribution Date less (ii) the annualized Net Loss Rate (as defined in the Pooling and Servicing Agreement) for the preceding twelve Collection Periods is less than 1%, then the Discount Factor for such Distribution Date shall be adjusted upwards, rounded up to the nearest 0.1% (but in no event will the Discount Factor exceed 1%), so that the Net Receivables Rate less the rate in clause (i) less the rate in clause (ii) shall be equal to 1%; and the Discount Factor shall remain at such adjusted percentage amount until it is further adjusted by the terms of this sentence or either of the following two sentences. Notwithstanding the foregoing, the Seller, at its discretion, may increase or decrease the Discount Factor, but in no event shall the Discount Factor exceed 1% or be less than the percentage amount required by the immediately preceding sentence or be greater than the percentage amount required by the next sentence. Notwithstanding the foregoing, if the application of the Discount Factor would cause the Pool Balance to be less than the Required Participation Amount, then the Discount Factor shall be the percentage (which shall in no event be less than 0%), rounded down to the nearest 0.1%, which, when applied, will cause the Pool Balance to at least equal the Required Participation Amount. For purposes of this definition, (i) if a certificate rate is calculated as the lesser of (x) a fixed rate or a formula rate and (y) the Net Receivables Rate, then such certificate rate shall be the rate in clause (x) and (ii) if an interest rate swap agreement provides the interest distributable on a Series or Class of certificates then the certificate rate for such Series or Class of certificates shall be the interest rate payable to the related swap counterparty.


Allocation of Collections; Deposits in Collection Account

         The Servicer, no later than two business days after the processing date, will deposit all collections received with respect to the Receivables (excluding, with certain exceptions, certain portions thereof allocable to the Seller) in each Collection Period into the Collection Account. Notwithstanding the foregoing requirement for daily deposits, for so long as (i) DFS remains the Servicer under the Pooling and Servicing Agreement, (ii) no Servicer Default has occurred and is continuing and (iii) (x) DFS arranges for and maintains a letter of credit or other form of Enhancement in respect of the Servicer's obligation to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency or (y) DFS otherwise obtains each Rating Agency confirmation described below, then, subject to any limitations in the confirmations referred to below, DFS need not deposit collections into the Collection Account on the day indicated in the preceding sentence until the business day immediately preceding the date on which such funds are required to be distributed to investors, at which time DFS will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions of this sentence not applied; provided, however, that prior to ceasing daily deposits as described above the Seller shall have delivered to the Trustee evidence that the Rating Agency Condition has been satisfied. Until such Collections are deposited into the Collection Account, such funds may be used by the Servicer for its own benefit, and the proceeds of any short-term investment of such funds will accrue to the Servicer. During such times as the Servicer holds collections and is permitted to use such funds for its own benefit, the certificateholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer will pay no fee to the Trust or any certificateholder for any use by the Servicer of funds representing collections on the Receivables.

         In addition, during any Collection Period the Servicer will generally be required to deposit Non-Principal Collections and Principal Collections into the Collection Account only to the extent of, without duplication, the distributions required to be made to certificateholders, the amounts required to be deposited into any deposit, trust, reserve or similar account maintained for the benefit of certificateholders and the amounts required to be paid to any Enhancement Provider on the Distribution Date relating to such Collection Period and if, at any time prior to such Distribution Date, the amount of collections deposited in the Collection Account exceeds the amount required to be deposited, the Servicer will be permitted to withdraw such excess from the

Collection Account. In addition, as an administrative convenience, the Servicer will be permitted to make the deposit of Non-Principal Collections, Principal Collections and other amounts net of distributions or payments to be made to the Servicer on such date. However, the Servicer will account for such deposits, distributions and payments as if they were made individually.


Defaulted Receivables and Recoveries

         "Defaulted Receivables" on any Determination Date are (i) all Receivables (other than all Ineligible Receivables) which were charged off as uncollectible in respect of the immediately preceding Collection Period and (ii) all Receivables which were Eligible Receivables when transferred to the Trust, which arose in an Account which became an Ineligible Account after the date of transfer of such Receivables to the Trust and which remained outstanding for any six consecutive Determination Dates thereafter. DFS's charge-off policy is based on SAU/NSF aging. For "Pay-as-Sold" accounts (see "Description of the Dealer Floorplan Financing Business of DFS--Payment Terms" herein), receivables which are coded as SAU/NSF are charged off at the end of the month in which such receivables had been so coded for at least 181 days. For delinquent scheduled payment accounts, DFS performs inventory inspections to evaluate its collateral position with the related Dealer as DFS deems necessary. If the inspection reveals an uncollateralized position, the shortage is coded SAU. The SAU will be charged off on or before 181 days. "SAU" is the code on DFS's servicing records representing the unpaid portion of a receivable balance as to which the related Product has been sold but not paid in full. DFS's "NSF" code represents checks from customers returned for insufficient funds. DFS's charge off policy may change over time.

         The "Defaulted Amount" for any Determination Date will be an amount (which shall not be less than zero) equal to (a) the principal amount (exclusive of the discounted portion that, if collected, would have been treated as a Non-Principal Collection) of Receivables that became Defaulted Receivables during the preceding Collection Period less (b) the full amount (exclusive of such discounted portion) of any Defaulted Receivables subject to reassignment to the Seller or purchase by the Servicer for such Collection Period unless certain events of bankruptcy, insolvency, or receivership have occurred with respect to either of the Seller or the Servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables. Receivables will be charged off as uncollectible in accordance with the Servicer's customary and usual policies and procedures for servicing its own comparable revolving dealer wholesale loan accounts.

         If the Servicer adjusts the amount of any Receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, or because such Receivable was created in respect of inventory which was refused or returned by a Dealer, the Seller's Participation Amount will be reduced by the amount of the adjustment. Furthermore, if following such reduction the Pool Balance would be less than the Required Participation Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), the Seller will be required to deposit a cash amount equal to such deficiency (up to the amount of such Adjustment) into the Collection Account in immediately available funds (an "Adjustment Payment") on the day on which such adjustment occurs.


Termination

         The Trust will terminate on the earlier to occur of (a) the day following the Distribution Date on which the aggregate Invested Amounts for all Series is zero, if the Seller elects to terminate the Trust at such time, and
(b) December 31, 2014. Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in the Collection Account for the final distribution of principal and interest to certificateholders) will be conveyed and transferred to the Seller.

Indemnification

         The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of any acts or omissions arising out of activities of the Trust, the Trustee or the Servicer pursuant to the Pooling and Servicing Agreement; provided that the Trust or the Trustee will not be so indemnified if such acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the Trustee. In addition, the Servicer will not indemnify the Trust, the Trustee or the certificateholders for any act taken by the Trustee at the request of the certificateholders or for any tax required to be paid by the Trust or the certificateholders or for any loss as an investor in the certificates.

         The Pooling and Servicing Agreement provides that, except as described above and with certain other exceptions, neither the Seller, the Servicer, Deutsche FRI nor any of their directors, officers, employees or agents will be under any liability to the Trust, the Trustee, the certificateholders or any other person for taking any action, or for refraining from taking any action, pursuant to the Pooling and Servicing Agreement. However, neither the Seller, the Servicer, Deutsche FRI nor any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

         In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the certificateholders thereunder.


Collection and Other Servicing Procedures

         Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with customary and usual procedures for servicing its own revolving credit line dealer wholesale loans, except where the failure to so act would not materially and adversely affect the rights of the Trust.

         Pursuant to the Pooling and Servicing Agreement, DFS covenants that it may only change the terms relating to the Accounts if (i) in the Servicer's reasonable judgment, no Early Amortization Event will occur as a result of the change and (ii) the change is made applicable to the comparable segment of the portfolio of revolving credit line dealer wholesale loan accounts with similar characteristics owned or serviced by DFS and not only to the Accounts.

         Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with dealers, investigating payment delinquencies, evaluating the increase of credit limits, and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for certificateholders and on behalf of the Trustee.

Servicer Covenants

         In the Pooling and Servicing Agreement the Servicer covenants that: (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and Accounts, will maintain in effect all qualifications required in order to service the Receivables and Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a material adverse effect on the certificateholders of any outstanding Series; (b) it will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other government authority; (c) it will do nothing to impair the rights of the certificateholders in the Receivables; and (d) it will not reschedule, revise or defer payments due on any Receivable except in accordance with its guidelines for servicing revolving credit line dealer loans.

         Under the terms of the Pooling and Servicing Agreement, if the Seller or the Servicer discovers, or receives written notice, that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 30 days thereafter (or such longer period as the Trustee may agree to) and has a material adverse effect on the interests of all certificateholders in any Receivable or Account, DFS, as Servicer, will purchase such Receivable or all Receivables in such Account, as applicable. Such purchase will be made on the Determination Date following the expiration of the 30 day cure period and the Servicer will be obligated to deposit into the Collection Account an amount equal to the amount of such Receivable plus accrued and unpaid interest thereon in the Collection Account. The amount of such deposit shall be deemed a "Transfer Deposit Amount." The purchase by the Servicer constitutes the sole remedy available to the certificateholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such purchased Receivables shall be automatically assigned to the Servicer.


Servicing Compensation

         The Servicer's compensation with respect to each Series for its servicing activities and reimbursement for its expenses will be a monthly servicing fee (the "Servicing Fee") in an amount, specified in the related Prospectus Supplement, payable in arrears on each Distribution Date prior to the Termination Date.


Certain Matters Regarding the Servicer

         The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

         Any person into which, in accordance with the Pooling and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Pooling and Servicing Agreement.


Servicer Default

         In the event of any Servicer Default, the Trustee, by written notice to the Servicer, may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and appoint a new Servicer (a "Service Transfer"). The rights and interest of the Seller under the Pooling and Servicing Agreement in the Seller's Interest will not be affected by any Service Transfer. The Trustee shall as promptly as possible appoint a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will review any bids obtained from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as successor Servicer for servicing compensation not in excess of the Servicing Fee plus certain excess amounts payable to the Seller.

         A "Servicer Default" refers to any of the following events:

                  1. failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any payment, transfer or deposit or to take action under any Enhancement, on the date the Servicer is required to do so under the Pooling and Servicing Agreement, which is not cured within five business days after written notice from the Trustee of such failure;

                  2. failure on the part of the Servicer duly to observe or perform (i) its covenant not to create any lien on any Receivable which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice to it; provided, however, that a Servicer Default shall not be deemed to have occurred if the Seller or the Servicer shall have repurchased the related Receivables or, if applicable, all the Receivables during such period in accordance with the terms and provisions of the Pooling and Servicing Agreement or (ii) any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement (exclusive of breaches of covenants in respect of which the Servicer repurchases the related Receivables, as described under "--Servicer Covenants" above) which failure has a materially adverse effect on the certificateholders of any outstanding Series and which continues unremedied for a period of 30 days after written notice thereof to the Servicer;

                  3. any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect when made, which has a materially adverse effect on the rights of the certificateholders of any outstanding Series, and which materially adverse effect continues for a period of 60 days after written notice; provided, however, that a Servicer Default shall not be deemed to have occurred if the Seller or the Servicer shall have repurchased the related Receivables or, if applicable, all the Receivables during such period in accordance with the provisions of the Pooling and Servicing Agreement; or

                  4. the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clauses (2) or (3) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Seller and the certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

Evidence as to Compliance

         The Pooling and Servicing Agreement provides that on or before April 30 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Seller) to furnish a report relating to certain matters in connection with the servicing of the Receivables.

         The Pooling and Servicing Agreement provides for delivery to the Trustee on or before April 30 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has fully performed, or caused to be fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

         Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee. See "--The Trustee" below.


Amendments

         The Pooling and Servicing Agreement or any Supplement may be amended by the Seller, the Servicer and the Trustee, without certificateholder consent, so long as any such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificateholders. Notwithstanding the foregoing, the Pooling and Servicing Agreement may be amended by the Servicer, the Seller and the Trustee without the consent of any of the certificateholders to change in any manner the treatment of Delayed Funding Receivables under the Pooling and Servicing Agreement, but only upon satisfaction of the Rating Agency Condition. In addition, the Pooling and Servicing Agreement or any Supplement may be amended by the Servicer and the Trustee at the direction of the Seller without the consent of any of the certificateholders (1) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable the Seller or any of its affiliates (including Deutsche Bank AG) to minimize or avoid capital charges under any applicable law, rule, regulation or guideline relating to regulatory or risk-based capital, (2) to enable all or a portion of the Trust to qualify as a partnership for federal income tax purposes under applicable regulations on the classification of entities as partnerships or corporations under the Code adopted as final regulations after the date hereof, and to the extent that such regulations eliminate or modify the need therefor, to modify or eliminate existing provisions of the Pooling and Servicing Agreement or any Supplement relating to the intended availability of partnership treatment of the Trust for federal income tax purposes, (3) to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust," as described in the provisions of the "Small Business Job Protection Act of 1996," H.R. 3448 (and, in connection with any such election, to modify or eliminate existing provisions of the Pooling and Servicing Agreement or any Supplement relating to the intended Federal income tax treatment of the certificates and the Trust in the absence of such election, which may include elimination of the sale of Receivables upon the occurrence of an insolvency event with respect to the Seller pursuant to the Pooling and Servicing Agreement and certain provisions of the Pooling and Servicing Agreement relating to the liability of the Seller), or
(4) to enable the Seller or any of its affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, so long as in each case the Rating Agency Condition has been satisfied and, in the case of (2) or (3), the Seller and the Trustee have received an opinion of counsel to the effect that such amendment will not adversely affect the characterization of the certificates of any outstanding Series or class as debt or partnership interests; provided, however, that if any such amendment occurs while Series 1996-1 issued by the Trust is outstanding an opinion of counsel for the Seller, addressed and delivered to the Trustee, shall be required providing that such amendment will not adversely affect in any material respect the interests of any investor certificateholders of Series 1996-1 issued by the Trust.

         The Pooling and Servicing Agreement or any Supplement may be amended by the Seller, the Servicer and the Trustee with the consent of the holders of certificates evidencing more than 50% of the aggregate unpaid principal amount of the certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or of modifying in any manner the rights of certificateholders. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any certificate, (b) change the definition of or the manner of calculating the interest of any certificateholder, (c) reduce the amount available under any Enhancement, (d) adversely affect the rating of any Series or class by any Rating Agency without the consent of all holders of certificates of such Series or class or (e) reduce the aforesaid percentage of the unpaid principal amount of certificates the holders of which are required to consent to any such amendment, in the case of (a), (b) and (c) without the consent of the holder of such certificate and, in the case of (e), without the consent of all certificateholders of the adversely affected Series. Promptly following the execution of any such amendment (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each certificateholder.

         The Pooling and Servicing Agreement may not be amended in any manner which materially adversely affects the interests of any Enhancement Provider without its prior consent.


List of Certificateholders

         Upon written request of any three or more certificateholders of record the Trustee will afford such certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive Certificates" above.

         The Pooling and Servicing Agreement does not provide for any annual or other meetings of certificateholders.


The Trustee

         ___________________________, a _____________________, will act as
Trustee under the Pooling and Servicing Agreement. The Trustee is located at, and any request for copies of statements, certificates and reports furnished to the Trustee should be addressed to the Trustee at __________________________________. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee may hold certificates in its own name with the same rights it would have if it were not the Trustee. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or a part of the Trust. In the event of such appointments, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer may appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until the acceptance of the appointment by the successor Trustee.

         DESCRIPTION OF THE RECEIVABLES CONTRIBUTION AND SALE AGREEMENT

         The following summary describes certain terms of the Receivables Contribution and Sale Agreement, but it does not purport to be complete and is qualified in its entirety by reference to the Receivables Contribution and Sale Agreement. If other affiliates of DFS originate receivables and sell them to the Seller for transfer to the Trust, such other affiliates will become parties to the Receivables Contribution and Sale Agreement and make representations, warranties and covenants similar to those described below with respect to DFS and Deutsche BSC.


Sale or Transfer of Receivables

         Pursuant to the Receivables Contribution and Sale Agreement, DFS and Deutsche BSC have contributed or sold to the Seller all of their right, title and interest in and to all of the Receivables and the Collateral Security as of the Initial Cut-Off Date and all of the Receivables thereafter created with respect thereto. Pursuant to the Pooling and Servicing Agreement, the Seller has transferred to the Trust all of its right, title and interest in and to the Receivables Contribution and Sale Agreement.


Representations and Warranties

         Each of DFS and Deutsche BSC has or will make certain representations and warranties to the Seller to the effect that, among other things, as of each Series Issuance Date, it was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Contribution and Sale Agreement.

         Each of DFS and Deutsche BSC has or will also make representations and warranties to the Seller relating to the Receivables to the effect, among other things, that (a) as of the Initial Cut-Off Date and each Series Issuance Date, each of the Accounts is an Eligible Account and, in the case of Additional Accounts, on the applicable Additional Cut-Off Date and each subsequent closing date, such Additional Account is an Eligible Account and (b) on the Initial Closing Date, each Additional Cut-Off Date and on each Transfer Date, each Receivable conveyed on such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Seller. In the event of a breach of any representation and warranty set forth in this paragraph which results in a transfer of such Receivable to the Seller pursuant to the Pooling and Servicing Agreement, then DFS or Deutsche BSC, as the case may be, shall repurchase such Receivable from the Seller on the date of such retransfer. The purchase price for such Ineligible Receivable shall be the face amount thereof plus any accrued and unpaid interest thereon.

         Each of DFS and Deutsche BSC has or will also make representations and warranties to the Seller to the effect, among other things, that as of the Initial Closing Date and each Series Issuance Date (a) the Receivables Contribution and Sale Agreement constitutes a legal, valid and binding obligation of DFS or Deutsche BSC, as the case may be, and (b) the Receivables Contribution and Sale Agreement constitutes a valid sale or transfer to the Seller of all right, title and interest of DFS and Deutsche BSC in and to the Receivables, whether then existing or thereafter created in the Accounts, the Collateral Security and the proceeds thereof which is effective as to each Receivable upon the creation thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Seller under the Pooling and Servicing Agreement to accept retransfer of the Receivables, DFS and Deutsche BSC will be obligated to repurchase the Receivables retransferred to DFS for an amount of cash equal to the amount of cash the Seller is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

         DFS and Deutsche BSC will agree to indemnify the Seller and to hold the Seller harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Seller if the foregoing representations and warranties are materially false.


Certain Covenants

         In the Receivables Contribution and Sale Agreement, each of DFS and Deutsche BSC has covenanted that it will perform its obligations under the agreements relating to the Receivables and the Accounts in conformity with its then-current policies and procedures relating to the Receivables and the Accounts.

         Each of DFS and Deutsche BSC has covenanted further that, except for the sale and conveyances under the Receivables Contribution and Sale Agreement and the interests created under Participations, DFS and Deutsche BSC will not sell, pledge, assign or transfer any interest in the Receivables to any other person. Each of DFS and Deutsche BSC also has covenanted to defend and indemnify the Seller for any loss, liability or expense incurred by the Seller in connection with a breach by DFS or Deutsche BSC of any of its representations, warranties or covenants contained in the Receivables Contribution and Sale Agreement.

         In addition, DFS and Deutsche BSC have expressly acknowledged and consented to the Seller's assignment of its rights relating to the Receivables under the Receivables Contribution and Sale Agreement to the Trustee.


Termination

         The Receivables Contribution and Sale Agreement will terminate immediately after the Trust terminates. In addition, if DFS or Deutsche BSC becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary and is not dismissed within 60 days of its institution, DFS or Deutsche BSC, as the case may be, will immediately cease to sell or transfer Receivables to the Seller and will promptly give notice of such event to the Seller and to the Trustee.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

         Pursuant to the Receivables Contribution and Sales Agreement, DFS and Deutsche BSC transfer Receivables to the Seller and pursuant to the Pooling and Servicing Agreement, the Seller transfers those Receivables to the Trust. The Seller has represented and warranted and will represent and warrant on the closing date for each Series that such transfer to the Trust constituted a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to the Receivables and that, under the UCC (as in effect in Missouri), there exists a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables, in existence at the time of the formation of the Trust or at the date of addition of any Additional Accounts, in favor of the Trust and a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables created thereafter in favor of the Trust on and after their creation. However, the transfer of Receivables by the Seller to the Trust could be deemed to create a security interest under the UCC. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "Description of the Certificates--Representations and Warranties" in this Prospectus.

         Each of DFS, Deutsche BSC and the Seller has represented that the Receivables are "chattel paper", "accounts" or "general intangibles" for purposes of the UCC as in effect in Missouri (in the case of Deutsche

BSC, Georgia). If the Receivables are deemed to be chattel paper and the transfer thereof by either DFS or Deutsche BSC to the Seller or by the Seller to the Trust is deemed either to be a sale or to create a security interest, the UCC as in effect in Missouri (in the case of Deutsche BSC, Georgia) applies and the transferee must either take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interest therein. If the Receivables are treated as accounts and the transfer thereof by either DFS or Deutsche BSC to the Seller or by the Seller to the Trust is deemed either to be a sale or to create a security interest, the transferee must file an appropriate financing statement or statements in order to perfect its interest therein under the UCC in Missouri (in the case of Deutsche BSC, Georgia). If a transfer of general intangibles is deemed to create a security interest, filing an appropriate financing statement or statements is also required under the UCC as in effect in Missouri (in the case of Deutsche BSC, Georgia) in order to perfect the Trust's security interest. If a transfer of general intangibles is deemed to be a sale, then the UCC as in effect in Missouri (in the case of Deutsche BSC, Georgia) is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties. Financing statements covering the Receivables have been filed under the UCC as in effect in Missouri (in the case of Deutsche BSC, Georgia) by both the Seller and the Trust to perfect their respective interests in the Receivables and continuation statements will be filed as required to continue the perfection of such interests. In connection with the contribution and sale of the Receivables to the Seller by DFS and the transfer of the Receivables by the Seller to the Trust, DFS indicated in their books and records, which may include computer records, that the Receivables in the Accounts and the related Collateral Security had been conveyed to the Trust. DFS has retained and will retain and will not deliver to the Trustee records or agreements relating to the Receivables. Except as set forth in the second preceding sentence, the records and agreements relating to the Receivables have not been and will not be segregated from those relating to other accounts of DFS, and the physical documentation relating to the Receivables has not and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. Any interest in Receivables acquired by the Seller (and the Trust) will be subject to the rights and defenses (including rights of setoff) of the applicable Dealer against DFS or Deutsche BSC, as the case may be.

         There are certain limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. A purchaser of the Receivables who gives new value and takes possession of the instruments which evidence the Receivables (i.e., the chattel paper) in the ordinary course of such purchaser's business may, under certain circumstances, have priority over the interest of the Trust in the Receivables. A tax or other government lien on property of DFS, Deutsche BSC or the Seller arising prior to the time a Receivable is conveyed to the Trust may also have priority over the interest of the Trust in such Receivable. Under the Receivables Contribution and Sale Agreement, each of DFS and Deutsche BSC has warranted to the Seller, and under the Pooling and Servicing Agreement the Seller has warranted to the Trust, that the Receivables have been transferred free and clear of the lien of any third party. Each of DFS, Deutsche BSC and the Seller has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described herein under "Description of the Certificates--Supplemental Certificates," the Seller's Certificate (or any interest therein) other than to the Trust. In addition, while DFS is the Servicer, cash collections on the Receivables may, under certain circumstances, be commingled with the funds of DFS prior to deposit in the Collection Account. If DFS became subject to bankruptcy proceedings, the certificateholders might incur a loss with respect to collections not deposited in the Collection Account. See "Risk Factors--Commingling By the Servicer May Result in Delays or Reductions in Payment on the Certificates" herein.

          The Seller has warranted to the Trust that the transfer of the Receivables to the Trust is a sale of the Receivables to the Trust. The Seller is required to take all actions that are required under Missouri law to perfect the Trust's ownership interest in the Receivables and the Seller has warranted to the Trust that the Trust will at all times have a first priority perfected ownership interest therein and, with certain exceptions, proceeds thereof. Nevertheless, a tax or government lien on property of DFS, Deutsche BSC or the Seller arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable.

         In administering the Receivables, the Servicer may exercise a right of set-off in a Floorplan Agreement against a Manufacturer that becomes insolvent. It is possible that such exercise of a right of set-off may take the form of not funding a Delayed Funding Receivable owned by the Trust and applying such funds toward an obligation of the Manufacturer in respect of a receivable owned by DFS or one of its affiliates. The Dealer obligated under such Delayed Funding Receivable may in turn take the position that DFS has failed to perform its obligation under the Delayed Funding Receivable and, consequently, that it is discharged from its obligation to pay such Delayed Funding Receivable.


Certain Matters Relating to Bankruptcy

         Each of DFS and Deutsche BSC has warranted to the Seller in the Receivables Contribution and Sale Agreement that the sale of the Receivables by it to the Seller is a valid sale of the Receivables to the Seller. In addition, DFS, Deutsche BSC and the Seller have agreed to treat the transactions described herein as a sale of the Receivables to the Seller, and DFS and Deutsche BSC have and will take all actions that are required under Missouri law (in the case of Deutsche BSC, Georgia law) to perfect the Seller's ownership interest in the Receivables. Notwithstanding the foregoing, if DFS or Deutsche BSC were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from such debtor to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

         In addition, if DFS or Deutsche BSC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a court to order that DFS or Deutsche BSC, as applicable, should be substantively consolidated with the Seller, delays in payments on the certificates could result. Should the bankruptcy court rule in favor of any such creditor, trustee-in-bankruptcy or such debtor, reductions in such payments could result.

         With respect to a Delayed Funding Receivable, if DFS were to become a debtor in a bankruptcy case prior to funding such Receivable, its trustee-in-bankruptcy or its creditors may assert that such Delayed Funding Receivable is an executory contract and such trustee-in-bankruptcy may disaffirm DFS's obligation to fund such Receivable. Such a disaffirmance would discharge the obligation of the Dealer on such Delayed Funding Receivable to pay such Receivable and the Trust would suffer a loss in respect of such Receivable.

         A limited partnership (such as the Seller) could become insolvent upon the insolvency of its general partner (which, in the case of the Seller, is Deutsche FRI). Deutsche FRI's certificate of incorporation provides that, under certain circumstances, Deutsche FRI is required to have two independent directors (as defined therein) in which event it shall not file a voluntary application for relief under Title 11 of the United States Code (the "Bankruptcy Code") without the affirmative vote of both independent directors. Pursuant to the Pooling and Servicing Agreement, the Trustee, all certificateholders and any Enhancement Provider will covenant that they will not at any time institute against the Seller any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, certain other steps will be taken to avoid the Seller's and Deutsche FRI's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if the Seller were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Seller or the Seller as debtor in possession or a creditor of the Seller were to take the position that the transfer of the Receivables from the Seller to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the certificates or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

         The Seller and Deutsche FRI do not intend to file, and DFS has agreed that it will not cause Deutsche FRI to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law so long as the Seller or Deutsche FRI, as applicable, is solvent and does not foresee becoming insolvent.

         If DFS or the Seller were to become a debtor in a bankruptcy case, then, pursuant to the Receivables Contribution and Sale Agreement, new Receivables would no longer be transferred to the Seller and, pursuant to the Pooling and Servicing Agreement, only collections on Receivables theretofore sold to the Seller and transferred to the Trust would be available to be applied to pay interest accruing on the certificates and to pay the principal amount of the certificates. Under such circumstances, the Servicer is obligated to allocate all Principal Collections to the oldest principal balance first. If such allocation method were to be altered by the bankruptcy court, the rate of payment on the certificates might be adversely affected.

         The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, will result in an Early Amortization Event. See "Description of the Certificates--Early Amortization Events" in the Prospectus Supplement. If no other Servicer Default other than the commencement of such bankruptcy or similar event exists, a trustee-in-bankruptcy of the Servicer may have the power to prevent either the Trustee or the certificateholders from appointing a successor Servicer.

         In addition, under federal or state fraudulent transfer laws, a court could, among other things, subordinate the rights of the certificateholders in the Receivables to the rights of creditors of DFS or Deutsche BSC, if a court were to find, among other things, that DFS or Deutsche BSC, as applicable, received less than reasonably equivalent value or fair consideration for such Receivables and at the time of any transfers were insolvent. However, each of DFS and Deutsche BSC believes that it will receive reasonably equivalent value or fair consideration for the Receivables and that it will not be insolvent at the time of such transfers.

         Payments made in respect of repurchases of Receivables by DFS or the Seller pursuant to the Pooling and Servicing Agreement may be recoverable by DFS or the Seller, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of DFS or the Seller as a preferential transfer from DFS or the Seller if such payments are made within one year prior to the filing of a bankruptcy case in respect of DFS.


                                 LEGAL MATTERS

         Certain legal matters relating to each Series will be passed upon for the Seller by Richard C. Goldman, Esq., Chief Legal Officer of the Servicer. Certain legal matters and certain federal income tax matters relating to each Series will be passed upon for the Seller by Mayer, Brown & Platt, Chicago, Illinois. Certain legal matters and certain Missouri income tax matters relating to each Series will be passed upon for the Seller by Bryan Cave LLP, St. Louis, Missouri.


                         REPORTS TO CERTIFICATEHOLDERS

         The Servicer will prepare monthly and annual unaudited reports that will contain information about the Trust. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Unless and until Definitive Certificates are issued, the reports will be sent only to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the Offered Certificates. See "Description of the Certificates--Book-Entry Registration," and "--Evidence as to Compliance" in this Prospectus and "Description of the Certificates--Reports" in the Prospectus Supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

         We filed a registration statement relating to the certificates with the Securities and Exchange Commission. This Prospectus is part of the registration statement, but the registration statement includes additional information.

         You may read and copy any reports, statements or other information we file with the Securities and Exchange Commission at the public reference room of the Securities and Exchange Commission in Washington, D.C., New York, New York or Chicago, Illinois. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings are also available to the public on the Securities and Exchange Commission Internet site (http://www.sec.gov.).

         The Securities and Exchange Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the Securities and Exchange Commission will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement. We incorporate by reference any future reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of the certificates.

         As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Deutsche Financial Services Corporation, 655 Maryville Centre Drive, St. Louis, Missouri 63141, Telephone (314) 523-3000, Attention: General Counsel.

                                 INDEX OF TERMS

A/R Receivable Overconcentration...........................29
A/R Receivables   .........................................13
Accounts          ..........................................3
Accounts Receivable Business...............................13
Addition Date     .........................................26
Additional Accounts........................................30
Additional Cut-Off Date....................................26
Adjustment Payment.........................................35
Asset Based Receivable Overconcentration...................29
Asset Based Receivables....................................17
Automatic Addition Condition...............................31
Bankruptcy Code   .........................................45
Cede              .........................................19
Cedel Participants.........................................21
Certificate Rate  ..........................................1
Certificateholders' Interest................................2
Citibank          .........................................22
Collateral Security.........................................2
Collection Account.........................................32
Cooperative       .........................................22
curtailments      .........................................15
Dealer Overconcentration...................................29
Dealers           ..........................................3
Defaulted Amount  .........................................35
Defaulted Receivables......................................35
Definitive Certificates....................................24
Delayed Funding Receivable.................................15
Depositaries      .........................................22
Depositary        .........................................22
Depository        .........................................19
Deutsche BSC      ..........................................3
Deutsche FRI      .........................................12
DFS               ..........................................1
Discount Factor   .........................................34
Distribution Date .........................................19
DTC               ........................................A-1
ECS               .........................................14
Eligible Account  .........................................27
Eligible Deposit Account...................................32
Eligible Institution.......................................33
Eligible Investments.......................................33
Eligible Receivable........................................28
Enhancement Provider.......................................27
Enhancements      ..........................................2
Euroclear Operator.........................................22
Euroclear Participants.....................................22
Excess Principal Collections...............................33
Existing Manufacturer......................................31
Field Audit System.........................................16

Floorplan Agreement........................................16
Floorplan Business.........................................13
Floorplan Receivables......................................13
FSRs              .........................................16
Holders           .........................................24
Indirect Participants......................................20
Individual Unsecured Receivable Overconcentration..........30
Ineligible Receivables.....................................26
Insolvency Laws   .........................................12
Manufacturer      .........................................15
Manufacturer Overconcentration.............................30
Miscellaneous Payments.....................................33
Morgan            .........................................22
NSF               .........................................35
Offered Certificates.......................................19
Overconcentration Amount...................................29
Participants      .........................................20
Participations    .........................................18
Pay-as-Sold       .........................................15
Pool Balance      .........................................29
Pooling and Servicing Agreement.............................1
Principal Shortfalls.......................................33
Principal Terms   .........................................25
Private Label     .........................................18
Product Line Overconcentration.............................30
Rating Agency Condition....................................26
Receivables       ..........................................3
Receivables Contribution and Sale Agreement.................3
Removal Date      .........................................32
Removal Notice    .........................................32
Removed Accounts  .........................................32
Required Participation Amount..............................31
Required Participation Percentage..........................32
SAU               .........................................35
Scheduled Payment Plans....................................15
Seller            ..........................................1
Seller's Interest ..........................................2
Seller's Certificate.......................................24
Series            ..........................................1
Series 1994-1 Closing Date..................................7
Series Issuance Date.......................................26
Service Transfer  .........................................38
Servicer          ..........................................1
Servicer Default  .........................................38
Servicing Fee     .........................................37
Specified Dealer  .........................................29
Strip Certificates.........................................19
Supplement        ..........................................1
Supplemental Certificate...................................24
Tax Opinion       .........................................25
Terms and Conditions.......................................22

Transfer Date     .........................................26
Transfer Deposit Amount....................................26
Trust             ..........................................1
Trustee           ..........................................1
Unallocated Principal Collections..........................33
Unsecured Receivable Overconcentration.....................30
Unsecured Receivables......................................18

                                   EXHIBIT A


         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Cedel Bank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset backed certificates issues.

         Secondary cross-market trading between Cedel Bank or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel Bank and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of CEDE & CO. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel Bank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel Bank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset backed certificates issues in same-day funds.

         Trading between Cedel Bank and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Cedel Bank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel Bank or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel Bank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel Bank or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel Bank or Euroclear. Under this approach, they may take on credit exposure to Cedel Bank or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Cedel Bank or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedel Bank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel Bank or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel Bank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the

Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a calendar year consisting of twelve 30-day calendar months. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel Bank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Cedel Bank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel Bank or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel Bank or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.


Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Cedel Bank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original interest discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons (and each of which does not actually or constructively own 10% or more of the voting stock of the Seller and is not a controlled foreign corporation with respect to the Seller) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

                  Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

                  Exemption of U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

             Distribution Financial Services Floorplan Master Trust



                      DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
                                     Seller


                    DEUTSCHE FINANCIAL SERVICES CORPORATION
                                    Servicer


         $[          ] Asset Backed Certificates, Series [   ], Class A
         $[          ] Asset Backed Certificates, Series [   ], Class B




                               -----------------
                             PROSPECTUS SUPPLEMENT
                               -----------------






                          [Name(s) of Underwriter(s)]




You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with other or different information.


We are not offering the Certificates in any jurisdiction where the offer is not permitted.


Until [ ], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the offering of the Certificates being registered under this Registration Statement, other than underwriting discounts and commissions:

         SEC registration fee..........................            $_________
         Accounting fees and expenses..................             _________
         Printing and engraving........................             _________
         Legal fees and expenses.......................             _________
         Trustee fees and expenses.....................             _________
         Blue sky fees and expenses....................             _________
         Rating agency fees............................             _________
         Miscellaneous.................................             _________
                  Total................................        $
                                                               ==============


Item 15.  Indemnification of Directors and Officers.

         Article NINTH of the articles of incorporation of Deutsche Floorplan Receivables, Inc. (referred to therein as the "Corporation") provides that:

                  The Corporation shall indemnify any person who is or was a director or officer of the Corporation, with respect to actions taken or omitted by such person in any capacity in which such person serves the Corporation, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer, as the case may be, and shall inure to the benefit of such person's heirs, executors and personal legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors of the Corporation. Directors and officers of the Corporation shall have the right to be paid by the Corporation expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under these Articles of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise. Any repeal or modification of this Section by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         Section 4 of the by-laws of Deutsche Floorplan Receivables, Inc. (referred to therein as the "Corporation") provides as follows:

         4.  INDEMNIFICATION.

                  (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall have been made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses incurred by a Director or officer in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity holding such office.

                  (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

                  (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 78.7502 of the Nevada Revised Statutes provides that a corporation shall have the power (and that in certain circumstances a corporation is required) to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement incurred in connection with the action, suit or proceeding. Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, for any liability asserted against such person and liability and expenses incurred by such person in such person's capacity as a director, officer, employee or agent, whether or not the corporation has the authority to indemnify such person against such liability and expense.

         Deutsche Bank AG maintains a directors and officers liability insurance policy with respect to certain direct and indirect subsidiaries, including Deutsche Floorplan Receivables, Inc. In general, the policy insures the officers and directors of Deutsche Floorplan Receivables, Inc. against loss arising from wrongful acts or omissions, subject to the terms and conditions contained in the policy.

Item 16.  Exhibits.

          1.1       Form of Underwriting Agreement*
          3.1       Form of Agreement of Limited Partnership of the Registrant*
          4.1       Form of Pooling and Servicing Agreement*
          4.2       Form of Supplement (including forms of Certificates)*
          5.1       Opinion of Mayer, Brown & Platt
                    as to legality of the Certificates*
          8.1 Opinion of Mayer, Brown & Platt as to certain U.S. tax matters*
          8.2 Opinion of Bryan Cave LLP as to certain Missouri tax matters*
         10.1       Form of Receivables Contribution and Sale Agreement*
         23.1 Consent of Mayer, Brown & Platt (included in exhibits 5.1 and 8.1 hereof)*
         23.2       Consent of Bryan Cave LLP (included in exhibit 8.2 hereof)
         24.1       Power of Attorney (included in this Part II)

---------------------------

*        To be filed by amendment.


Item 17.  Undertakings.

(a)      As to Rule 415:

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                         (b) As to documents subsequently filed that are incorporated by reference:

                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
                                 Section 13(a) or 15(d) of the Securities
                                 Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (c)     As to indemnification:

                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          (d) The undersigned Registrant hereby undertakes that:

                                    (1) For purposes of determining any
                           liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                    (2) For the purpose of determining any
                           liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (e)      As to qualification of trust indentures:

                                    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                            (f) The undersigned Registrant hereby undertakes to file in a current report a Form 8-K or in a post-effective amendment an opinion with respect to any Federal tax consequences material to an investor with regard to a specific Series to be issued pursuant to this Registration Statement where such tax consequences, have not been addressed in the prospectus or the prospectus supplement related to such Series.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (and that the security rating requirement will be met at the time of sale) and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on March 16, 1999.

                                 Deutsche Floorplan Receivables, L.P.

                                 By: Deutsche Floorplan Receivables, Inc.,
                                     General Partner


                                 By:    /s/ Richard H. Schumacher
                                    -------------------------------------
                                 Name:      Richard H. Schumacher
                                      -----------------------------------
                                 Title:     President and Treasurer
                                       ----------------------------------

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Schumacher, Richard C. Goldman, Stephen J. Gentry, W. Steven Culp and Naran U. Burchinow, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities as officers and directors of Deutsche Floorplan Receivables, Inc. in the capacities and on the dates indicated below.

   Signature                                           Title                                Date
   ---------                                           -----                                ----
   /s/ Richard H. Schumacher                   President and Treasurer                 March 16, 1999
--------------------------------------         (Principal Executive Officer and
   Richard H. Schumacher                       Principal Financial Officer)


   /s/ Stephen J. Gentry                       Senior Vice President and Controller    March 16, 1999
--------------------------------------         (Principal Accounting Officer)
   Stephen J. Gentry

   /s/ Richard C. Goldman                      Director                                March 16, 1999
--------------------------------------
   Richard C. Goldman

   /s/ C. Don Brown                            Director                                March 16, 1999
--------------------------------------
   C. Don Brown

   /s/ Phil Stout                              Director                                March 16, 1999
--------------------------------------
   Phil Stout